Exhibit 2

Chunghwa Telecom Co., Ltd. and Subsidiaries

Consolidated Financial Statements for the

Years Ended December 31, 2012 and 2011 and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Chunghwa Telecom Co., Ltd.

We have audited the accompanying consolidated balance sheet of Chunghwa Telecom Co., Ltd. and subsidiaries (“the Company”) as of December 31, 2012 and 2011, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Rules Governing the Audit of Financial Statements by Certified Public Accountants and auditing standards generally accepted in the Republic of China. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Chunghwa Telecom Co., Ltd. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, and accounting principles generally accepted in the Republic of China.

March 26, 2013

Notice to Readers

The accompanying consolidated financial statements are intended only to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such consolidated financial statements are those generally accepted and applied in the Republic of China.

For the convenience of readers, the auditors’ report and the accompanying consolidated financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditors’ report and consolidated financial statements shall prevail.

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars, Except Par Value Data)

	2012		2011
	Amount	%	Amount	%
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Notes 2 and 4)	$53,202,312	12	$67,389,556	15
Financial assets at fair value through profit or loss (Notes 2 and 5)	2,994	—	45,750	—
Available-for-sale financial assets (Notes 2 and 6)	2,250,260	—	2,498,712	1
Held-to-maturity financial assets (Notes 2 and 7)	4,250,146	1	1,201,301	—
Trade notes and accounts receivable, net of allowance for doubtful accounts of $810,799 in 2012 and $2,423,012 in 2011 (Notes 2, 8 and 20)	24,354,817	6	22,396,071	5
Receivables from related parties (Note 27)	43,937	—	34,064	—
Other monetary assets (Note 9)	2,185,355	—	2,068,388	1
Inventories (Notes 2, 10, 20 and 29)	7,196,101	2	5,214,194	1
Deferred income taxes assets (Notes 2 and 24)	142,929	—	115,464	—
Restricted assets (Notes 20 and 28)	10,000	—	56,725	—
Other current assets (Notes 5, 10, 11, 20 and 27)	7,356,636	2	5,518,760	1

Total current assets	100,995,487	23	106,538,985	24

LONG-TERM INVESTMENTS
Investments accounted for using equity method (Notes 2 and 12)	2,249,955	—	2,563,636	1
Financial assets carried at cost (Notes 2 and 13)	2,550,211	1	2,760,225	1
Available-for-sale financial assets (Notes 2 and 6)	3,195,965	1	57,739	—
Held-to-maturity financial assets (Notes 2 and 7)	11,796,144	3	13,494,891	3
Other monetary assets (Notes 14 and 29)	1,000,000	—	1,000,000	—

Total long-term investment	20,792,275	5	19,876,491	5

PROPERTY, PLANT AND EQUIPMENT (Notes 2, 15, 27 and 28)
Cost
Land	103,890,828	24	103,813,966	24
Land improvements	1,579,607	—	1,552,549	—
Buildings	67,841,805	15	67,692,355	15
Computer equipment	15,379,113	4	14,951,351	3
Telecommunications equipment	669,082,702	152	655,287,093	148
Transportation equipment	3,315,452	1	2,526,674	1
Miscellaneous equipment	7,343,656	2	6,973,939	2

Total cost	868,433,163	198	852,797,927	193
Revaluation increment on land	5,762,184	1	5,762,535	1

	874,195,347	199	858,560,462	194
Less: Accumulated depreciation	587,719,988	134	569,636,996	129
Less: Accumulated impairment	1,508,335	—	—	—

	284,967,024	65	288,923,466	65
Construction in progress and advances related to acquisition of equipment	18,683,121	4	13,688,548	3

Property, plant and equipment, net	303,650,145	69	302,612,014	68

INTANGIBLE ASSETS (Notes 2 and 27)
3G concession	4,491,653	1	5,240,262	1
Goodwill	245,184	—	245,184	—
Others	1,075,872	—	844,807	—

Total intangible assets	5,812,709	1	6,330,253	1

OTHER ASSETS
Leased assets	389,521	—	400,453	—
Idle assets (Notes 2 and 15)	874,581	—	900,036	—
Refundable deposits	2,087,034	1	1,760,149	1
Deferred income taxes assets (Notes 2 and 24)	437,958	—	339,757	—
Restricted assets (Note 28)	—	—	8,093	—
Others (Note 26)	4,407,111	1	4,154,051	1

Total other assets	8,196,205	2	7,562,539	2

TOTAL	$439,446,821	100	$442,920,282	100

	2012		2011
	Amount	%	Amount	%
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loans (Note 16)	$111,473	—	$75,000	—
Financial liabilities at fair value through profit or loss (Notes 2 and 5)	1,959	—	3,987	—
Trade notes and accounts payable (Note 20)	13,513,437	3	14,264,769	3
Payables to related parties (Note 27)	837,330	—	788,147	—
Income tax payable (Notes 2 and 24)	3,320,329	1	3,538,742	1
Accrued expenses (Notes 17 and 20)	17,932,843	4	18,571,544	4
Current portion of long-term loans (Note 19)	8,372	—	701,887	—
Other current liabilities (Notes 10, 18 and 20)	21,058,229	5	21,336,732	5

Total current liabilities	56,783,972	13	59,280,808	13

NONCURRENT LIABILITIES
Long-term loans (Note 19)	2,050,000	—	1,058,372	—
Deferred income (Note 2)	2,666,053	1	2,577,463	1

Total noncurrent liabilities	4,716,053	1	3,635,835	1

RESERVE FOR LAND VALUE INCREMENTAL TAX (Note 15)	94,986	—	94,986	—

OTHER LIABILITIES
Accrued pension liabilities (Notes 2 and 26)	2,539,151	1	1,444,207	1
Customers’ deposits (Note 27)	4,911,010	1	5,013,981	1
Others	491,435	—	407,817	—

Total other liabilities	7,941,596	2	6,866,005	2

Total liabilities	69,536,607	16	69,877,634	16

EQUITY ATTRIBUTABLE TO STOCKHOLDERS OF THE PARENT (Notes 2, 6, 15 and 21)
Common stock—$10 par value;
Authorized: 12,000,000 thousand shares
Issued: 7,757,447 thousand shares	77,574,465	18	77,574,465	18

Additional paid-in capital
Capital surplus	169,496,289	38	169,496,289	38
Donated capital	13,170	—	13,170	—
Equity in additional paid-in capital reported by equity-method investees	34,599	—	26,830	—

Total additional paid-in capital	169,544,058	38	169,536,289	38

Retained earnings
Legal reserve	70,828,983	16	66,122,145	15
Special reserve	2,675,894	1	2,675,894	—
Unappropriated earnings	39,904,102	9	47,068,830	11

Total retained earnings	113,408,979	26	115,866,869	26

Other adjustments
Cumulative translation adjustments	(96,929)	—	(38,918)	—
Unrecognized net loss of pension	(1,006,518)	—	(38,106)	—
Unrealized gain on financial instruments	257,990	—	67,674	—
Unrealized revaluation increment	5,760,349	1	5,762,753	1

Total other adjustments	4,914,892	1	5,753,403	1

Total equity attributable to stockholders of the parent	365,442,394	83	368,731,026	83
MINORITY INTERESTS IN SUBSIDIARIES	4,467,820	1	4,311,622	1

Total stockholders’ equity	369,910,214	84	373,042,648	84

TOTAL	$439,446,821	100	$442,920,282	100

The accompanying notes are an integral part of the consolidated financial statements.

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Thousands of New Taiwan Dollars, Except Earnings Per Share Data)

	2012		2011
	Amount	%	Amount	%
NET REVENUES (Note 27)	$220,130,888	100	$217,493,067	100
OPERATING COSTS (Note 27)	141,177,220	64	131,531,201	61

GROSS PROFIT	78,953,668	36	85,961,866	39

OPERATING EXPENSES (Note 27)
Marketing	22,318,687	10	23,172,063	11
General and administrative	4,023,466	2	4,179,856	2
Research and development	3,698,110	2	3,525,230	1

Total operating expenses	30,040,263	14	30,877,149	14

INCOME FROM OPERATIONS	48,913,405	22	55,084,717	25

NON-OPERATING INCOME AND GAINS (Notes 12 and 27)
Interest income	741,937	1	681,855	1
Equity in earnings of equity method investees, net	528,970	—	364,004	—
Dividend income	20,606	—	34,021	—
Gain on disposal of financial instruments, net	111,864	—	19,986	—
Foreign exchange gain, net	33,852	—	80,883	—
Gain on disposal of property, plant and equipment, net	—	—	297,625	—
Others	420,003	—	401,990	—

Total non-operating income and gains	1,857,232	1	1,880,364	1

NON-OPERATING EXPENSES AND LOSSES (Notes 6, 13 and 15)
Impairment loss on assets	1,768,223	1	148,404	—
Interest expense	22,033	—	30,713	—
Valuation loss on financial instruments, net	1,394	—	37,068	—
Others	82,824	—	50,329	—

Total non-operating expenses and losses	1,874,474	1	266,514	—

INCOME BEFORE INCOME TAX	48,896,163	22	56,698,567	26
INCOME TAX EXPENSE (Notes 2 and 24)	7,858,421	3	8,603,371	4

CONSOLIDATED NET INCOME	$41,037,742	19	$48,095,196	22

(Continued)

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Thousands of New Taiwan Dollars, Except Earnings Per Share Data)

	2012		2011
	Amount	%	Amount	%
ATTRIBUTABLE TO
Stockholders of the parent	$39,903,974	18	$47,068,375	22
Minority interests	1,133,768	1	1,026,821	—

	$41,037,742	19	$48,095,196	22

	2012		2011
	Before Income Tax	After Income Tax	Before Income Tax	After Income Tax
EARNINGS PER SHARE (Note 25)
Basic earnings per share	$6.11	$5.14	$7.11	$6.04

Diluted earnings per share	$6.09	$5.13	$7.09	$6.03

The accompanying notes are an integral part of the consolidated financial statements.	(Concluded)

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Thousands of New Taiwan Dollars)

							Other Adjustments
	Common Stock			Retained Earnings			Cumulative Translation Adjustments	Net Loss Not Recognized as Pension Cost	Unrealized Gain (Loss) on Financial Instruments	Unrealized Revaluation Increment	Minority Interests in Subsidiaries	Total Stockholders’ Equity
	Shares (Thousands)	Amount	Additional Paid-in Capital	Legal Reserve	Special Reserve	Unappropriated Earnings
BALANCE, JANUARY 1, 2011	7,757,447	$77,574,465	$169,515,102	$61,361,255	$2,675,894	$47,615,807	$(102,885)	$(40,182)	$176,048	$5,803,238	$4,024,372	$368,603,114
Transfer of unrealized revaluation increment to income upon disposal of revalued assets	—	—	—	—	—	—	—	—	—	(40,485)	—	(40,485)
Appropriation of 2010 earnings
Legal reserve	—	—	—	4,760,890	—	(4,760,890)	—	—	—	—	—	—
Cash dividend - NT$5.52 per share	—	—	—	—	—	(42,854,462)	—	—	—	—	—	(42,854,462)
Decrease in minority interests	—	—	—	—	—	—	—	—	—	—	(726,595)	(726,595)
Consolidated net income in 2011	—	—	—	—	—	47,068,375	—	—	—	—	1,026,821	48,095,196
Equity adjustments in investees	—	—	21,187	—	—	—	—	—	—	—	—	21,187
Cumulative translation adjustment for foreign-currency investments held by investees	—	—	—	—	—	—	63,967	—	—	—	18,221	82,188
Defined benefit pension plan adjustments of investees	—	—	—	—	—	—	—	2,076	—	—	(126)	1,950
Unrealized loss on financial instruments	—	—	—	—	—	—	—	—	(108,374)	—	(31,071)	(139,445)

BALANCE, DECEMBER 31, 2011	7,757,447	77,574,465	169,536,289	66,122,145	2,675,894	47,068,830	(38,918)	(38,106)	67,674	5,762,753	4,311,622	373,042,648
Transfer of unrealized revaluation increment to income upon disposal of revalued assets	—	—	—	—	—	—	—	—	—	(350)	—	(350)
Decrease in unrealized revaluation increment on property, plant and equipment due to property impairment	—	—	—	—	—	—	—	—	—	(2,054)	—	(2,054)
Appropriation of 2011 earnings
Legal reserve	—	—	—	4,706,838	—	(4,706,838)	—	—	—	—	—	—
Cash dividend - NT$5.46 per share	—	—	—	—	—	(42,361,864)	—	—	—	—	—	(42,361,864)
Decrease in minority interests	—	—	—	—	—	—	—	—	—	—	(945,876)	(945,876)
Consolidated net income in 2012	—	—	—	—	—	39,903,974	—	—	—	—	1,133,768	41,037,742
Equity adjustments in investees	—	—	7,769	—	—	—	—	—	—	—	—	7,769
Cumulative translation adjustment for foreign-currency investments held by investees	—	—	—	—	—	—	(58,011)	—	—	—	(8,732)	(66,743)
Defined benefit pension plan adjustments of investees	—	—	—	—	—	—	—	(21,028)	—	—	(24,760)	(45,788)
Defined benefit pension plan adjustments	—	—	—	—	—	—	—	(947,384)	—	—	—	(947,384)
Unrealized gain on financial instruments	—	—	—	—	—	—	—	—	190,316	—	1,798	192,114

BALANCE, DECEMBER 31, 2012	7,757,447	$77,574,465	$169,544,058	$70,828,983	$2,675,894	$39,904,102	$(96,929)	$(1,006,518)	$257,990	$5,760,349	$4,467,820	$369,910,214

The accompanying notes are an integral part of the consolidated financial statements.

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$41,037,742	$48,095,196
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (reversal of) doubtful accounts	(1,451,384)	113,353
Depreciation and amortization	32,525,310	32,306,348
Amortization of premium or discount of financial assets	64,781	60,985
Loss (gain) on disposal of property, plant and equipment, net	1,895	(297,625)
Gain on disposal of financial instruments, net	(111,864)	(19,986)
Valuation loss on financial instruments, net	1,394	37,068
Loss on disposal of leased assets, net	16	7
Equity in earnings of equity investees, net	(528,970)	(364,004)
Dividends received from equity investees	762,980	157,809
Loss arising from natural calamities	7,442	985
Impairment loss	1,768,223	148,404
Compensation cost of employee stock options	3,017	—
Deferred income taxes	(125,666)	56,183
Changes in operating assets and liabilities:
Decrease (increase) in:
Financial assets held for trading	73,638	(52,742)
Trade notes and accounts receivable	(482,980)	(8,313,302)
Receivables from related parties	344,784	143,485
Other monetary assets	(129,671)	57,739
Inventories	(1,945,102)	(665,056)
Other current assets	(2,707,163)	(1,046,473)
Increase (decrease) in:
Trade notes and accounts payable	13,583	2,377,287
Payables to related parties	(338,082)	649,442
Income tax payable	(217,835)	(1,028,476)
Accrued expenses	(627,334)	196,136
Other current liabilities	(596,011)	2,608,870
Deferred income	88,591	(13,687)
Accrued pension liabilities	130,488	150,745

Net cash provided by operating activities	67,561,822	75,358,691

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of designated financial assets at fair value through profit or loss	(29,548)	(113,012)
Proceeds from disposal of designated financial assets at fair value through profit or loss	57,362	146,948
Acquisition of available-for-sale financial assets	(4,452,278)	(4,325,193)
Proceeds from disposal of available-for-sale financial assets	1,792,612	3,945,091
Acquisition of held-to-maturity financial assets	(3,865,173)	(6,543,575)
Proceeds from disposal of held-to-maturity financial assets	2,450,896	2,159,034

(Continued)

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

	2012	2011
Acquisition of financial assets carried at cost	$(49,856)	$(235,998)
Proceeds from disposal of financial assets carried at cost	31,162	66,130
Capital reduction of financial assets carried at cost	35,000	7,500
Liquidating dividend	1,802	5,779
Capital reduction of equity investees	64,500	6,852
Prepaid long-term investment	—	(84,058)
Acquisition of investments accounted for using equity method	(25,912)	(364,640)
Acquisition of property, plant and equipment	(33,280,278)	(26,876,436)
Proceeds from disposal of property, plant and equipment	32,818	655,543
Increase in intangible assets	(591,627)	(556,097)
Decrease (increase) in restricted assets	(9,045)	11,738
Increase in other assets	(1,035,643)	(1,010,474)

Net cash used in investing activities	(38,873,208)	(33,104,868)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in short-term loans	36,473	(40,000)
Decrease in short-term bills payable	—	(229,896)
Increase in long-term loans	400,000	—
Repayment of long-term loans	(101,887)	(1,696,896)
Increase (decrease) in customers’ deposits	62,582	(895,159)
Increase in other liabilities	85,947	48,308
Cash dividends paid	(42,361,864)	(42,854,462)
Capital reduction	—	(19,393,617)
Proceeds from exercise of employee stock options granted by subsidiary	43,660	93,984
Decrease in minority interests	(1,004,470)	(769,783)

Net cash used in financing activities	(42,839,559)	(65,737,521)

EFFECT OF EXCHANGE RATE CHANGES	(36,299)	110,738

EFFECT OF CHANGE ON CONSOLIDATED SUBSIDIARIES	—	(112,706)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(14,187,244)	(23,485,666)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	67,389,556	90,875,222

CASH AND CASH EQUIVALENTS, END OF YEAR	$53,202,312	$67,389,556

SUPPLEMENTAL INFORMATION
Interest paid (excluding capitalized interest expense)	$28,759	$40,636

Income tax paid	$8,212,990	$9,573,796

NON-CASH FINANCING ACTIVITIES
Current portion of long-term loans	$8,372	$701,887

(Continued)

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

	2012	2011
CASH AND NON-CASH INVESTING ACTIVITIES
Increase in property, plant and equipment	$33,721,100	$28,257,915
Decrease (increase) in payables to suppliers	(440,594)	(1,354,232)
Prepayments for equipment	(228)	(27,247)

	$33,280,278	$26,876,436

InfoExplorer Co., Ltd. (“IFE”) merged with International Integrated System, Inc. and e-ToYou International, Inc. on April 1, 2011. After the merger, IFE became the surviving entity and was renamed as International Integrated System, Inc. (“IISI”). International Integrated System, Inc. and e-ToYou International, Inc. were dissolved. As IFE issued new shares for the aforementioned share swap, the following table presents the allocation of acquisition costs of International Integrated System Inc. and e-ToYou International Inc. to assets acquired and liabilities assumed based on their fair values:

Cash and cash equivalents	$46,592
Accounts receivables	199,592
Financial assets at fair value through profit and loss	38,073
Other current assets	17,822
Long-term investments	34,051
Property, plant, and equipment	4,996
Refundable deposits	43,553
Other assets	4,472
Accounts payables	(79,713)
Other current liabilities	(25,145)
Other liabilities	(38,480)

Common stock issued by IFE	$245,813

Chunghwa has lost control over International Integrated System Inc. (“IISI”) on June 24, 2011. The following table presents assets and liabilities of IISI based on their fair values:

Current assets (excluding cash)	$591,925
Long-term investments	64,219
Property, plant, and equipment	59,891
Intangible assets	2,679
Other assets	130,173
Current liabilities	(276,356)
Other liabilities	(102,917)
Net assets	(628,912)

Cash balance upon deconsolidation	$(159,298)

The accompanying notes are an integral part of the consolidated financial statements.

(Concluded)

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars, Unless Stated Otherwise)

1.	GENERAL

Chunghwa Telecom Co., Ltd. (“Chunghwa”) was incorporated on July 1, 1996 in the Republic of China (“ROC”) pursuant to the Article 30 of the Telecommunications Act. Chunghwa is a company limited by shares and, prior to August 2000, was wholly owned by the Ministry of Transportation and Communications (“MOTC”). Prior to July 1, 1996, the current operations of Chunghwa were carried out under the Directorate General of Telecommunications (“DGT”). The DGT was established by the MOTC in June 1943 to take primary responsibility in the development of telecommunications infrastructure and to formulate policies related to telecommunications. On July 1, 1996, the telecom operations of the DGT were spun-off to as Chunghwa which continues to carry out the business and the DGT continues to be the industry regulator.

As the dominate telecommunications service provider of fixed-line and Global System for Mobile Communications (“GSM”) in the ROC, Chunghwa is subject to additional regulations imposed by ROC.

Effective August 12, 2005, the MOTC had completed the process of privatizing Chunghwa by reducing the government ownership to below 50% in various stages. In July 2000, Chunghwa received approval from the Securities and Futures Commission (the “SFC”) for a domestic initial public offering and its common shares were listed and traded on the Taiwan Stock Exchange (the “TSE”) on October 27, 2000. Certain of Chunghwa’s common shares had been sold, in connection with the foregoing privatization plan, in domestic public offerings at various dates from August 2000 to July 2003. Certain of Chunghwa’s common shares had also been sold in an international offering of securities in the form of American Depository Shares (“ADS”) on July 17, 2003 and were listed and traded on the New York Stock Exchange (the “NYSE”). The MOTC sold common shares of Chunghwa by auction in the ROC on August 9, 2005 and completed the second international offering on August 10, 2005. Upon completion of the share transfers associated with these offerings on August 12, 2005, the MOTC owned less than 50% of the outstanding shares of Chunghwa and completed the privatization plan.

Senao International Co., Ltd. (“SENAO”) was incorporated in 1979. SENAO has been listed on the Taiwan Stock Exchange under the number “2450” since May 2001. SENAO engages mainly in selling and maintaining mobile phones and its peripheral products. Chunghwa acquired 31.33% shares of SENAO on January 15, 2007 and has substantial control in SENAO by obtaining half of the seats of the board of directors of SENAO on April 12, 2007. At general annual stockholder meeting of SENAO in June 2010, Chunghwa continued to maintain control of a majority of the board of directors through the continued support of other shareholder. The Company’s equity ownership of SENAO decreased from 31.33% as of January 15, 2007 to 28.30% as of December 31, 2012 due to the exercise of options by employees that were previously granted before 2007.

Senao International (Samoa) Holding Ltd. (“SIS”) was established by SENAO in 2009. SIS engages mainly in international investment activities.

Senao International HK Limited (“SIHK”) was established by SIS in 2009. SIHK engages mainly in international investment activities.

Senao Trading (Fujian) Co., Ltd. (“STF”) was established by SIHK in 2011. STF engages mainly in sale of information and communication technology products.

Senao International Trading (Shanghai) Co., Ltd. (“SITS”) was established by SIHK in 2011. SITS engages mainly in sale of information and communication technology products.

Senao International Trading (Shanghai) Co., Ltd. (“SEITS”) was established by SIHK in 2011. SEITS engages mainly in provision of information and communication maintenance services.

The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

Senao International Trading (Jiangsu) Co., Ltd. (“SITJ”) was established by SIHK in 2011. SITJ engages mainly in sale of information and communication technology services.

Chunghwa established Chunghwa International Yellow Pages Co., Ltd. (“CIYP”) in January 2007. CIYP engages mainly in yellow pages sales and advertisement services.

CHIEF Telecom Inc. (“CHIEF”) was incorporated in 1991. CHIEF engages mainly in Internet communication and Internet data center (“IDC”) services. Chunghwa acquired 70% shares of CHIEF on September 2006.

Unigate Telecom Inc. (“Unigate”) was established by CHIEF in 1999. Unigate engages mainly in telecommunication and information software services.

Chief International Corp. (“CIC”) was established by CHIEF in 2008. CIC engages mainly in Internet communication and Internet data center (“IDC”) services.

Chunghwa System Integration Co., Ltd. (“CHSI”) was incorporated in 2002. CHSI engages mainly in providing communication and information integration services. Chunghwa acquired 100% shares of CHSI in December 2007.

Concord Technology Co., Ltd. (“Concord”), a subsidiary of CHSI, was incorporated in 2006. Concord engages mainly in investment activities.

Glory Network System Service (Shanghai) Co., Ltd. (“GNSS (Shanghai)”), a subsidiary of Concord, was incorporated in 2006. GNSS (Shanghai) engages mainly in planning and designing of systems and communications and information integration services.

Chunghwa Telecom Global, Inc. (“CHTG”) was incorporated in 2004. CHTG engages mainly in international data and Internet services and long distance call wholesales to carriers. Chunghwa acquired 100% shares of CHTG in December 2007.

Donghwa Telecom Co., Ltd. (“DHT”) was incorporated in 2004. DHT engages mainly in international telecommunications, IP fictitious Internet and Internet transfer services. Chunghwa acquired 100% shares of DHT in December 2007.

Spring House Entertainment Tech. Inc. (“SHE”) was incorporated in 2000. SHE engages mainly in network services, producing digital entertainment contents and broadband visual sound terrace development. Chunghwa obtained control interest over it in January 2008.

Ceylon Innovation Co., Ltd. (“CEI”) was established by SHE in April 2011. CEI engages mainly in international trade, general advertisement and book publishing services.

Chunghwa established Light Era Development Co., Ltd. (“LED”) in January 2008. LED engages mainly in development of property for rent and sale.

Yao Yong Real Property Co., Ltd. (“YYRP”) was incorporated in 2002. YYRP engages mainly in real estate management and leasing business. LED acquired 100% ownership interest of YYRP on March 1, 2010.

Chunghwa established Chunghwa Telecom Singapore Pte. Ltd. (“CHTS”) in July 2008. CHTS engages mainly in telecommunication wholesale, Internet transfer services, international data, long distance call wholesales to carriers and the world satellite business.

Chunghwa established Chunghwa Telecom Japan Co., Ltd. (“CHTJ”) in October 2008. CHTJ engages mainly in telecommunication business, information processing and information providing service, development and sale of software and consulting services in telecommunication.

InfoExplorer Co., Ltd. (“IFE”) issued new shares as the consideration to merge with International Integrated System, Inc. and e-ToYou International, Inc. on April 1, 2011. After the merger, IFE became the surviving entity and was renamed as International Integrated System, Inc. (“IISI”). International Integrated System, Inc. and e-ToYou International, Inc. were dissolved. As a result of the additional shares being issued by IFE in connection with this transaction, Chunghwa’s ownership interest in IISI decreased from 49% to 33% after the merger, and after the stockholders’ meeting of IISI on June 24, 2011, Chunghwa lost control of the board of directors.

Chunghwa Investment Co., Ltd. (“CHI”) was established in 2002. CHI engages mainly in professional investing in telecommunication business, and telecommunication valued-added services. CHI was equity-method investee of the parent company. Chunghwa acquired over 50% shares of CHI on September 2009.

Chunghwa Precision Test Tech. Co., Ltd. (“CHPT”) was established in 2005 as the subsidiary of CHI. CHPT engages mainly in production and marketing of semiconductor testers and printed circuit boards.

Chunghwa Precision Test Tech. USA Corporation (“CHPT (US)”) was established by CHPT in 2010. CHPT (US) engages mainly in production and marketing in semiconductor testers and printed circuit boards.

Chunghwa Investment Holding Company (“CIHC”) was established by CHI in 2004. CIHC engages mainly in investment activities.

CHI One Investment Co., Ltd. (“COI”) was established by CHI in 2009. COI engages mainly in investment activities.

Chunghwa has established New Prospect Investments Holdings Ltd. (“New Prospect”) in March 2006. The holding company is operating as investment company and Chunghwa has 100% ownership interest in an amount of US$1 in the holding company as of December 31, 2012.

Chunghwa has established Prime Asia Investments Group Ltd. (“Prime Asia”) in March 2006. This holding company is operating as an investment company.

Chunghwa Hsingta Company Ltd. (“CHC”) was established by Prime Asia in December 2010. CHC engages mainly in investment activities.

Chunghwa Telecom (China) Co., Ltd. (“CTC”) was established by CHC in March 2011. CTC engages mainly in energy conserving and providing services of planning, design, and integration of information systems.

Jiangsu Zhenhua Information Technology Company, LLC. (“JZIT”) was established by CHC and Zhenjiang New Area Hi-Tech Industrial Investment Co., Ltd. in January 2012. JZIT engages mainly in intelligent energy networks (iEN) and incorporating iEN into buildings.

Hua-Xiong Information Technology Co., Ltd. (“HXIT”) was established by CHC and Farglory Land Development Co., Ltd. in November 2012. HXIT engages mainly in providing intelligent system and energy saving system services in buildings.

Chunghwa has established Chunghwa Telecom Vietnam Co., Ltd. (“CHTV”) in May 2011. CHTV engages mainly in providing information and communications technology, international private leased circuit, and intelligent energy network service.

Chunghwa and Sochamp Technology Inc. established a joint venture, Chunghwa Sochamp Technology Inc. (“CHST”), in July 2011. CHST mainly engages in license plate recognition system.

Chunghwa and United Daily News established a joint venture, Smartfun Digital Co., Ltd. (“SFD”), in August 2011. SFD mainly engages in sales of educational software which provides digital parenting education.

As of December 31, 2012 and 2011, the Company had 30,432 and 28,772 employees, respectively.

The following diagram presents information regarding the relationship and ownership percentages between Chunghwa and its subsidiaries as of December 31, 2012:

Chunghwa together with its subsidiaries are hereinafter referred to collectively as the “Company”. Minority interests in the aforementioned subsidiaries are presented as a separate component of stockholders’ equity.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements were prepared in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and accounting principles generally accepted in the ROC (“ROC GAAP”). The significant accounting policies are summarized as follows:

Principle of Consolidation

The Company accounts for business combinations in accordance with the requirements of the Statement of Financial Accounting Standards No. 25, “Business Combinations”.

The accompanying consolidated financial statements include the accounts of all directly and indirectly majority owned subsidiaries of the Company, and the accounts of investees in which the Company’s ownership percentage is less than 50% but over which the Company has a controlling interest. All intercompany transactions and balances are eliminated upon consolidation.

The consolidated financial statements for the year ended December 31, 2012 include the accounts of Chunghwa, SENAO, SIS, SIHK, STF, SITS, SITJ, SEITS, CIYP, CHIEF, Unigate, CIC, CHSI, Concord, GNSS (Shanghai), CHTG, DHT, SHE, CEI, LED, YYRP, CHTS, CHTJ, CHI, CHPT, CHPT (US), CIHC, COI, New Prospect, Prime Asia, CHC, CTC, JZIT, HXIT, CHTV, CHST, and SFD. The consolidated financial statements for the year ended December 31, 2011 include the accounts of Chunghwa, SENAO, SIS, SIHK, STF, SITS, SITJ, SEITS, CIYP, CHIEF, Unigate, CIC, CHSI, Concord, GNSS (Shanghai), CHTG, DHT, SHE, CEI, LED, YYRP, CHTS, CHTJ, IISI, IESA, IEHK, CHI, CHPT, CHPT (US), CIHC, COI, New Prospect, Prime Asia, CHC, CTC, CHTV, CHST, and SFD.

For foreign subsidiaries using their local currency as their functional currency, assets and liabilities are translated into New Taiwan dollars at the exchange rates in effect on the balance sheet date; stockholders’ equity accounts are translated into New Taiwan dollars at historical exchange rates and income statement accounts are translated into New Taiwan dollars at average exchange rates during the year.

Foreign-currency Transactions

Foreign-currency transactions other than derivative contracts are recorded in New Taiwan dollars at the rates of exchange in effect when the transactions occur. Exchange gains or losses derived from foreign-currency transactions or monetary assets and liabilities denominated in foreign currencies are recognized in earnings. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are revalued at prevailing exchange rates with the resulting gains or losses recognized in earnings.

At the balance sheet date, foreign-currency nonmonetary assets (such as equity instruments) and liabilities that are measured at fair value are revalued using prevailing exchange rates. When a gain or loss on a nonmonetary item is recognized in stockholders’ equity, any exchange component of that gain or loss shall be recognized in stockholders’ equity. Conversely, when a gain or loss on a non-monetary item is recognized in earnings, any exchange component of that gain or loss shall be recognized in earnings.

Foreign-currency nonmonetary assets and liabilities that are carried at cost continue to be stated at exchange rates at trade dates.

The financial statements of foreign equity investees and consolidated subsidiaries are translated into New Taiwan dollars at the following exchange rates. Assets and liabilities—spot rates at year-end; stockholders’ equity—historical rates, income and expenses—average rates during the year.

The resulting translation adjustments of financial statements shall be recorded as cumulative translation adjustments, a separate component of stockholders’ equity.

Accounting Estimates

Under above guidelines, law and principles, certain estimates and assumptions have been used for the allowance for doubtful accounts, allowance for loss on inventories, depreciation of property, plant and equipment, impairment of assets, bonuses to employees, directors and supervisors, pension cost, income tax, etc. Actual results may differ from these estimates.

Current and Noncurrent Assets and Liabilities

Current assets include cash and cash equivalents, and those assets held primarily for trading purposes or to be realized, sold or consumed within one year from the balance sheet date. All other assets are classified as noncurrent. Current liabilities are obligations incurred for trading purposes or to be settled within one year from the balance sheet date. All other liabilities are classified as noncurrent.

LED engages mainly in development of property for rent and sale. The assets and liabilities of LED related to property development within its operating cycle, which is over one year, are classified as current items. Assets and liabilities related to property development over its operating cycle are classified as noncurrent items.

Cash Equivalents

Cash equivalents are commercial paper and treasury bills purchased with maturities of three months or less from the date of acquisition. The carrying amount approximates fair value.

Financial Assets and Liabilities at Fair Value Through Profit or Loss

Financial instruments classified as financial assets or financial liabilities at fair value through profit or loss (“FVTPL”) include financial assets or financial liabilities held for trading and are designated as at FVTPL on initial recognition. The Company recognizes a financial asset or a financial liability when the Company becomes a party to the contractual provisions of the financial instrument. A financial asset is derecognized when the Company losses control of its contractual rights over the financial asset. A financial liability is derecognized when the obligation specified in the relevant contract is discharged, cancelled or expired.

Financial instruments at FVTPL are initially measured at fair value. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized as expenses as incurred. Financial assets or financial liabilities at FVTPL are remeasured at fair value, subsequently with changes in fair value recognized in earnings. Cash dividends received subsequently (including those received in the period of investment) are recognized as income. On derecognition of a financial asset or a financial liability, the difference between its carrying amount and the sum of the consideration received and receivable or consideration paid and payable is recognized in earnings. Regular way purchases or sales of financial assets are accounted for using trade date accounting.

Derivatives that do not meet the criteria for hedge accounting are classified as financial assets or financial liabilities held for trading. When the fair value is positive, the derivative is recognized as a financial asset; when the fair value is negative, the derivative is recognized as a financial liability.

Fair values of financial assets and financial liabilities at the balance sheet date are determined as follows: forward exchange contracts and currency swap contracts are estimated by valuation techniques; index future contracts are determined at their market quotation on the balance sheet date; bonds are based on prices quoted by GreTai Securities Market (GTSM).

Available-for-sale Financial Assets

Available-for-sale financial assets are initially recognized at fair value plus transaction costs that are directly attributable to the acquisition. Changes in fair value from subsequent remeasurement are reported as a separate component of stockholders’ equity. The corresponding accumulated gains or losses are recognized in earnings when the financial asset is derecognized from the balance sheet. A regular way purchase or sale of financial assets is accounted for using trade date accounting.

The recognition and derecognition of available-for-sale financial assets are the same with those of financial assets at FVTPL.

Fair values are determined as follows: Listed stocks—at closing prices at the balance sheet date; open-end mutual funds—at net asset values at the balance sheet date; bonds—quoted at prices provided by the Taiwan GreTai Securities Market; and financial assets and financial liabilities without quoted prices in an active market—at values determined using valuation techniques.

Cash dividends are recognized in earnings on the ex-dividend date, except for the dividends declared before acquisition which are treated as a reduction of investment cost. Stock dividends are recorded as an increase in the number of shares and do not affect investment income. The total number of shares subsequent to the increase of stock dividends is used to recalculate cost per share. The difference between the initial carrying amount of a debt instrument and its maturity amount is amortized using the effective interest method, with the amortized interest recognized in profit or loss.

An impairment loss is recognized when there is objective evidence that the financial asset is impaired. If, in a subsequent period, the amount of the impairment loss decreases, for equity securities, the previously recognized impairment loss is reversed to the extent of the decrease and recorded as an adjustment to stockholders’ equity; for debt securities, the amount of the decrease is recognized in earnings, provided that the decrease is clearly attributable to an event which occurred after the impairment loss was recognized.

Held-to-maturity Financial Assets

Held-to-maturity financial assets are carried at amortized cost using the effective interest method. Those financial assets are initially recognized at fair value plus transaction costs that are directly attributable to the acquisition. Gains and losses are recognized at the time of derecognition, impairment or amortization. A regular way purchase or sale of financial assets is accounted for using trade date accounting.

If there is objective evidence which indicates that a financial asset is impaired, a loss is recognized. If, in a subsequent period, the amount of the impairment loss decreases and the decrease is clearly attributable to an event which occurred after the impairment loss was recognized, the previously recognized impairment loss is reversed to the extent of the decrease. The reversal may not result in a carrying amount that exceeds the amortized cost that would have been determined as if no impairment loss had been recognized.

Financial Assets Carried at Cost

Investments in equity instruments with no quoted prices in an active market and with fair values that cannot be reliably measured, such as non-publicly traded stocks and stocks traded in the Emerging Stock Market, are measured at their original cost. The accounting treatment for dividends on financial assets carried at cost is the same with that for dividends on available-for-sale financial assets. An impairment loss is recognized when there is objective evidence that the asset is impaired. A reversal of this impairment loss is disallowed.

Impairment of Accounts Receivable

Accounts receivable are assessed for impairment at the end of each reporting period and considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the accounts receivable, the estimated future cash flows of the asset have been affected.

The amount of the impairment loss recognized is the difference between the asset carrying amount and the present value of estimated future cash flows, after taking into account the related collateral and guarantees, discounted at the receivable’s original effective interest rate.

The carrying amount of the accounts receivable is reduced through the use of an allowance account.

Inventories

Inventories including merchandise, work-in-process and raw materials are stated at the lower of cost (weighted-average cost) or net realizable value item by item, except for those that may be appropriate to group items of similar or related inventories. Net realizable value is the estimated selling price of inventories less all estimated costs of completion and costs necessary to make the sale. The calculation of the cost of inventory is derived using the weighted-average method.

Buildings and Lands Consigned to Constructing Firm

Inventories of LED are stated at the lower of cost or net realizable value item by item, except for those that may be appropriate to group as similar items or related inventories. Land acquired before construction is classified as land held for development, and then reclassified as land held under development after LED begins its construction project. Prepayments for licensing and other miscellaneous costs have been capitalized as part of inventory.

When using the completed-contract method for its construction projects, LED recognizes the proceeds from customers as advances from customers for land and building before the construction project is completed. After completion of the construction project and ownership is transferred to the customers, LED recognizes the relevant revenues.

When using percentage-of-completion method, profits are recorded based on LED’s estimates of the percentage of completion of individual contracts, commencing when the work performed under the contracts reaches a point where the final costs can be estimated with reasonable accuracy. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. If the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded in the period in which it becomes evident.

The percentage of completion is measured based on the completion of the contract milestones predetermined by the architects and engineers. Construction in progress is stated at cost plus (less) amounts associated with estimated profit (loss) recognized on the basis of the percentage-of-completion method.

Investments Accounted for Using Equity Method

Investments in companies in which the Company exercises significant influence over the operating and financial policy decisions are accounted for by the equity method. Under the equity method, the investment is initially stated at cost and subsequently adjusted for its proportionate share in the net earnings of the investee companies. Any cash dividends received are recognized as a reduction in the carrying value of the investments.

Gains or losses on sales from the Company to equity method investees wherein Chunghwa exercises significant influence over these equity method investees are deferred in proportion to the Company’s ownership percentage in the investees until such gains or losses are realized through transactions with third parties. Gains or losses on sales from equity method investees to Chunghwa are deferred in proportion to Chunghwa’s ownership percentages in the investees until they are realized through transactions with third parties.

When the Company subscribes for additional investees shares at a percentage different from its existing ownership percentage, the resulting carrying amount of the investment in the investee differs from the amount of the Company’s share of the investee’s equity. The Company records such a difference as an adjustment to long-term investments with the corresponding amount charged or credited to additional paid-in capital to the extent available, with the balance charged to retained earnings.

Property, Plant and Equipment

Property, plant and equipment are stated at cost plus a revaluation increment, if any, less accumulated depreciation and accumulated impairment loss. The interest costs that are directly attributable to the acquisition, construction of a qualifying asset are capitalized as property, plant and equipment. Major renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

When an indication of impairment is identified, any excess of the carrying amount of an asset over its recoverable amount is recognized as a loss. If the recoverable amount increases in a subsequent period, the amount previously recognized as impairment would be reversed and recognized as a gain. However, the adjusted amount may not exceed the carrying amount that would have been determined, net of depreciation, as if no impairment loss had been recognized.

An impairment loss on a revalued asset is charged to “unrealized revaluation increment” under equity to the extent available, with the balance recognized as a loss in earnings. If the recoverable amount increases in a subsequent period, the amount previously recognized as impairment loss could be reversed and recognized as a gain, with the remaining credited to “unrealized revaluation increment”.

Depreciation expense is computed using the straight-line method over the following estimated service lives: land improvements—2 to 30 years; buildings—3 to 60 years; computer equipment—2 to 15 years; telecommunication equipment—2 to 20 years; transportation equipment—3 to 10 years; and miscellaneous equipment—2 to 12 years.

Upon sale or disposal of property, plant and equipment, the related cost, accumulated depreciation, accumulated impairment losses and any unrealized revaluation increment are deducted from the corresponding accounts, and any gain or loss is recorded as non-operating gains or losses in the period of sale or disposal.

Intangible Assets

Intangible assets mainly included 3G Concession, computer software, patents and goodwill.

The 3G Concession is valid through December 31, 2018. The 3G Concession fee is amortized on a straight-line basis from the date operations commence through the date the license expires. Computer software costs and patents are amortized using the straight-line method over the estimated useful lives of 2 to 20 years.

When an indication of impairment is identified for intangible assets other than goodwill, any excess of the carrying amount of an asset over its recoverable amount is recognized as a loss. If the recoverable amount increases in a subsequent period, the amount previously recognized as impairment would be reversed and recognized as a gain. However, the adjusted amount may not exceed the carrying amount that would have been determined, as if no impairment loss had been recognized.

Goodwill represents the excess of the consideration paid for business acquisition over the fair value of identifiable net assets acquired. Goodwill is tested for impairment annually. If an event occurs or circumstances change which indicates that the fair value of goodwill is below its carrying amount, an impairment loss is recognized. A subsequent reversal of such impairment loss is not allowed.

Idle Assets

Idle assets are carried at the lower of recoverable amount or carrying amount.

Pension Costs

Pension cost under a defined benefit plan is determined by actuarial valuations. Contributions made under a defined contribution plan are recognized as pension cost during the period in which employees render services.

Income Tax

The Company applies inter-period allocations for its income tax, whereby deferred income tax assets and liabilities are recognized for the tax effects of temporary differences and unused tax credits. Valuation allowances are provided to the extent, if any, that it is more likely than not that deferred income tax assets will not be realized. A deferred tax asset or liability is classified as current or noncurrent in accordance with the classification of its related asset or liability. However, if a deferred tax asset or liability does not relate to an asset or liability in the financial statements, then it is classified as either current or noncurrent based on the expected length of time before it is realized or settled.

Any tax credits arising from purchases of machinery, equipment and technology, research and development expenditures, personnel training, and investments in important technology based enterprises are recognized using the flow-through method.

Adjustments of prior years’ tax liabilities are added to or deducted from the current year’s tax provision.

Income taxes (10%) on undistributed earnings is recorded in the year of stockholders approval which is the year subsequent to the year the earnings are generated.

Share-based Compensation

Employee stock options granted between January 1, 2004 and December 31, 2007 were accounted for under the interpretations issued by the Accounting Research and Development Foundation (the “ARDF”). The Company adopted the intrinsic value method, under which compensation cost was amortized over the vesting period.

Employee stock options granted on or after January 1, 2008 are accounted for using fair value method in accordance with SFAS No. 39, “Accounting for Share-based Payment.”

Employee stock options granted between January 1, 2008 and December 31, 2009 by non-listed companies were accounted for in accordance with Rule No. 0960065898 issued by the Financial Supervisory Commission (“FSC”) on December 12, 2007. Thus, the stock options granted were initially measured at their intrinsic value and then adjusted at each reporting date for any change in intrinsic value until the date of final settlement.

Employee stock options granted on or after January 1, 2010 are accounted for in accordance with Rule No. 0990006370 issued by the FSC on March 15, 2010, which superseded Rule No. 0960065898. Under the FSC’s requirement, the value of the stock options granted, which is equal to the best available estimate of the number of stock options expected to vest multiplied by the grant-date fair value, is expensed on a straight-line basis over the vesting period, with a corresponding adjustment to capital surplus—employee stock options. The estimate is revised if subsequent information indicates that the number of stock options expected to vest differs from previous estimates.

Revenue Recognition

Revenues are recognized when they are realized or realizable and earned. Revenues are realized or realizable and earned when the Company has persuasive evidence of an arrangement, the goods have been delivered or the services have been rendered to the customer, the sales price is fixed or determinable and collectibility is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable and represents amounts agreed between the Company and the customers for goods sold in the normal course of business, net of sales discounts and volume rebates. For trade receivables due within one year from the balance sheet date, as the nominal value of the consideration to be received approximates its fair value and transactions are frequent, fair value of the consideration is not determined by discounting all future receipts using an imputed rate of interest.

Usage revenues from fixed-line services (including local, domestic long distance and international long distance), cellular services, Internet and data services, and interconnection and call transfer fees from other telecommunications companies and carriers are billed in arrears and are recognized based upon seconds or minutes of traffic processed when the services are provided in accordance with contract terms.

Other revenues are recognized as follows: (a) one-time subscriber connection fees (on fixed-line services) are deferred and recognized over the average expected customer service periods, (b) monthly fees (on fixed-line services, mobile, Internet and data services) are accrued every month, and (c) prepaid services (fixed-line, mobile, Internet and data services) are recognized as income based upon actual usage by customers or when the right to use those services expires.

Where the Company enters into transactions which involve both the provision of air time bundled with products such as 3G data card and handset, total consideration received from handsets in these arrangements are allocated and measured using units of accounting within the arrangement based on relative fair values limited to the amount that is not contingent upon the delivery of other items or services.

Where the Company sells products to third party cellular phone stores the Company records the direct sale of the products, typically handsets, as gross revenue when the Company is the primary obligor in the arrangement and when title is passed and the products are accepted by the stores.

Expense Recognition

The costs of providing services and operating expenses are recognized as incurred.

3.	EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES

The Company adopted the newly-revised Statements of Financial Accounting Standards No. 34, “Financial Instruments,” (“SFAS No. 34”) beginning from January 1, 2011. When an enterprise adopts the revised provisions, the initial recognition of loans and receivables shall be accounted for under SFAS No. 34.

4.	CASH AND CASH EQUIVALENTS

	December 31
	2012	2011
Cash
Cash on hand	$447,399	$238,850
Bank deposits	7,247,750	6,257,759
Negotiable certificate of deposit, annual yield rate—ranging from 0.83%-0.96% and 0.80%-1.05% for 2012 and 2011, respectively	26,550,000	41,627,037

	34,245,149	48,123,646

Cash equivalents
Commercial paper, annual yield rate—ranging from 0.71%-0.74% and 0.70%-0.80% for 2012 and 2011, respectively	18,957,163	18,966,431
Treasury bills, annual yield rate 0.70% for 2011	—	299,479

	18,957,163	19,265,910

	$53,202,312	$67,389,556

5.	FINANCIAL ASSETS AND LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS

	December 31
	2012	2011
Derivatives—financial assets
Currency swap contracts	$2,702	$6,094
Forward exchange contracts	292	—

Designated financial assets at fair value through profit or loss	2,994	6,094
Convertible bonds	—	39,656

	$2,994	$45,750

Derivatives—financial liabilities
Currency swap contracts	$1,935	$3,665
Forward exchange contracts	24	73
Index future contracts	—	249

	$1,959	$3,987

The Company entered into currency swap contracts, forward exchange contracts and index future contracts to reduce its exposure to foreign currency risk and variability in operating results due to fluctuations in exchange rates and stock prices. However, the aforementioned derivatives did not meet the criteria for hedge accounting and were classified as financial assets or financial liabilities held for trading.

Outstanding currency swap contracts and forward exchange contracts as of December 31, 2012 and 2011 were as follows:

	Currency		Maturity Period	Contract Amount (In Thousands)
December 31, 2012
Currency swap contracts	US$	/NT$	2013.01-2013.03	US$	34,000/NT$991,188
	US$	/NT$	2013.01-2013.03	US$	32,000/NT$929,280
Forward exchange contracts—buy	NT$	/US$	2013.01	NT$	154,304/US$5,310

December 31, 2011
Currency swap contracts	US$	/NT$	2012.01-2012.03	US$	43,000/NT$1,306,834
	US$	/NT$	2012.01-2012.02	US$	19,000/NT$571,280
Forward exchange contracts—buy	NT$	/US$	2012.01	NT$	59,638/US$1,967

The Company did not have any outstanding index future contracts as of December 31, 2012.

Outstanding index future contracts as of December 31, 2012 were as follows:

	Maturity Period	Units	Contract Amount (In Thousands)
December 31, 2011

TAIFEX futures
TX	2012.01	2	NT$	2,952
TX	2012.02	4	NT$	5,558
TX	2012.03	37	NT$	51,614
TE	2012.03	19	NT$	11,370
TF	2012.01	8	NT$	6,401
TF	2012.02	5	NT$	3,877
TF	2012.03	15	NT$	11,658

As of December 31, 2011, the deposits paid for outstanding index future contracts were $5,408 thousand (classified as other current assets).

The convertible bonds owned by subsidiary are hybrid financial instruments that are designated to be measured at fair value and changes in fair value are recognized in earnings.

Net gains (losses) arising from financial assets and liabilities at fair value through profit or loss for the years ended December 31, 2012 and 2011 were $57,533 thousand (including realized settlement gain of $58,927 thousand and valuation loss of $1,394 thousand), and $(71,544) thousand (including realized settlement loss of $34,476 thousand and valuation loss of $37,068 thousand), respectively.

6.	AVAILABLE-FOR-SALE FINANCIAL ASSETS

	December 31
	2012	2011
Domestic listed stocks	$3,195,965	$343,041
Open-end mutual funds	2,190,392	2,137,201
Corporate bonds	50,207	76,209
Foreign listed stocks	9,661	—

	5,446,225	2,556,451
Less: Current portion	2,250,260	2,498,712

	$3,195,965	$57,739

The board of directors of Chunghwa resolved to acquire 263,622 thousand common shares of China Airline Ltd. (“CAL”) at $11.73 per share for the three months ended March 31, 2012. Chunghwa expected to hold it as long-term investment and classified it as available-for-sale financial assets—noncurrent. CAL engages mainly in air transportation business.

After evaluating the available-for-sale financial assets, CHI determined that some investments were impaired and recognized an impairment loss of $26,779 thousand for the year ended December 31, 2012.

Movements of unrealized gain (loss) on available-for-sale financial assets were as follows:

	Year Ended December 31
	2012	2011
Balance, beginning of year	$67,674	$176,048
Recognized in stockholders’ equity	240,522	(55,321)
Transferred to profit or loss	(50,206)	(53,053)

Balance, end of year	$257,990	$67,674

7.	HELD-TO-MATURITY FINANCIAL ASSETS

	December 31
	2012	2011
Corporate bonds, nominal interest rate ranging from 1.15%-2.90% and 1.20%-2.98% for 2012 and 2011, respectively; effective interest rate ranging from 1.00%-2.89% and 0.83%-2.89% for 2012 and 2011, respectively	$14,791,151	$13,790,447
Bank debentures, nominal interest rate ranging from 1.25%-1.60% and 1.37%-1.60% for 2012 and 2011, respectively; effective interest rate ranging from 1.15%-1.40% and 1.25%-1.40% for 2012 and 2011, respectively	1,255,139	905,745

	16,046,290	14,696,192
Less: Current portion	4,250,146	1,201,301

	$11,796,144	$13,494,891

8.	ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Year Ended December 31
	2012	2011
Balance, beginning of year	$2,423,012	$2,551,464
Provision for (reversal of) doubtful accounts	(1,473,042)	104,603
Accounts receivable written off	(139,171)	(234,802)
Impact on acquisition of subsidiaries	—	1,747

Balance, end of year	$810,799	$2,423,012

Chunghwa evaluated the results of procedures implemented to enhance the collection of account receivable as well as the experience of decreases in uncollected receivables, and decided to refine the allowance calculation policy which led to the reversal of allowance for doubtful accounts for the year ended December 31, 2012.

9.	OTHER MONETARY ASSETS—CURRENT

	December 31
	2012	2011
Accrued custodial receipts from other carriers	$187,736	$104,785
Accrued custodial receipts of Multimedia on Demand (MOD) service	182,455	119,295
Other receivables	1,815,164	1,844,308

	$2,185,355	$2,068,388

10.	INVENTORIES

	December 31
	2012	2011
Merchandise	$4,242,860	$2,998,617
Work in process	812,973	782,238
Raw materials	36,069	24,584

	5,091,902	3,805,439
Land held for sale	14,766	579,226
Land and building held for sale	54,884	—
Land held under development	—	111,536
Construction in progress	—	682,177
Land held under development	2,034,549	35,816

	$7,196,101	$5,214,194

The operating costs related to inventories were $43,815,495 thousand (including the valuation loss on inventories of $112,562 thousand) and $32,825,993 thousand (including the valuation loss on inventories of $186,803 thousand) for the years ended December 31, 2012 and 2011, respectively.

Land held for sale on December 31, 2012 was for Li-Shui (A) and Wan-Xi projects. Land and building held for sale on December 31, 2012 was for Guang-Diang project. Land held for sale on December 31, 2011 was for Wan-Xi and Covent projects. Land and building held for sale on December 31, 2011 was nil.

Land held under development and Construction in progress on December 31, 2011 was for Guang-Diang and Li-Shui (A) projects. Li-Shui (A) project was completed in April 2012, and reclassified to land held for sale.

Land held for development on December 31, 2012 was for Subsection 2 Gongyuan Sec., Zhongzheng Dist., Taipei City and Yucheng Sec., Nangang Dist., Taipei City and Qingshan Sec., Dayuan Township, Taoyuan County. Land held for development on December 31, 2011 was for Subsection 2 Gongyuan Sec., Zhongzheng Dist., Taipei City and Yucheng Sec., Nangang Dist., Taipei City.

LED recognizes the relevant revenues of Guang-Diang project by percentage of completion method. The related information were as follows:

December 31, 2011
Percentage of completion method
Guang-Diang project
Contract price	$983,129

Estimated construction cost	$430,188

Land held under development	$64,987

Construction in progress
Construction cost	$290,137
Recognized cumulative gain	392,040

$682,177

Deferred marketing expenses (classified as other current assets)	$17,340

Advance from land and building (classified as other current liabilities)	$178,882

Percentage of completion	79%
Expected year of completion	2012

Guang-Diang project was completed in June 2012, and reclassified to land and building held for sale.

11.	OTHER CURRENT ASSETS

	December 31
	2012	2011
Spare parts	$4,046,050	$2,305,655
Prepaid expenses	1,974,631	1,584,051
Prepaid rents	917,975	993,848
Others	417,980	635,206

	$7,356,636	$5,518,760

12.	INVESTMENTS ACCOUNTED FOR USING EQUITY METHOD

	December 31
	2012		2011
	Carrying Amount	% of Owner- ship	Carrying Amount	% of Owner- ship
Non-listed
ST-2 Satellite Ventures Pte., Ltd. (“STS”)	$541,672	38	$462,161	38
Senao Networks, Inc. (“SNI”)	412,666	40	345,505	41
International Integrated System, Inc. (“IISI”)	277,592	33	257,371	33
Viettel-CHT Co., Ltd. (“Viettel-CHT”)	265,052	30	255,121	30
Huada Digital Corporation (“HDD”)	241,309	50	250,689	50
Taiwan International Standard Electronics Co., Ltd. (“TISE”)	224,099	40	608,933	40
Skysoft Co., Ltd. (“SKYSOFT”)	127,686	30	113,304	30
Kingwaytek Technology Co., Ltd. (“KWT”)	77,449	33	75,369	33
So-net Entertainment Taiwan Limited (“So-net”)	31,152	30	34,545	30
HopeTech Technologies Limited (“HopeTech”)	21,742	45	20,970	45
Dian Zuan Intergrating Marketing Co., Ltd. (“DZIM”)	20,902	33	109,783	40
Xiamen Sertec Business Technology Co., Ltd. (“Sertec”)	8,634	49	698	49
Panda Monium Company Ltd.	—	43	—	43

	2,249,955		2,534,449
Prepayments for long-term investments in stocks

Jiangsu Zhenhua Information Technology Company, LLC.	—	—	29,187	—

	$2,249,955		$2,563,636

InfoExplorer Co., Ltd. (“IFE”) issued new shares as the consideration to merge with International Integrated System, Inc. and e-ToYou International, Inc. on April 1, 2011. After the merger, IFE became the surviving entity and was renamed as International Integrated System, Inc. (“IISI”). International Integrated System, Inc. and e-ToYou International, Inc. were dissolved. As a result of the additional shares being issued by IFE in connection with this transaction, Chunghwa’s ownership interest in IISI decreased from 49% to 33% after the merger, and after the stockholders’ meeting of IISI on June 24, 2011, Chunghwa lost control of the board of directors. Due to this loss of control, IISI was deconsolidated and going forward the investment is accounted for as an equity method investment.

Chunghwa invested in HDD in September 2011 at $250,000 thousand cash to acquire 50% of its shares and the rest of 50% ownership interest was held by HTC Corporation (“HTC”). After the stockholders’ meeting of HDD held on March 2, 2012, Chunghwa and HTC each obtained half of director seats. Thus, neither entities obtained control over HDD. HDD engages mainly in providing software service.

Chunghwa, President Chain Store Corporation and EasyCard Corporation established a joint venture, DZIM, in May 2011. Chunghwa invested $114,640 thousand cash and held 40% ownership of DZIM in May 2011. Chunghwa participated in the capital increase of DZIM by investing $14,360 thousand in May 2012 but did not subscribe the shares at its corresponding proportion. Thus, the ownership interest decreased from 40% to 33% after the capital increase of DZIM. DZIM reduced its capital by $193,490 thousand in December 2012. Chunghwa received $64,500 thousand from capital distribution and the ownership interest remains at 33%. DZIM engages mainly in information technology service and general advertisement service.

COI participated in the capital increase of Sertec by investing $11,552 thousand in February 2012. COI remained 49% ownership of Sertec after the capital increase.

Chunghwa established 100% owned subsidiary of Honghwa Human Resources Co., Ltd. (“HHR”) by prepaying $180,000 thousand in January 2013. HHR engages mainly in providing human resources service.

The equity in earnings and losses for the years ended December 31, 2012 and 2011 were based on the audited financial statements.

13.	FINANCIAL ASSETS CARRIED AT COST

	December 31
	2012		2011
	Carrying Amount	% of Owner- ship	Carrying Amount	% of Owner- ship
Non-listed
Taipei Financial Center Corp. (“TFC”)	$1,789,530	12	$1,789,530	12
Industrial Bank of Taiwan II Venture Capital Co., Ltd. (“IBT II”)	180,000	17	200,000	17
Innovation Works Development Fund, L.P. (“IWDF”)	108,476	4	73,154	4
Global Mobile Corp. (“GMC”)	77,018	3	77,018	8
iD Branding Ventures (“iDBV”)	74,554	11	89,504	11
Tatung Technology Inc.	73,964	11	60,081	11
Tons Lightology Inc.	66,150	4	66,150	4
Innovation Works Limited (“IW”)	31,391	2	31,391	2
VisEra Technologies Company Ltd.	29,371	—	29,371	—
Alder Optomechanical Corp. (“Alder”)	23,310	2	29,750	1
UniDisplay Inc. (“UniDisplay”)	21,974	1	55,450	3
Ultra Fine Optical Technology Co., Ltd. (“UltraFine”)	18,000	8	27,000	8
Procrystal Technology Co., Ltd. (“Procrystal”)	16,200	2	68,185	2
N.T.U. Innovation Incubation	12,000	9	12,000	9
Digimax Inc. (“DIG”)	10,928	3	15,080	4
Mediapro Technology Ltd. (“Mediapro”)	8,177	—	—	—
3 Link Information Service Co., Ltd.	3,450	10	3,450	10
Aide Energy (“Cayman”) Holding Co., Ltd. (“Aide”)	2,550	1	9,380	1
Fashion Guide Co., Ltd. (“Fashion Guide”)	2,000	2	—	—
CoaTronics Inc. (“CoaTronics”)	1,168	6	12,000	9
CQi Energy Infocom Inc. (“CQi”)	—	18	6,000	18
RPTI Intergroup International Ltd. (“RPTI”)	—	10	—	10
Essence Technology Solution, Inc. (“ETS”)	—	7	—	7
A2peak Power Co., Ltd. (“A2P”)	—	3	—	3
Hiroca Holdings Ltd.	—	—	17,847	—
SuperAlloy Industrial Co., Ltd.	—	—	7,123	—
DelSolar Co.	—	—	6,097	—
OptiVision Technology. Inc. (“OptiVision”)	—	—	5,511	1
Cando Corporation	—	—	4,946	—

(Continued)

	December 31
	2012		2011
	Carrying Amount	% of Owner- ship	Carrying Amount	% of Owner- ship
Tatung Fine Chemicals Co., Ltd. (“TFChemicals”)	$—	—	$4,600	—
Subtron Technology Co.	—	—	3,658	—
XinTec Inc.	—	—	1,078	—

	2,550,211		2,705,354

Prepayments for long-term investments in stocks
Mediapro Technology Ltd. (“Mediapro”)	—	—	44,871	—
Fashion Guide Co., Ltd. (“Fashion Guide”)	—	—	10,000	—

	—		54,871

	$2,550,211		$2,760,225

(Concluded)

After evaluating the financial assets, the Company determined the following investments were impaired and recognized impairment losses for the years ended December 31, 2012 and 2011:

	Year Ended December 31
	2012	2011
	NT$	NT$
Procrystal	$51,985	$9,815
Mediapro	36,694	—
UniDisplay	33,476	—
CoaTronics	10,832	—
UltraFine	9,000	—
Fashion Guide	8,000	—
Alder	7,090	—
Aide	6,830	20,560
CQi	6,000	14,000
DIG	4,152	—
TFChemicals	2,315	4,535
GMC	—	50,000
RPTI	—	34,500
A2P	—	10,316
OptiVision	—	4,678

	$176,374	$148,404

The above investments do not have quoted market prices in an active market and the fair values cannot be reliably measured; therefore, these investments are carried at original cost.

14.	OTHER MONETARY ASSETS-NONCURRENT

	December 31
	2012	2011
Piping Fund	$1,000,000	$1,000,000

As part of the government’s effort to upgrade the existing telecommunications infrastructure, Chunghwa and other public utility companies were required by the ROC government to contribute $1,000,000 thousand to a Piping Fund administered by the Taipei City Government. This fund was used to finance various telecommunications infrastructure projects.

15.	PROPERTY, PLANT AND EQUIPMENT

	December 31
	2012	2011
Cost
Land	$103,890,828	$103,813,966
Land improvements	1,579,607	1,552,549
Buildings	67,841,805	67,692,355
Computer equipment	15,379,113	14,951,351
Telecommunications equipment	669,082,702	655,287,093
Transportation equipment	3,315,452	2,526,674
Miscellaneous equipment	7,343,656	6,973,939

Total cost	868,433,163	852,797,927
Revaluation increment on land	5,762,184	5,762,535

	874,195,347	858,560,462

Accumulated depreciation
Land improvements	1,092,703	1,040,886
Buildings	20,918,596	19,754,502
Computer equipment	11,387,207	10,946,415
Telecommunications equipment	547,407,905	531,124,012
Transportation equipment	1,270,172	1,254,273
Miscellaneous equipment	5,643,405	5,516,908

	587,719,988	569,636,996

Accumulated impairment	1,508,335	—

Construction in progress and advances related to acquisition of equipment	18,683,121	13,688,548

Property, plant and equipment, net	$303,650,145	$302,612,014

Pursuant to the related regulation, Chunghwa revalued its land owned as of April 30, 2000 based on the publicly announced value on July 1, 1999. These revaluations which have been approved by the Ministry of Auditing resulted in increases in the carrying values of property, plant and equipment of $5,986,074 thousand, liabilities for land value incremental tax of $211,182 thousand, and stockholders’ equity—other adjustments of $5,774,892 thousand.

The amendment to the Land Tax Act, relating to the article to permanently lower land value incremental tax, went effective from February 1, 2005. In accordance with the lowered tax rates, Chunghwa recomputed its land value incremental tax, and reclassified the reserve for land value incremental tax of $116,196 thousand to stockholders’ equity—other adjustments. As of December 31, 2012, the unrealized revaluation increment was decreased to $5,760,349 thousand by disposal of the revalued assets and recognition of impairment loss.

The Company determined that partial land and telecommunication equipment were impaired and recognized an impairment loss of $1,504,766 thousand for the year ended December 31, 2012. Due to the impairment, the unrealized revaluation increment was decreased by $2,054 thousand. Idle asset and other asset—others recognized impairment losses of $35,140 thousand and $20,394 thousand, respectively.

The Company did not recognized any property, plant and equipment impairment loss for the year ended December 31, 2011.

Depreciation expense on property, plant and equipment was $31,026,590 thousand and $30,888,961 thousand for the years ended December 31, 2012 and 2011, respectively. Interest expense capitalized for the years ended December 31, 2012 and 2011 was $44 thousand and $78 thousand, respectively. The capitalized interest rates for the years ended December 31, 2012 and 2011 were 1.22%-1.25% and 1.10%-1.25%, respectively.

16.	SHORT-TERM LOANS

	December 31
	2012	2011
Unsecured loans—annual rate—1.25%-2.40% and 1.25%-1.53% for 2012 and 2011, respectively	$111,473	$75,000

17.	ACCRUED EXPENSES

	December 31
	2012	2011
Accrued salary and compensation	$9,838,182	$10,505,866
Accrued franchise fees	2,164,220	2,246,265
Accrued employees’ bonuses and remuneration to directors and supervisors	1,784,767	2,343,593
Accrued maintenance fees	988,240	898,016
Other accrued expenses	3,157,434	2,577,804

	$17,932,843	$18,571,544

18.	OTHER CURRENT LIABILITIES

	December 31
	2012	2011
Advances from subscribers	$11,135,074	$12,070,409
Payables to contractors	2,379,833	1,834,254
Payables to equipment suppliers	1,884,038	1,870,486
Amounts collected for others	1,326,777	1,200,618
Refundable customers’ deposits	1,219,355	1,095,183
Others	3,113,152	3,265,782

	$21,058,229	$21,336,732

19.	LONG-TERM LOANS (INCLUDING LONG-TERM LOANS—CURRENT PORTION)

	December 31
	2012	2011
Secured loans—annual rate—1.13%-2.10% and 1.10%-1.83% for 2012 and 2011, respectively	$2,050,000	$1,651,419
Unsecured loans—annual rate—2.01% and 2.01%-2.04% for 2012 and 2011, respectively	8,372	108,840

	2,058,372	1,760,259
Less: Current portion of long-term loans	8,372	701,887

	$2,050,000	$1,058,372

LED obtained a secured loan from Chang Hwa Bank in September 2010. Interest is paid monthly. $300,000 thousand and $1,350,000 thousand are due in December 2014 and September 2015, respectively. LED obtained another secured loan from Chang Hwa Bank in December 2012 at $400,000 thousand which is due in December 2017.

CHIEF obtained an unsecured loan from Bank of Taiwan in January 2009. Interest and principal amount are paid monthly from January 2009 and all were repaid in January 2013.

CHPT obtained a secured loan from the E.SUN Commercial Bank in February 2009. Interest and the principal were paid monthly from March 2009 and all were repaid in February 2012.

20.	MATURITY ANALYSIS OF ASSETS AND LIABILITIES

The Company classified LED’s assets and liabilities of the construction operations as current and noncurrent according to the length of the operating cycle of the construction operations. Maturity analysis of LED’s related assets and liabilities was as follows:

	December 31, 2012
	Within One Year	Over One Year	Total
Assets

Notes receivable	$190	$—	$190
Inventories	69,650	2,034,549	2,104,199
Deferred expenses (classified as other current assets)	1,640	—	1,640

	$71,480	$2,034,549	$2,106,029

Liabilities

Accrued expenses	$42,682	$—	$42,682
Payables to contractors (classified as other current liabilities)	32,616	—	32,616

	$75,298	$—	$75,298

	December 31, 2011
	Within One Year	Over One Year	Total
Assets

Accounts Receivable	$3,938	$—	$3,938
Inventories	—	1,408,755	1,408,755
Deferred expenses (classified as other current assets)	—	20,018	20,018
Restricted assets	55,785	—	55,785

	$59,723	$1,428,773	$1,488,496

Liabilities

Accounts payable	$11,184	$—	$11,184
Accrued expenses	21,100	7,190	28,290
Payable to contractors (classified as other current liabilities)	—	25,257	25,257
Advance from land and building (classified as other current liabilities)	—	282,889	282,889

	$32,284	$315,336	$347,620

21.	STOCKHOLDERS’ EQUITY

Under Chunghwa’s Articles of Incorporation, Chunghwa’s authorized capital is $120,000,000 thousand which is divided into 12,000,000 thousand common shares (at $10 par value per share), among which 7,757,447 thousand common shares are issued and outstanding as of December 31, 2012.

For the purpose of privatizing Chunghwa, the MOTC sold 1,109,750 thousand common shares of Chunghwa in an international offering of securities in the form of American Depositary Shares (“ADS”) amounting to 110,975 thousand units (one ADS represents ten common shares) on the New York Stock Exchange on July 17, 2003. Afterwards, the MOTC sold 1,350,682 thousand common shares in the form of ADS amounting to 135,068 thousand units on August 10, 2005. Subsequently, the MOTC and Taiwan Mobile Co., Ltd. sold 505,389 thousand and 58,959 thousand common shares of Chunghwa, respectively, in the form of ADS totally amounting to 56,435 thousand units on September 29, 2006. The MOTC and Taiwan Mobile Co., Ltd. have sold 3,024,780 thousand common shares in the form of ADS amounting to 302,478 thousand units. As of December 31, 2012, the outstanding ADSs were 309,211 thousand common shares, which equaled approximately 30,921 thousand units and represented 3.99% of Chunghwa’s total outstanding common shares.

The ADS holders generally have the same rights and obligations as other common stockholders, subject to the provision of relevant laws. The exercise of such rights and obligations shall comply with the related regulations and deposit agreement, which stipulate, among other things, that ADS holders can, through deposit agents:

a.	Exercise their voting rights,

b.	Sell their ADSs, and

c.	Receive dividends declared and subscribe to the issuance of new shares.

Under the ROC Company Law, additional paid-in capital may only be utilized to offset deficits. However, the additional paid-in capital from shares issued in excess of par and donations may be capitalized, which however is limited to a certain percentage of Chunghwa’s paid-in capital. However, where a company undergoes an organizational change (such as a merger, acquisition, or reorganization) that results in the capitalization of undistributed earnings after the organizational change, the above restriction does not apply. Under the revised Company Law issued on January 4, 2012, the aforementioned additional paid-in capital may also be distributed in cash. The additional paid-in capital from long-term investments may not be used for any purpose.

In addition, before distributing a dividend or making any other distribution to stockholders, Chunghwa must pay all outstanding taxes, offset deficits in prior years and set aside a legal reserve equal to 10% of its net income, and depending on its business needs or requirements, may also set aside or reverse special reserves. In accordance with the Articles of Incorporation, no less than 50% of the remaining earnings comprising remaining balance of net income, if any, plus cumulative undistributed earnings shall be distributed in the following order: (a) from 2% to 5% of distributable earnings shall be distributed to employees as employee bonus; (b) no more than 0.2% of distributable earnings shall be distributed to board of directors and supervisors as remuneration; and (c) cash dividends to be distributed shall not be less than 50% of the total amount of dividends to be distributed. If cash dividend to be distributed is less than $0.10 per share, such cash dividend shall be distributed in the form of common shares.

For the years ended December 31, 2012 and 2011, the accrual amounts for bonuses to employees and remuneration to directors and supervisors were accrued based on past experiences and the probable amount to be paid in accordance with Chunghwa’s Articles of Incorporation and Implementation Guidance for the Employee’s Bonus Distribution of Chunghwa Telecom Co., Ltd.

If the initial accrual amounts of the aforementioned bonus are significantly different from the amounts proposed by the board of directors, the difference is charged to the earnings of the year making the initial estimate. Otherwise, the difference between initial accrual amount and the amount resolved in the shareholders’ meeting is charged to the earnings of the following year as a result of change in accounting estimate.

Under the ROC Company Law, the appropriation for legal reserve shall be made until the accumulated reserve equals the aggregate par value of the outstanding capital stock of Chunghwa. This reserve can only be used to offset a deficit, or, under the revised Company Law issued on January 4, 2012, when the legal reserve has exceeded 25% of the Company’s paid-in capital, the excess may be transferred to capital or distributed in cash.

The appropriations and distributions of the 2011 and 2010 earnings of Chunghwa have been approved by the stockholders on June 22, 2012 and June 24, 2011 as follows:

	Appropriation of Earnings		Dividends Per Share
	For Fiscal Year 2011	For Fiscal Year 2010	For Fiscal Year 2011	For Fiscal Year 2010
Legal reserve	$4,706,838	$4,760,890
Cash dividends	42,361,864	42,854,462	$5.46	$5.52

The amounts for bonuses to employees and remuneration to directors and supervisors approved in the shareholders’ meeting on June 22, 2012, were $2,040,090 thousand and $44,446 thousand, respectively. There was no difference between the initial accrual amounts and the amounts resolved in shareholders’ meeting of the aforementioned bonuses to employees and the remuneration to directors and supervisors.

The amounts for bonuses to employees and remuneration to directors and supervisors approved in the stockholders’ meeting on June 24, 2011, were $2,144,074 thousand and $45,044 thousand, respectively. There was no difference between the initial accrual amounts and the amounts resolved in stockholders’ meeting of the aforementioned bonuses to employees and the remuneration to directors and supervisors. To date, the appropriation and distribution of 2012 earnings of Chunghwa has not been resolved by the board of directors. Information on the appropriation of Chunghwa’s earnings, employees bonuses and remuneration to directors and supervisors resolved by the board of directors and approved by the stockholders is available at the Market Observation Post System website.

The stockholders, at the stockholders’ meeting held on June 18, 2010, resolved to reduce the amount of $19,393,617 thousand in capital of Chunghwa by a cash distribution to its stockholders. The abovementioned 2010 capital reduction proposal was effectively approved by FSC. The board of directors of Chunghwa was authorized to designate the record date of capital reduction as of October 26, 2010. Subsequently, the stock transfer record date of capital reduction was designated as January 15, 2011. The amount due to stockholders for capital reduction was $19,393,617 thousand and such cash payment to stockholders was made in January 2011.

22.	SHARE-BASED COMPENSATION PLANS

SENAO share-based compensation plans (“SENAO Plans”) described as follows:

Effective Date	Grant Date	Stock Options Units (Thousand)	Exercise Price (NT$)
2004.12.01	2005.11.28	1,500	$13.5 (Original price $18.3)
2005.09.30	2006.05.05	10,000	$12.1 (Original price $16.9)
2007.10.16	2007.10.31	6,181	$42.6 (Original price $44.2)

		17,681

Each option is eligible to subscribe for one common share when exercisable. Under the terms of the Plans, the options are granted at an exercise price equal to the closing price of the SENAO’s common shares listed on the TSE on the higher of closing price or par value. The SENAO Plans have exercise price adjustment formula upon the issuance of new common shares, capitalization of retained earnings and/or capital reserves, stock split as well as distribution of cash dividends (except for 2007 Plan), except (i) in the case of issuance of new shares in connection with mergers and in the case of cancellation of outstanding shares in connection with capital reduction (2007 Plan is out of this exception), and (ii) except if the exercise price after adjustment exceeds the exercise price before adjustment. The options of all the Plans are valid for six years and the graded vesting schedule for which 50% of option granted will vest two years after the grant date and another two tranches of 25%, each will vest three and four years after the grant date respectively.

Information about SENAO’s outstanding stock options for the years ended December 31, 2012 and 2011 was as follows:

	Stock Options Outstanding
	2012		2011
	Number of Options (Thousand)	Weighted Average Exercise Price (NT$)	Number of Options (Thousand)	Weighted Average Exercise Price (NT$)
Options outstanding, beginning of year	2,278	$38.85	5,103	$36.15
Options exercised	(1,222)	35.73	(2,780)	33.76
Options expired	(5)	12.1	(45)	40.07

Options outstanding, end of year	1,051	42.6	2,278	38.85

Options exercisable, end of year	1,051		2,278

As of December 31, 2012, information about SENAO’s outstanding and exercisable options was as follows:

Options Outstanding				Options Exercisable
Range of Exercise Price (NT$)	Number of Options (Thousand)	Weighted- average Remaining Contractual Life (Years)	Weighted Average Exercise Price (NT$)	Number of Options (Thousand)	Weighted Average Exercise Price (NT$)
$42.6	1,051	0.92	$42.6	1,051	$42.6

As of December 31, 2011, information about SENAO’s outstanding and exercisable options was as follows:

Options Outstanding				Options Exercisable
Range of Exercise Price (NT$)	Number of Options (Thousand)	Weighted- average Remaining Contractual Life (Years)	Weighted Average Exercise Price (NT$)	Number of Options (Thousand)	Weighted Average Exercise Price (NT$)
$12.1	280	0.32	$12.1	280	$12.1
42.6	1,998	1.92	42.6	1,998	42.6

No compensation cost was recognized under the intrinsic value method for the years ended December 31, 2012 and 2011. Had SENAO used the fair value method to recognize the compensation cost, there would have been no significant impact on the consolidated net income and earnings per share.

Had SENAO used the fair value to evaluate the options using the Black-Scholes model, the assumptions of SENAO for the year ended December 31, 2012 would have been as follows:

	October 31, 2007	May 5, 2006	November 28, 2005
Expected dividend yield	1.49%	—	—
Risk free interest rate	2.00%	1.75%	2.00%
Expected life	4.375 years	4.375 years	4.375 years
Expected volatility	39.82%	39.63%	43.40%
Weighted-average fair value of grants	$13.69	$5.88	$6.93

The board of SENAO resolved to authorize 10,000 thousand units of stock options on May 2, 2012. Each option is eligible to subscribe for one common share when exercisable. The aforementioned share-based compensation plan (2012 Plan) was effectively approved by FSC as of May 28, 2012. Under the terms of the 2012 Plan, the options are granted at an exercise price equal to the closing price of the SENAO’s common shares listed on the TSE on the higher of closing price or par value on the grant date. The 2012 Plan has exercise price adjustment formula upon the issuance of new common shares, capitalization of retained earnings and/or capital reserves, stock split as well as distribution of cash dividends, except (i) in the case of issuance of new shares in connection with mergers and in the case of cancellation of outstanding shares in connection with capital reduction, and (ii) except if the exercise price after adjustment exceeds the exercise price before adjustment. The options are valid for six years and based on the graded vesting schedule, 50% of option granted will vest two years after the grant date and another two tranches of 25% will vest three and four years after the grant date, respectively. As of March 26, 2013, SENAO has not granted options to employees.

CHTP share-based compensation plan (“CHTP Plan”) described as follows:

Effective Date	Grant Date	Stock Options Units	Exercise Price (NT$)
2007.08.15	2008.12.31	1,000	$12.6

CHTP granted 1,000 options to some of its employees in December 2008. Under the terms of CHTP Plan, each option entitles the holder to subscribe for one thousand common shares when exercisable. The options are valid for 5 years and based on the graded vesting schedule, two tranches of 30% of option will vest two and three years after the grant date, respectively, and the rest of 40% will vest four years after the grant date. There is exercise price adjustment formula upon the issuance of new common shares, capitalization of retained earnings and/or capital reserves, stock split, issuance of new shares in connection with mergers, issuance of global depositary receipts as well as distribution of cash dividends, except if the exercise price after adjustment exceeds the exercise price before adjustment.

Information about CHTP’s outstanding stock options for the years ended December 31, 2012 and 2011 were as follows:

	Stock Options Outstanding
	2012		2011
	Number of Options	Weighted Average Exercise Price (NT$)	Number of Options	Weighted Average Exercise Price (NT$)
Options outstanding, beginning of year	920	$10.1	960	$12.2
Options granted	—	—	—	—
Options exercised	—	—	—	—
Options expired	—	—	(40)	12.1

Options outstanding, end of year	920	10.1	920	12.1

Options exercisable, end of year	920		552

As of December 31, 2012, information about CHTP’s outstanding and exercisable options was as follows:

Options Outstanding
Range of Exercise Price (NT$)	Number of Options	Weighted- average Remaining Contractual Life (Years)	Weighted Average Exercise Price (NT$)	Options Exercisable
				Number of Options	Weighted Average Exercise Price (NT$)
$10.1	920	1	$10.1	920	$10.1

As of December 31, 2011, information about CHTP’s outstanding and exercisable options was as follows:

Options Outstanding
Range of Exercise Price (NT$)	Number of Options	Weighted- average Remaining Contractual Life (Years)	Weighted Average Exercise Price (NT$)	Options Exercisable
				Number of Options	Weighted Average Exercise Price (NT$)
$12.1	920	2	$12.1	552	$12.1

Compensation cost recognized was $3,017 thousand under the intrinsic value method for the year ended December 31, 2012. No compensation cost was recognized under the intrinsic value method for the year ended December 31, 2011.

23.	COMPENSATION, DEPRECIATION AND AMORTIZATION EXPENSES

	Year Ended December 31, 2012
	Operating	Operating
	Costs	Expenses	Total
Compensation expense
Salaries	$13,054,409	$11,278,394	$24,332,803
Insurance	1,239,795	1,048,462	2,288,257
Pension	1,810,433	1,315,675	3,126,108
Other compensation	8,604,796	6,074,384	14,679,180

	$24,709,433	$19,716,915	$44,426,348

Depreciation expense	$29,078,369	$1,948,221	$31,026,590

Amortization expense	$1,217,121	$258,911	$1,476,032

	Year Ended December 31, 2011
	Operating	Operating
	Costs	Expenses	Total
Compensation expense
Salaries	$12,740,876	$10,894,609	$23,635,485
Insurance	1,088,516	897,196	1,985,712
Pension	1,740,023	1,253,881	2,993,904
Other compensation	9,536,607	6,696,833	16,233,440

	$25,106,022	$19,742,519	$44,848,541

Depreciation expense	$29,123,094	$1,765,867	$30,888,961

Amortization expense	$1,185,061	$214,540	$1,399,601

24.	INCOME TAX

a.	Income tax expense consisted of the following:

	Year Ended December 31
	2012	2011
Income tax payable	$7,930,230	$8,466,822
Income tax—deferred	(125,666)	57,089
Adjustments of prior years’ income tax	29,553	52,088
Foreign income tax	24,304	27,372

Income tax	$7,858,421	$8,603,371

b.	Net deferred income tax assets (liabilities) consisted of the following:

	December 31
	2012	2011
Current

Deferred income tax assets (liabilities)
Valuation loss on inventory	$44,288	$62,174
Unrealized accrued expense	32,578	25,786
Estimated warranty liabilities	25,779	8,138
Unrealized foreign exchange loss (gain), net	18,485	(13,207)
Temporary difference from expense and sales allowance	12,257	1,845
Loss carryforward	3,437	27,540
Investment tax credits	3,238	1,600
Provision for doubtful accounts	2,166	178,467
Valuation gain on financial instruments, net	(130)	(413)
Others	831	378

	142,929	292,308
Valuation allowance	—	(176,844)

Net deferred income tax assets—current	$142,929	$115,464

Noncurrent

Deferred income tax assets (liabilities)
Accrued pension cost	$263,285	$241,030
Loss carryforward	137,121	47,425
Equity in losses of equity method investees, net	89,396	41,150
Impairment loss	59,064	11,995
Investment tax credit	—	5,289
Abandonment of equipment not approved by National Tax Administration	—	107
Others	(2,018)	(2,395)

	546,848	344,601
Valuation allowance	(108,890)	(4,844)

Net deferred income tax assets—noncurrent	$437,958	$339,757

As of December 31, 2012, details for investment tax credit of subsidiary are as follows:

Law/Statue	Items	Remaining Creditable Amount	Expiry Year
Statute for Upgrading Industries	Personnel training expenditures	$3,230	2013
	Purchase of machinery and equipment	8	2013

		$3,238

As of December 31, 2012, loss carryforward of subsidiaries are as follows:

Company	Total Amounts	Unused Amounts	Expiry Year
Local income tax laws	$38,393	$38,393	2016
Local income tax laws	73,088	67,763	2017
Local income tax laws	6,248	3,049	2018
Local income tax laws	7,571	7,571	2019
Local income tax laws	7,965	7,965	2020
Local income tax laws	11,748	11,748	2021
Local income tax laws	4,069	4,069	2022

	$149,082	$140,558

c.	The related information under the Integrated Income Tax System is as follows:

	December 31
	2012	2011
Balance of Imputation Credit Account (“ICA”)
Chunghwa	$4,459,457	$4,899,036

The estimated and the actual creditable ratios distribution of Chunghwa’s 2012 and 2011 for earnings were 19.05% and 17.63% respectively. The imputation credit allocated to stockholders is based on its balance as of the date of dividend distribution. The estimated ratio may change when the actual distribution of imputation credit is made.

d.	Undistributed earnings information

All Chunghwa’s earnings generated prior to June 30, 1998 have been appropriated.

Chunghwa’s income tax returns have been examined by tax authorities through 2007. The following subsidiaries income tax returns have been examined by authorities through 2010: SENAO, CHPT, CHSI, SHE, CHIEF, Unigate, CHI, LED and CIYP. The following subsidiaries income tax returns have been examined by authorities through 2011: YYRP and CHST.

25.	EARNINGS PER SHARE

EPS was calculated as follows:

	Amount (Numerator)		Weighted- average Number of Common Shares (Thousand) (Denominator)	Earnings Per Share (Dollars)
	Income Before Income Tax	Net Income		Income Before Income Tax	Net Income
Year ended December 31, 2012

Basic EPS
Income attributable to stockholders of the parent	$47,374,923	$39,903,974	7,757,447	$6.11	$5.14

Effect of dilutive potential common stock
SENAO’s stock options	(4,005)	(4,005)	—
Employee bonus	—	—	19,791

Diluted EPS
Income attributable to stockholders of the parent (including effect of dilutive potential common stock)	$47,370,918	$39,899,969	7,777,238	$6.09	$5.13

Year ended December 31, 2011

Basic EPS
Income attributable to stockholders of the parent	$55,378,638	$47,068,375	7,789,326	$7.11	$6.04

Effect of dilutive potential common stock
SENAO’s stock options	(8,928)	(8,928)	—
Employee bonus	—	—	21,279

Diluted EPS
Income attributable to stockholders of the parent (including effect of dilutive potential common stock)	$55,369,710	$47,059,447	7,810,605	$7.09	$6.03

In March 2007, the ARDF issued an Interpretation 96-052 that requires companies to recognize bonuses paid to employees, directors and supervisors as an expense rather than an appropriation of earnings beginning from January 1, 2008. According to the Interpretation 97-169 issued by ARDF in May 2008, Chunghwa presumed that the employees bonuses to be paid will be settled in shares and takes those shares into consideration when calculating the weighted average number of outstanding shares used in the calculation of diluted EPS if the shares have a dilutive effect for the years ended December 31, 2012 and 2011. The number of shares is calculated by dividing the amount of bonuses by the closing price of the Chunghwa’s shares of the balance sheet date. The dilutive effect of the shares needs to be considered until the stockholders resolve the number of shares to be distributed to employees in their meeting in the following year.

The diluted earnings per share for the years ended December 31, 2012 and 2011 were also due to the effect of potential common stock of stock options by SENAO.

26.	PENSION PLAN

Chunghwa completed privatization plans on August 12, 2005. Chunghwa is required to pay all accrued pension obligations including service clearance payment, lump sum payment under civil service plan, additional separation payments, etc. upon the completion of the privatization in accordance with the Statute Governing Privatization of Stated-owned Enterprises. After paying all pension obligations for privatization, the plan assets of Chunghwa should be transferred to the Fund for Privatization of Government-owned Enterprises (the “Privatization Fund”) under the Executive Yuan. On August 7, 2006, Chunghwa transferred the remaining balance of fund to the Privatization Fund. However, according to the instructions of MOTC, Chunghwa is requested to pay all accrued pension obligations including service clearance payment, lump sum payment under civil service plan, additional separation payments, etc. upon the completion of the privatization.

The pension plan under the Labor Pension Act of ROC (the “LPA”) is considered as a defined contribution plan. Based on the LPA, Chunghwa and its subsidiaries make monthly contributions to employees’ individual pension accounts at 6% of monthly salaries and wages.

The Company’s pension plan is considered as a defined benefit plan under the Labor Standards Law that provide benefits based on an employee’s length of service and average six-month salary prior to retirement. Chunghwa and its subsidiaries contribute an amount no more than 15% of salaries paid each month to their respective pension funds (the Funds), which are administered by the Labor Pension Fund Supervisory Committee (the Committee) and deposited in the names of the Committees in the Bank of Taiwan.

Pension costs of the Company were $3,211,686 thousand ($2,900,792 thousand subject to defined benefit plan and $310,894 thousand subject to defined contributed plan) and $3,056,881 thousand ($2,810,061 thousand subject to defined benefit plan and $246,820 thousand subject to defined contributed plan) for the years ended December 31, 2012 and 2011, respectively.

Pension information of the Company of the defined benefit plan is summarized as follows:

a.	Components of net periodic pension cost for the year

Year ended December 31, 2012

	Chunghwa	SENAO	Other
Service cost	$2,834,621	$1,279	$97
Interest cost	317,817	3,429	612
Expected return on plan assets	(252,645)	(2,067)	(368)
Amortization	(4,022)	1,702	337

Net periodic benefit pension cost	$2,895,771	$4,343	$678

Year ended December 31, 2011

	Chunghwa	SENAO	Other
Service cost	$2,759,070	$1,204	$—
Interest cost	261,522	2,805	1,487
Expected return on plan assets	(212,981)	(1,949)	(234)
Amortization	(4,022)	2,332	827

Net periodic benefit pension cost	$2,803,589	$4,392	$2,080

Reconciliation between the fund status and accrued pension liabilities, vested benefit, actuarial assumptions and contributions and payments of the fund is summarized as follows:

b.	Reconciliation between the fund status and accrued pension cost is summarized as follows:

December 31, 2012

	Chunghwa	SENAO	Other
Benefit obligation
Vested benefit obligation	$(15,807,582)	$(42,607)	$(278)
Non-vested benefit obligation	(4,068,647)	(114,672)	(23,395)

Accumulated benefit obligation	(19,876,229)	(157,279)	(23,673)
Additional benefit obligation	(1,981,949)	(50,733)	(10,422)

Projected benefit obligation	(21,858,178)	(208,012)	(34,095)
Fair values of plan assets	17,357,350	142,125	29,126

Funded status	(4,500,828)	(65,887)	4,969
Amortization of unrecognized net transition obligation (assets)	—	—	(409)
Unrecognized prior service cost effect	(33,655)	(6,579)	—
Amortization of unrecognized net loss (gain)	2,962,988	92,059	4,216
Adjustment of accrued pension cost	(947,384)	(34,747)	—

Net amount recognized—prepaid pension cost—included in other assets—other (accrued pension liabilities)	$(2,518,879)	$(15,154)	$(1,162)

December 31, 2011

	Chunghwa	SENAO	Other
Benefit obligation
Vested benefit obligation	$(12,527,833)	$(26,089)	$—
Non-vested benefit obligation	(4,234,319)	(99,425)	(20,153)

Accumulated benefit obligation	(16,762,152)	(125,514)	(20,153)
Additional benefit obligation	(1,724,407)	(45,935)	(10,449)

Projected benefit obligation	(18,486,559)	(171,449)	(30,602)
Fair values of plan assets	15,593,472	134,700	22,687

Funded status	(2,893,087)	(36,749)	(7,915)
Amortization of unrecognized net transition obligation	—	—	(214)
Unrecognized prior service cost effect	(37,677)	(6,892)	—
Amortization of unrecognized net loss (gain)	1,493,628	61,484	1,443
Adjustment of accrued pension cost	—	—	(385)

Net amount recognized—prepaid pension cost—included in other assets—other (accrued pension liabilities)	$(1,437,136)	$17,843	$(7,071)

c.	Vested benefit

	Chunghwa	SENAO	Other
December 31

2012	$18,440,277	$50,086	$308

2011	$16,164,494	$32,600	$—

d.	Actuarial assumptions

	December 31
	2012	2011
Discount rate used in determining present value	1.60%	1.75%
Rate of compensation increase	1.00%	1.00%
Expect long-term rate of return on plan assets	1.60%	1.50%

e.	Contributions and payments of the Fund

Year ended December 31, 2012

	Chunghwa	SENAO	Other
Contributions	$2,628,441	$6,093	$6,203

Payments	$1,159,518	$—	$—

Year ended December 31, 2011

	Chunghwa	SENAO	Other
Contributions	$2,593,658	$6,209	$3,154

Payments	$321,925	$—	$—

27.	TRANSACTIONS WITH RELATED PARTIES

The ROC Government, one of Chunghwa’s customers held significant equity interest in Chunghwa. Chunghwa provides fixed-line services, wireless services, Internet and data and other services to the various departments and institutions of the ROC Government and other state-owned enterprises in the normal course of business and at arm’s-length prices. The information on service revenues from government bodies and related organizations have not been provided because details of the type of transactions were not summarized by Chunghwa. Chunghwa believes that all revenues and costs of doing business are reflected in the financial statements.

a.	The Company engages in business transactions with the following related parties:

Company	Relationship
Taiwan International Standard Electronics Co., Ltd. (“TISE”)	Equity-method investee
Kingwaytek Technology Co., Ltd. (“KWT”)	Equity-method investee
Skysoft Co., Ltd. (“SKYSOFT”)	Equity-method investee
So-net Entertainment Taiwan Limited (“So-net”)	Equity-method investee
Viettel—CHT Co., Ltd. (“Viettel—CHT”)	Equity-method investee
Huada Digital Corporation (“HDD”)	Equity-method investee
Dian Zuan Intergrating Marketing Co., Ltd. (“DZIM”)	Equity-method investee
Senao Networks, Inc. (“SNI”)	Equity-method investee of SENAO
HopeTech Technologies Limited (“HopeTech”)	Equity-method investee of SIS
Chunghwa Telecom Foundation (“CTF”)	A nonprofit organization of which the funds donated by Chunghwa exceeds one third of its total funds

(Continued)

Company	Relationship
Senao Technical and Cultural Foundation (“STCF”)	A nonprofit organization of which the funds donated by SENAO exceeds one third of its total funds
International Integrated System, Inc. (“IISI”)	Equity-method investee, which was a subsidiary of Chunghwa before Chunghwa lost control over IISI on June 24, 2011
ST-2 Satellite Ventures Pte., Ltd. (“STS”)	Equity-method investee of CHTS
Sochamp Technology Co., Ltd. (“Sochamp”)	Investor with significant influence over CHST
United Daily News Co., Ltd. (“UDN”)	Investor with significant influence over SFD
udn Digital Co., Ltd. (“udnD”)	Investor with significant influence over SFD
Xiamen Sertec Business Technology Co., Ltd. (“Sertec”)	Equity-method investee of COI
Cheng Fong Investment Co., Ltd.	The chairman of the board of directors, who is served as the president of SENAO

(Concluded)

b.	Significant transactions with the above related parties are summarized as follows:

	December 31
	2012		2011
	Amount	%	Amount	%
1) Receivables
Trade notes and accounts receivable
So-net	$38,023	86	$11,263	33
Hope Tech	—	—	17,565	52
Others	5,914	14	5,236	15

	$43,937	100	$34,064	100

2) Payables
Trade notes payable, accounts payable and accrued expenses
TISE	$594,340	71	$519,612	66
IISI	113,215	14	120,166	15
SKYSOFT	32,951	4	10,041	1
STS	19,041	2	82,437	11
Hope Tech	12,669	1	11,767	1
Others	16,511	2	14,114	2

	788,727	94	758,137	96

Amounts collected for others
So-net	32,388	4	20,383	3
SKYSOFT	16,215	2	9,618	1
Others	—	—	9	—

	48,603	6	30,010	4

	$837,330	100	$788,147	100

3) Customers’ deposits
Others	$2,695	—	$2,005	—

	Year Ended December 31
	2012		2011
	Amount	%	Amount	%
4) Revenues
So-net	$336,470	—	$289,335	—
SKYSOFT	39,360	—	41,156	—
HopeTech	20,606	—	82,021	—
IISI	19,266	—	18,818	—
Others	9,121	—	6,009	—

	$424,823	—	$437,339	—

5) Operating costs and expenses
TISE	$572,878	—	$493,875	—
STS	405,680	—	167,651	—
IISI	274,008	—	105,346	—
SKYSOFT	108,182	—	49,146	—
Hope Tech	72,995	—	34,773	—
CTF	47,250	—	49,553	—
KWT	35,503	—	45,468	—
STCF	17,406	—	17,834	—
Others	2,254	—	9,805	—

	$1,536,156	—	$973,451	—

6) Non-operating income and gains
SNI	$31,211	2	$31,225	2
Others	937	—	749	—

	$32,148	2	$31,974	2

7) Acquisition of property, plant and equipment
TISE	$731,498	2	$1,332,495	5
SKYSOFT	14,238	—	14,238	—
IISI	—	—	151,644	1
Others	1,190	—	302	—

	$746,926	2	$1,498,679	6

8) Acquisition of intangible assets
udnD	$—	—	$9,743	—

Chunghwa has entered into a contract with ST-2 Satellite Ventures Pte., Ltd. on March 12, 2010 to lease capacity on the ST-2 satellite. This lease term is 15 years which will start from the official operation of ST-2 satellite and the total contract value is approximately $6,000,000 thousand (SG$260,723 thousand), which included a prepayment of $3,067,711 thousand, and the rest of amount will be paid annually when ST-2 satellite starts its official operation. ST-2 satellite was launched in May 2011, and began its official operation in August 2011. The total rental expense for the year ended December 31, 2012 was $405,680 thousand, which consisted of a reduction of the prepayment of $204,514 thousand and an additional accrual of $201,166 thousand. The prepayment was $2,777,983 thousand (classified as other current assets $204,514 thousand, and other assets—others $2,573,469 thousand) as of December 31, 2012.

SENAO rents out part of its plant to SNI, and the rent is collected monthly.

The transaction terms with the related parties were determined in accordance with mutual agreements when there were no similar transactions with third parties. Other transactions with related parties were not significantly different from those with third parties.

c.	The compensation of directors, supervisors and managements is showed as follows:

	Year Ended December 31
	2012	2011
Salaries	$124,796	$156,435
Compensations	73,423	70,296
Bonus and remunerations	78,990	84,450

	$277,209	$311,181

28.	PLEDGED ASSETS

The following assets are pledged as collaterals for long-term bank loans and contract deposits by the Company.

	December 31
	2012	2011
Property, plant and equipment, net	$2,693,863	$2,736,212
Land held for development	1,998,733	—
Restricted assets	10,000	9,033

	$4,702,596	$2,745,245

29.	SIGNIFICANT COMMITMENTS AND CONTINGENCIES

As of December 31, 2012, in addition to those disclosed in other notes, the Company’s remaining commitments under non-cancelable contracts with various parties were as follows:

a.	Acquisition of land and buildings of $30,921 thousand.

b.	Acquisition of telecommunications equipment of $25,893,428 thousand.

c.	Unused letters of credit of $17,798 thousand.

d.	Contract to print billing, envelopes and selling gifts of $150,000 thousand.

e.	The Company also has non-cancellable operating leases covering certain buildings, computers, computer peripheral equipment and operation system software under contracts that expire in various years. Future lease payments are as follows:

Year	Amount
2013	$2,321,460
2014	1,820,880
2015	1,317,370
2016	923,532
2017 and thereafter	685,760

f.	A commitment to contribute $2,000,000 thousand to a Piping Fund administered by the Taipei City Government, of which $1,000,000 thousand was contributed by Chunghwa on August 15, 1996 (classified as long-term investment—other monetary assets). If the fund is not sufficient, Chunghwa will contribute the remaining $1,000,000 thousand upon notification from the Taipei City Government. Based on Chunghwa’s understanding of the Piping Fund terms, if the project is considered to be no longer necessary by the ROC government, Chunghwa will receive back its proportionate share of the net equity of the Piping Fund upon its dissolution. Chunghwa does not know when its contribution to the Piping Fund will be returned; therefore, Chunghwa did not discount the face amount of its contribution to the Piping Fund.

30.	FAIR VALUE OF FINANCIAL INSTRUMENTS

a.	Fair values of financial instruments were as follows:

	December 31
	2012		2011
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Assets
Cash and cash equivalents	$53,202,312	$53,202,312	$67,389,556	$67,389,556
Financial assets at fair value through profit or loss	2,994	2,994	45,750	45,750
Available-for-sale financial assets—current	2,250,260	2,250,260	2,498,712	2,498,712
Held-to-maturity financial assets—current	4,250,146	4,250,146	1,201,301	1,201,301
Trade notes and accounts receivable, net	24,354,817	24,354,817	22,396,071	22,396,071
Receivables from related parties	43,937	43,937	34,064	34,064
Other current monetary assets	2,185,355	2,185,355	2,068,388	2,068,388
Restricted assets—current	10,000	10,000	56,725	56,725
Financial assets carried at cost	2,550,211	—	2,760,225	—
Available-for-sale financial assets—noncurrent	3,195,965	3,195,965	57,739	57,739
Held-to-maturity financial assets—noncurrent	11,796,144	11,796,144	13,494,891	13,494,891
Other noncurrent monetary assets	1,000,000	1,000,000	1,000,000	1,000,000
Refundable deposits	2,087,034	2,087,034	1,760,149	1,760,149
Restricted assets—noncurrent	—	—	8,093	8,093
Liabilities
Short-term loans	111,473	111,473	75,000	75,000
Financial liabilities at fair value through profit or loss	1,959	1,959	3,987	3,987
Trade notes and accounts payable	13,513,437	13,513,437	14,264,769	14,264,769
Payables to related parties	837,330	837,330	788,147	788,147
Accrued expenses	17,932,843	17,932,843	18,571,544	18,571,544

(Continued)

	December 31
	2012		2011
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Payables to equipment suppliers (included in “other current liabilities”)	$2,379,833	$2,379,833	$1,834,254	$1,834,254
Payables to contractors (included in “other current liabilities”)	1,884,038	1,884,038	1,870,486	1,870,486
Amounts collected for others (included in “other current liabilities”)	1,326,777	1,326,777	1,200,618	1,200,618
Refundable customers’ deposits (included in “other current liabilities”)	1,219,355	1,219,355	1,095,183	1,095,183
Current portion of long-term loans	8,372	8,372	701,887	701,887
Long-term loans	2,050,000	2,050,000	1,058,372	1,058,372
Customers’ deposits	4,911,010	4,911,010	5,013,981	5,013,981

(Concluded)

b.	Methods and assumptions used in the estimation of fair values of financial instruments:

1)	The fair values of certain financial instruments recognized in the balance sheet generally correspond to the market prices of the financial assets. Because of the short maturities of these instruments, the carrying value represents a reasonable basis to estimate fair values. This method does not apply to the financial instruments discussed in Notes 2, 3, and 4 below.

2)	If the financial instruments have quoted market prices in an active market, the quoted market prices are viewed as fair values. If the market price of the other financial instruments are not readily available, valuation techniques are used incorporating estimates and assumptions that are consistent with prevailing market conditions.

3)	Financial assets carried at cost are investments in unlisted shares, which have no quoted prices in an active market and entail an unreasonably high cost to obtain verifiable fair values. Therefore, no fair value is presented.

4)	The fair value of long-term loans (including current portion) is discounted based on projected cash flow which approximate their carrying amounts. The projected cash flows were discounted using the interest rate of similar long-term loans.

c.	Fair values of financial assets and liabilities using quoted market prices or valuation techniques were as follows:

	Amount Based on Quoted		Amount Determined Using
	Market Price		Valuation Techniques
	December 31		December 31
	2012	2011	2012	2011
Assets
Financial assets at fair value through profit or loss	$—	$39,656	$2,994	$6,094
Available-for-sale financial assets	5,395,754	2,480,242	50,207	76,209

Liabilities
Financial liabilities at fair value through profit or loss	—	249	1,959	3,738

d.	Information about financial risks

1)	Market risk

The foreign exchange rate fluctuations would result in the Company’s foreign-currency-dominated assets and liabilities, outstanding currency swap contracts, and forward exchange contracts exposed to rate risk.

The fluctuations of market price would result in the index future contracts exposed to price risk.

The financial instruments categorized as available-for-sale financial assets are mainly listed stocks, open-end mutual funds and corporate bonds. Therefore, the market risk is the fluctuations of market price. In order to manage this risk, the Company would assess the risk before investing; therefore, no material market risk is anticipated.

2)	Credit risk

Credit risk represents the potential loss that would be incurred by the Company if the counter-parties or third-parties breach contracts. Financial instruments with positive fair values at the balance sheet date are evaluated for credit risk. The counter-parties or third-parties of the aforementioned financial instruments are reputable financial institutions and corporations. Management does not expect the Company’s exposure to default by those parties to be material. The Company held a variety of financial instruments, the maximum credit exposed amount is the same as their carrying amounts.

3)	Liquidity risk

The Company has sufficient operating capital to meet cash needs upon settlement of derivative financial instruments. Therefore, the liquidity risk is low.

The financial instruments of the Company categorized as available-for-sale financial assets are publicly-traded, easily converted to cash. Therefore, no material liquidity risk is anticipated. The financial instruments categorized as financial assets carried at cost are investments that do not have a quoted market price in an active market. Therefore, material liquidity risk is anticipated.

4)	Cash flow interest rate risk

The Company engages in investments in fixed-interest-rate debt securities. Therefore, cash flows from such securities are not expected to fluctuate significantly due to changes in market interest rates.

31.	ADDITIONAL DISCLOSURES

Following are the additional disclosures required by the SFC for Chunghwa and its investees:

a.	Financing provided: None.

b.	Endorsement/guarantee provided: Please see Table 1.

c.	Marketable securities held: Please see Table 2.

d.	Marketable securities acquired and disposed of at costs or prices at least $100 million or 20% of the paid-in capital: Please see Table 3.

e.	Acquisition of individual real estate at costs of at least $100 million or 20% of the paid-in capital: Please see Table 4.

f.	Disposal of individual real estate at prices of at least $100 million or 20% of the paid-in capital: None.

g.	Total purchase from or sale to related parties amounting to at least $100 million or 20% of the paid-in capital: Please see Table 5.

h.	Receivables from related parties amounting to $100 million or 20% of the paid-in capital: Please see Table 6.

i.	Names, locations, and other information of investees on which the Company exercises significant influence: Please see Table 7.

j.	Financial transactions: Please see Notes 5 and 30.

k.	Investment in Mainland China: Please see Table 8.

l.	Intercompany relationships and significant intercompany transaction: Please see Table 9.

32.	SEGMENT FINANCIAL INFORMATION

a.	Segment information: Please see Table 10.

b.	Products and service revenues from external customer information: Please see Table 11.

c.	Geographic information

The users of the Company’s services are mainly from Taiwan, ROC. The revenues it derived outside Taiwan are mainly revenues from international long distance telephone and leased line services. The geographic information for revenues is as follows:

	Year Ended December 31
	2012	2011
Taiwan, ROC	$212,547,264	$211,825,801
Overseas	7,583,624	5,667,266

	$220,130,888	$217,493,067

The Company has long-lived assets in U.S., Singapore, Hong Kong, China, Vietnam, and Japan amounting to $1,415,148 thousand and $736,084 thousand at December 31, 2012 and 2011, respectively.

Except for the long-lived assets located in the aforementioned areas, the other long-lived assets are located in Taiwan, ROC.

d.	Major customers’ information

The export sales revenue of the Company is less than 10% of the operating income as of December 31, 2012 and 2011, respectively.

33.	OTHERS

The significant information of foreign-currency financial assets and liabilities as below:

	December 31
	2012			2011
	Foreign Currencies	Exchange Rate	New Taiwan Dollars	Foreign Currencies	Exchange Rate	New Taiwan Dollars
Financial assets

Monetary items
Cash
USD	$13,380	29.04	$388,545	$8,392	30.28	$254,110
HKD	63,697	3.75	238,674	121,692	3.90	474,599
JPY	106,647	0.34	35,834	78,436	0.39	30,590
SGD	5,323	23.76	126,478	35,417	23.31	825,570
Accounts receivable
USD	136,275	29.04	3,957,425	154,229	30.28	4,670,054
HKD	26,407	3.75	98,946	556	3.90	2,168
RMB	14,075	4.66	65,591	1,073	4.81	5,163
JPY	35,218	0.34	11,833	35,558	0.39	14,063
Available-for-sale financial assets
USD	75,517	29.04	2,193,024	68,243	30.28	2,066,398
Investments accounted for using equity method
USD	1,046	29.04	30,376	710	30.28	21,668
VND	196,334,815	0.00135	265,052	183,540,288	0.00139	255,121
SGD	22,798	23.76	541,672	19,827	23.31	462,161

Financial liabilities

Monetary items
Accounts payable
USD	124,240	29.04	3,607,930	115,758	30.28	3,505,152
EUR	34,058	38.49	1,310,892	28,037	39.18	1,098,504
HKD	22,337	3.75	83,697	795	3.90	3,101
SGD	871	23.76	20,695	3,579	23.31	83,426
RMB	12,477	4.66	58,143	15,522	4.81	74,661
JPY	39,397	0.34	13,253	13,186	0.39	5,156

34.	PRE-DISCLOSURE FOR ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS

Under Rule No. 0990004943 issued by the Financial Supervisory Commission (FSC) on February 2, 2010, the Company pre-discloses the following information on the adoption of International Financial Reporting Standards as follows.

a.

On May 14, 2009, the FSC announced the “Framework for Adoption of International Financial Reporting Standards by Companies in the ROC.” In this framework, starting 2013, companies with shares listed on the TSE or traded on the Taiwan GreTai Securities Market or Emerging Stock Market should prepare their financial statements in accordance with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and the International Financial Reporting Standards, International Accounting Standards, and the Interpretations as well as related guidance translated by the ARDF and issued by the FSC (IFRSs). To comply with this framework, the Company has set up a project team and made a plan to adopt the IFRSs. Leading the implementation of this plan is the

President. The main contents of the plan, anticipated schedule and status of execution as of December 31, 2012 were as follows:

Contents of Plan	Responsible Department	Status of Execution

1) Evaluation Phase: (August 1, 2009—March 31, 2010)

a) Make IFRSs adoption plan and set up a IFRSs project team	Accounting department	Completed
b) Compare and analyze the differences between current accounting policies and IFRSs	Accounting department	Completed
c) Complete the identification of consolidated entities under IFRSs	Accounting department	Completed
d) Evaluate the modification of current accounting policies for IFRSs adoption	Accounting department	Completed
e) Evaluate the adoption of IFRS 1, “First-time Adoption of International Financial Reporting Standards”	Accounting department	Completed
f) Conduct the first stage of internal employee training	Accounting department	Completed

2) Preparation Phase: (April 1, 2010—December 31, 2011)

a) Determine accounting policies in accordance with IFRSs	Accounting department	Completed
b) Choose the optional exemptions under IFRS 1, “First-time Adoption of International Financial Reporting Standards”	Accounting department	Completed
c) Modify related information system	Information technology department, accounting department	Completed
d) Amend internal control and related policies	Accounting department, related departments	Completed
e) Conduct the second stage of internal employee training	Accounting department	Completed

3) Application Phase: (January 1, 2012—December 31, 2013)

a) Prepare opening IFRSs balance sheet	Accounting department	Completed
b) Prepare IFRS comparative financial statements for the year ended December 31, 2012	Accounting department	In progress
c) Prepare financial statements in accordance with IFRSs	Accounting department	In progress

b.	Based on IFRS 1 “First-time adoption of International Financial Reporting Standards”, when the Company first adopts IFRSs, the Company should apply the IFRSs to establish its accounting policies, prepare its financial statements and make required adjustments retroactively to the transition date (January 1, 2012). IFRS 1 provided several optional exemptions. The main exemptions adopted by the Company were discussed as follows:

1)	Business combination

The Company elected not to apply IFRS 3 retrospectively to business combinations occurred on or before December 31, 2011.

2)	Share-based payment transactions

The Company elected not to apply IFRS 2 retrospectively to the share-based payment transactions which were granted and vested on or before December 31, 2011.

3)	Deemed costs

The Company elected to measure its revalued land at the date of transition to IFRSs at its revalued amount determined under ROC GAAP as its deemed cost.

4)	Employee benefits

The Company elected to recognize all unrecognized cumulative actuarial gains and losses as retained earnings as of January 1, 2012.

The impacts of the aforementioned optional exemptions were included in the following part e. of “explanation for the adjustments of IFRSs transition”.

c.	The Company had assessed the material differences and the impacts between the existing accounting policies and the accounting policies to be adopted under IFRSs as follows:

1)	Reconciliation of consolidated balance sheet as of January 1, 2012

		Adjustments
		Differences in Recognitions and Measurements	Differences in Presentations
ROC GAAP				IFRSs
Items	Amount			Amount	Items	Notes
Current assets	$106,538,985	$(337,754)	$(115,464)	$106,085,767	Current assets	4), 7), 9), 13)
Investments accounted for using equity method	2,563,636	(7,619)	—	2,556,017	Investments accounted for using the equity method	10)
Financial assets carried at cost	2,760,225	—	—	2,760,225	Financial assets carried at cost
Available-for-sale financial assets	57,739	—	—	57,739	Available-for-sale financial assets
Held-to-maturity financial assets	13,494,891	—	—	13,494,891	Held-to-maturity financial assets
Other monetary assets	1,000,000	—	(1,000,000)	—		13)
Property, plant and equipment	302,612,014	—	(7,580,183)	295,031,831	Property, plant and equipment	1), 2), 13)
		—	9,060,081	9,060,081	Investment property	1), 2)
Intangible assets	6,330,253	—	12,475	6,342,728	Intangible assets	13)
Other assets	7,562,539	581,839	(356,827)	7,787,551	Other noncurrent assets	1), 2), 4), 5), 6), 7), 13)

Total	$442,920,282	$236,466	$20,082	$443,176,830	Total

Current liabilities	$59,280,808	$567,407	$—	$59,848,215	Current liabilities	7), 8), 9)
Noncurrent liabilities	3,635,835	1,322,478	—	4,958,313	Long-term liabilities	7), 8)
Reserve for land value incremental tax	94,986	—	(94,986)	—		4)
Other liabilities	6,866,005	1,549,205	115,068	8,530,278	Other noncurrent liabilities	4), 6)

Total liabilities	69,877,634	3,439,090	20,082	73,336,806	Total liabilities

Common stock	77,574,465	—	—	77,574,465	Common stock
Additional paid-in capital	169,536,289	20,621,248	—	190,157,537	Additional paid-in capital	6), 12)
Retained earnings	115,866,869	(18,052,348)	—	97,814,521	Retained earnings	3), 5), 6), 7), 8), 9), 10), 11), 12)
Other adjustments	5,753,403	(5,724,647)	—	28,756	Other adjustments	3), 6), 10)

Total equity attributable to stockholders of the parent	368,731,026	(3,155,747)	—	365,575,279	Total equity attributable to shareholders of the parent
Minority interests in subsidiaries	4,311,622	(46,877)	—	4,264,745	Noncontrolling interest	5), 6), 10), 11)

Total stockholders’ equity	373,042,648	(3,202,624)	—	369,840,024	Total shareholders’ equity

Total	$442,920,282	$236,466	$20,082	$443,176,830	Total

2)	Reconciliation of consolidated balance sheet as of December 31, 2012

		Adjustments
		Differences in Recognitions and Measurements	Differences in Presentations
ROC GAAP				IFRSs
Items	Amount			Amount	Items	Notes
Current assets	$100,995,487	$7,783	$(142,364)	$100,860,906	Current assets	4), 7), 9), 13)
Investments accounted for using equity method	2,249,955	(9,663)	—	2,240,292	Investments accounted for using the equity method	10), 12)
Financial assets carried at cost	2,550,211	—	—	2,550,211	Financial assets carried at cost
Available-for-sale financial assets	3,195,965	—	—	3,195,965	Available-for-sale financial assets
Held-to-maturity financial assets	11,796,144	—	—	11,796,144	Held-to-maturity financial assets
Other monetary assets	1,000,000	—	(1,000,000)	—		13)
Property, plant and equipment	303,650,145	—	(6,307,796)	297,342,349	Property, plant and equipment	1), 2), 13)
		—	7,788,898	7,788,898	Investment property	1), 2)
Intangible assets	5,812,709	—	33,647	5,846,356	Intangible assets	13)
Other assets	8,196,205	732,633	(364,954)	8,563,884	Other noncurrent assets	1), 2), 4), 5), 6), 7), 13)

Total	$439,446,821	$730,753	$7,431	$440,185,005	Total

Current liabilities	$56,783,972	$64,503	$—	$56,848,475	Current liabilities	7), 8), 9)
Noncurrent liabilities	4,716,053	1,180,726	—	5,896,779	Long-term liabilities	7), 8)
Reserve for land value incremental tax	94,986	—	(94,986)	—		4)
Other liabilities	7,941,596	2,078,841	102,417	101,122,854	Other noncurrent liabilities	4), 5), 6)

Total liabilities	69,536,607	3,324,070	7,431	72,868,108	Total liabilities

Common stock	77,574,465	—	—	77,574,465	Common stock
Additional paid-in capital	169,544,058	20,618,372	—	190,162,430	Additional paid-in capital	6), 11), 12)
Retained earnings	113,408,979	(1,820,248)	—	94,988,731	Retained earnings	3), 5), 6), 7), 8), 9), 10), 11), 12)
Other adjustments	4,914,892	(4,753,831)	—	161,061	Other adjustments	3), 5),6), 10)

Total equity attributable to stockholders of the parent	365,442,394	(2,555,707)	—	362,886,687	Total equity attributable to shareholders of the parent
Minority interests in subsidiaries	4,467,820	(37,610)	—	4,430,210	Noncontrolling interest	5), 6), 10), 11)

Total stockholders’ equity	369,910,214	(2,593,317)	—	367,316,897	Total shareholders’ equity

Total	$439,446,821	$730,753	$7,431	$440,185,005	Total

3)	Reconciliation of consolidated statement of comprehensive income for year ended December 31, 2012

		Adjustments
		Differences in Recognitions and Measurements	Differences in Presentations
ROC GAAP				IFRSs
Items	Amount			Amount	Items	Notes
Net revenues	$220,130,888	$1,288,941	$—	$221,419,829	Net revenues	7), 8), 9)
Operating costs	(141,177,220)	(334,456)	(1,132)	(141,512,808)	Operating costs	6), 7), 9), 14)

Gross profits	78,953,668	954,485	(1,132)	79,907,021	Gross profits
Operating expenses	(30,040,263)	39,568	35,195	(29,965,500)	Operating expenses	6), 7), 9), 11), 14)

Income from operations	48,913,405	994,053	34,063	49,941,521	Income from operations
Non-operating income and losses	(17,242)	3,221	151	(13,870)	Non-operating income and losses	3), 10), 12)

Income before income tax	48,896,163	997,274	34,214	49,927,651	Income before income tax
Income tax expense	(7,858,421)	(119,136)	(34,214)	(8,011,771)	Income tax expenses	5), 14)

Consolidated net income	$41,037,742	$878,138	$—	41,915,880	Consolidated net income

				(57,959)	Exchange differences arising from the translation of the foreign operations
				192,114	Unrealized valuation gain on available-for-sale financial assets
				(1,496,742)	Actuarial gains and losses on defined benefit plans	6)
				254,446	Tax relating to each component of other comprehensive income	5)
				(26,373)	Share of the profit or loss of associates and joint ventures accounted for using the equity method	10)
				(1,134,514)	Other comprehensive income—current period (after tax)
				$40,781,366	Total comprehensive income

d.	Appropriation for special reserve at the date of transition to IFRSs

In accordance with the Order No. 1010012865 issued by the FSC on April 6, 2012, upon the first-time adoption of IFRSs, an entity shall appropriate to the special reserve in the amount of the increase in retained earnings that resulted from applying the IFRS 1 exemptions to reclassify unrealized revaluation increment and cumulative translation differences (gain) to retained earnings. However, if the increase in retained earnings that resulted from all IFRSs adjustments is smaller than the amount of unrealized revaluation increment and cumulative translation differences (gain) reclassified to retained earnings, the special reserve is appropriated to the extent of the increased in retained earnings resulting from all IFRSs adjustments. The special reserve will be reversed in proportion to the usage, disposal or reclassification of the related assets. The adjustments from IFRSs adoption resulted in the decrease of retained earnings of the Company; therefore, the Company is not required to appropriate any amount to the special reserve.

e.	Explanation for the adjustments of IFRSs transition:

1)	Classification of investment property

On January 1, 2012, the assets that met definitions of investment property under IAS 40 “Investment Property” were reclassified from property, plant and equipment of $8,596,664 thousand, and other assets—idle assets of $463,417 thousand, to investment property. The total amount of reclassification was $9,060,081 thousand. On December 31, 2012, the assets that met definition of investment property were reclassified from property, plant and equipment, $7,329,796 thousand, and other assets—idle assets, $459,102 thousand, to investment property. The total amount of reclassification was $7,788,898 thousand.

2)	Classification of leased assets and idle assets

Under ROC GAAP, leased and idle assets were classified as other assets; after the transition to IFRSs, leased and idle assets were reclassified to property, plant and equipment or investment property based on the nature of these assets.

The Company reclassified leased assets to property, plant and equipment and the amounts were $400,453 thousand and $389,521 thousand as of January 1, 2012 and December 31, 2012, respectively. Except for the abovementioned Item 1) which discussed the reclassification from idle assets to investment property, the Company reclassified the remaining idle assets to property, plant and equipment amounting to $436,619 thousand and $415,479 thousand, as of January 1, 2012 and December 31, 2012, respectively.

3)	Deemed costs of property, plant and equipment

The Company elected to apply the optional exemption in IFRS 1. The management measured land (classified as property, plant and equipment and investment property under IFRSs) at its revalued amount which was determined under ROC GAAP as deemed costs. On January 1, 2012, the Company reclassified the unrealized revaluation increment (classified as stockholders’ equity) to retained earnings and the amount was $5,762,753 thousand. This reclassification did not affect total equity. Due to disposal of some revalued assets and recognition of impairment loss of the revalued assets, unrealized revaluation increment reclassified to retained earnings was decreased by $350 thousand and $2,054 thousand, respectively and unrealized revaluation increment as of December 31, 2012 was $5,760,349 thousand. As a result of the above adjustments, gain on disposal of property, plant and equipment was reduced by $350 thousand and impairment loss was increased by $2,054 thousand.

4)	Classification of deferred income tax asset and liability, and valuation allowance

Under ROC GAAP, a deferred income tax asset and liability should be classified as current and noncurrent in accordance with the classification of its related asset or liability. When a deferred income tax asset and liability does not relate to an asset or liability, then it is classified as either current or noncurrent based on the expected length of time before it is realized or settled. However, under IFRSs, a deferred income tax asset and liability should be classified as noncurrent, and could not be offset.

Under ROC GAAP, if it is more likely than not that deferred income tax assets will not be realized, the valuation allowances are provided to the extent. However, under IFRSs, deferred income tax assets are only recognized when it is more likely than not to be realized, and the valuation allowance is not used under IFRSs.

Based on the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, the reserve for land value incremental tax caused by revaluation of land is classified as long-term liabilities. Under IFRSs, if the Company elects to apply the IFRS 1 exemption and measure the revalued land using the carrying amount determined under ROC GAAP as its deemed cost, the related reserve for land value incremental tax should be classified as deferred income tax liabilities.

The Company reclassified its deferred income tax assets—current to noncurrent assets and the amounts were $115,464 thousand and $142,929 thousand as of January 1, 2012 and December 31, 2012, respectively. Further, deferred income tax liabilities, which were netted with deferred income tax assets under ROC GAAP, were reversed. As a result of such reversal, deferred income tax liabilities—noncurrent and deferred income tax assets—noncurrent were increased by $20,082 thousand and $7,431 thousand, respectively, and reserve for land value incremental tax of $94,986 thousand was also reclassified as deferred income tax liabilities—noncurrent under IFRSs.

5)	Income tax

Based on IAS 12 “Income Taxes”, the income tax adjustments as a result of the transition to IFRSs are as follows: Deferred income tax assets were increased by $596,271 thousand and $731,560 thousand (including the tax effects of actuarial gains and losses from defined benefit plans of $254,446 thousand) as of January 1, 2012 and December 31, 2012, respectively; retained earnings were increased by $587,418 thousand and $719,807 thousand as of January 1, 2012 and December 31, 2012, respectively; noncontrolling interests were increased by $8,853 thousand and $11,774 thousand as of January 1, 2012 and December 31, 2012, respectively. Deferred income tax liabilities were decreased by $21 thousand as of December 31, 2012. For the year ended December 31, 2012, due to the adjustment of deferred income tax assets and deferred income tax liabilities (decreased by $119,157 thousand in deferred tax assets and decreased by $21 thousand in deferred income tax liabilities), income tax expense was increased by $119,136 thousand and other comprehensive income gains (the tax income related to other comprehensive income) was increased by $254,446 thousand.

6)	Employee benefits

Under ROC GAAP, net transaction obligation that was resulted from the first time adoption of SFAS No. 18 “Pension” should be amortized on a straight-line basis over the average remaining service life of active plan participants and recognized as net periodic pension cost. After the transition to IFRSs, transitional rules in IAS 19 “Employee Benefits” did not apply, so the related amounts of net transaction obligation should be recognized at once and adjusted in retain earnings.

Further, under ROC GAAP, actuarial gains (losses) are recognized based on the corridor approach and the amounts are amortized over the average remaining service life of active plan participants. However, under IFRSs, the Company elected to recognize pension gains (losses) resulting from defined benefit plans as other comprehensive income immediately and subsequent reclassification to earnings is not permitted.

As a result of the aforementioned adjustments, other liabilities were increased by $1,549,205 thousand and $2,078,862 thousand as of January 1, 2012 and December 31, 2012, respectively; other noncurrent assets were decreased by $14,524 thousand and increased by $931 thousand as of January 1, 2012 and December 31, 2012, respectively; retained earnings were decreased by $1,512,039 thousand and $2,990,802 thousand as of January 1, 2012 and December 31, 2012, respectively; unrecognized net losses of pension were decreased by $215 thousand and $957,202 thousand as of January 1, 2012 and December 31, 2012, respectively; noncontrolling interests were decreased by $51,905 thousand and $44,331 thousand as of January 1, 2012 and December 31, 2012, respectively. For the year ended December 31, 2012, pension cost was decreased by $793 thousand which increased $169 thousand in operating costs and decreased $962 thousand in operating expenses and actuarial losses resulting from defined benefit plans (classified as other comprehensive income) was decreased by $1,496,742 thousand.

Further, prior to Chunghwa’s privatization in 2005, the pension contributions were made according to the related regulations. After privatization, the pension obligations of retained employees that were civil employees and entitled to receive future monthly pension payments based on the “Labor Pension Act”, “Act of Privatization of Government-Owned Enterprises”, and “Enforcement Rules of Statute of Privatization of Government-Owned Enterprises” were borne by the government. The settlement impact upon privatization of $20,648,078 thousand calculated according to the actuarial report under IAS 19 shall be retroactively adjusted from retained earnings to additional paid-in capital—privatization at the date of transition to IFRSs.

7)	Award credits (often known as “points”)

Under ROC GAAP, there’s no related guidance about award credits. After the transition to IFRSs, Chunghwa applied IFRIC 13 “Customer Royalty Program” retroactively. The award credit should be measured at its fair value to defer the recognition of revenue. When the customers redeem the points, the related revenues and costs shall be recognized. The guidance will replace Chunghwa’s current accounting policy that Chunghwa would accrue expenses when the award credits were given.

Accrued award credits liabilities (classified as other current liabilities) were decreased by $70,036 thousand and $120,863 thousand as of January 1, 2012 and December 31, 2012, respectively; receivables were increased by $12,128 thousand ($12,036 thousand was classified as current assets and $92 thousand was classified as noncurrent assets) and $7,925 thousand ($7,783 thousand was classified as current assets and $142 thousand was classified as noncurrent assets) as of January 1, 2012 and December 31, 2012, respectively; deferred award credits revenue (classified as long-term liabilities—deferred revenue) were increased by $36,370 thousand and $79,984 thousand as of January 1, 2012 and December 31, 2012, respectively; retained earnings were increased by $45,794 thousand and $48,804 thousand as of January 1, 2012 and December 31, 2012, respectively. The revenue was decreased by $47,817 thousand, the marketing expenses were decreased by $80,105 thousand and the operating cost was increased by $29,278 thousand for the year ended December 31, 2012.

8)	Recognition of revenue from providing fixed line connection service

Prior to privatization, according to the laws and regulations applicable to state-owned enterprises in Taiwan, Chunghwa recorded revenue from providing fixed line connection service at the time the service was performed. Under IFRSs, following the revenue recognition guidance, the above service revenue should be treated as deferred income and recognized over the time when the service is continuously provided.

Chunghwa should retrospectively adjust the deferred income of $1,925,816 thousand and $1,286,108 thousand as of January 1, 2012 and December 31, 2012, respectively, by decreasing retained earnings and increasing the deferred revenue from providing fixed line connection service ($639,708 thousand and $185,366 thousand were classified as current liabilities—deferred income; $1,286,108 thousand and $1,100,742 thousand were classified as long-term liabilities—deferred income as of January 1, 2012 and December 31, 2012, respectively). For the year ended December 31, 2012, revenue from providing fixed line connection service was increased by $639,708 thousand.

9)	Recognition of construction contract revenue

The construction contracts did not meet the criteria in IFRIC 15.11, so IAS 11 “Construction Contracts” does not apply. The Company could only recognize the revenues when the projects are completed and sold out based on IAS 18 “Revenue”. Due to the reasons mentioned above, the Company should reverse the revenue that was recognized based on percentage completion method, and recognize the related revenue, cost and expense when the project is completed in 2012.

Inventories were decreased by $392,040 thousand and nil as of January 1, 2012 and December 31, 2012, respectively; deferred marketing expenses (classified as other current assets) were increased by $42,250 thousand and nil as of January 1, 2012 and December 31, 2012, respectively; accrued expenses (classified as other current liabilities—accrued expense) were decreased by $2,265 thousand and nil of January 1, 2012 and December 31, 2012, respectively; retained earnings were decreased by $347,525 thousand and nil as of January 1, 2012 and December 31, 2012, respectively. The construction revenue was increased by $697,050 thousand, the construction cost was increased by $305,009 thousand and the marketing expenses were increased by $44,516 thousand for the year ended December 31, 2012.

10)	Equity method investments

Associates and joint ventures that accounted for using equity method should also adopt IFRSs in coordinated with the Company’s transition to IFRSs. The main adjustment includes employee benefit and share-based payments, etc. Due to the adjustments, long-term investments were decreased by $7,619 thousand and $9,394 thousand as of January 1, 2012 and December 31, 2012, respectively; retained earnings were decreased by $40,028 thousand and $52,057 thousand as of January 1, 2012 and December 31, 2012, respectively; unrecognized net loss of pension were decreased by $37,891 thousand and $49,316 thousand as of January 1, 2012 and December 31, 2012, respectively; noncontrolling interests was decreased by $5,482 thousand and $6,653 thousand as of January 1, 2012 and December 31, 2012, respectively. Investment income from associates and joint ventures that accounted for using equity method was increased by $4,389 thousand and other comprehensive income—associates and joint ventures that accounted for using equity method was decreased $17,589 thousand for the year ended December 31, 2012.

11)	Share-based payment transactions

The employee stock options granted by subsidiary were not vested on the transition date. Therefore, the subsidiary should apply IFRS 2 “Share-based Payment” retroactively.

Under IFRSs, paid-in capital—employee stock option recognized by subsidiary does not belong to the equity attributable to parent company, so it should be treated as noncontrolling interests. As of January 1, 2012, retained earnings were decreased by $1,657 thousand and noncontrolling interests was increased by $1,657 thousand. As of December 31, 2012, retained earnings were increased by $229 thousand, noncontrolling interests was increased by $1,600 thousand and paid-in capital—equity in additional paid-in capital reported by equity-method investees was decreased by $1,371 thousand. For the year ended December 31, 2012, the compensation cost under general and administrative expense was decreased by $3,017 thousand.

12)	Subscription of associates/subsidiaries new shares and adjustment of paid-in capital reported related to equity-method investees

When an investee issues new shares and original shareholders do not acquire new shares proportionately, this would result in changes in the investor’s shareholdings of the equity method investee. According to SFAS No. 5 “Long-term Investments under Equity Method” under ROC GAAP, since there are changes in the net assets value of the equity method investee attributable to the investor, the investor shall reflect such changes by adjusting additional paid-in capital and long-term investments. However, under IFRSs, if the changes do not cause the investor to lose significant influence over associates, the change shall be treated as a deemed disposal with the related gain or loss recognized in earnings. If the changes do not cause the investor to lose control over subsidiaries, the change shall be treated as equity transactions. In addition, the Company complied with the IFRSs FAQs published by the Taiwan Stock Exchange, and reclassified the paid-in capital which did not meet the definitions under IFRSs or the Company Act and Regulations of Ministry of Economic Affairs to retained earnings. The Company reclassified such paid-in capital of $26,830 thousand as of January 1, 2012 to retained earnings. As of December 31, 2012, paid-in capital was decreased by $1,505 thousand, retained earnings was increased by $1,236 thousand, and long-term investment was decreased by $269 thousand. Gain on disposal of financial instruments was increased by $1,236 thousand for the year ended December 31, 2012.

13)	Presentation of consolidated balance sheets

a)	Piping fund

As part of the government’s effort to upgrade the existing telecommunications infrastructure project, Chunghwa and other public utility companies were required by the ROC government to contribute a total of $1,000,000 thousand to a Piping Fund administered by the Taipei City Government. Since the net assets of this fund would be returned proportionately after the project was completed, in order to conform to the presentation of the financial statements under IFRSs, the fund was reclassified as other noncurrent assets.

b)	Time deposits with maturities of more than three months

Under ROC GAAP, cash and cash equivalents includes time deposits that are cancellable but without any loss of principal. Under IFRSs, cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Therefore, an investment normally qualifies as a cash equivalent only when it has a short maturity of three months or less from the date of acquisition.

Time deposits with maturities of more than three months held by the Company were $40,709,500 thousand and $21,960,000 thousand as of January 1, 2012 and December 31, 2012, respectively. In order to conform to the presentation of the financial statements under IFRSs, such amounts were reclassified from cash to other monetary assets—current.

c)	Deferred expense

Under IFRSs, the deferred expense, which was classified as other assets under ROC GAAP, was reclassified based on its nature. Deferred expenses belonged to decoration construction projects and advertisement signboard, etc. were reclassified as prepaid expenses of nil and $565 thousand as of January 1, 2012 and December 31, 2012, respectively. Deferred expenses belonged to decoration construction projects and advertisement signboard, etc. were reclassified as property, plant and equipment of $157,529 thousand and $215,646 thousand as of January 1, 2012 and December 31, 2012, respectively. Deferred expenses belonged to computer software were reclassified as intangible assets of $12,475 thousand and $33,647 thousand as of January 1, 2012 and December 31, 2012, respectively.

d)	Assets expected for arrangement

Under IFRSs, the property, plant and equipment which were classified as assets expected for arrangement (included in other assets—others) under ROC GAAP, was reclassified based on its nature. Assets expected for arrangement were reclassified as property, plant and equipment of $21,880 thousand and $1,354 thousand as of January 1, 2012 and December 31, 2012, respectively.

14)	Presentation of consolidated statements of comprehensive income

After the transition to IFRSs, the consolidated statement of comprehensive income includes net income and other comprehensive income. Further, certain accounts were reclassified to conform to the presentation of the financial statements under IFRSs.

f.	The Company has prepared the above assessments in compliance with (a) the 2010 version of the IFRSs translated by the ARDF and issued by the FSC and (b) the Guidelines Governing the Preparation of Financial Reports by Securities Issuers amended and issued by the FSC on December 22, 2011. These assessments may be changed as the FSC may issue new rules governing the adoption of IFRSs, and as other laws and regulations may be amended to comply with the adoption of IFRSs. Therefore, the above assessments may be affected, and differ from the new accounting policies that are drafted by IFRSs.

TABLE 1

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

ENDORSEMENTS/GUARANTEES PROVIDED

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, Unless Specified Otherwise)

No.	Endorsement/Guarantee Provider	Guaranteed Party		Limits on Endorsement/			Amount of Endorsement/	Ratio of Accumulated Endorsement/	Maximum Endorsement/
		Name	Nature of Relationship (Note 2)	Guarantee Amount Provided to Each Guaranteed Party	Maximum Balance for the Year	Ending Balance	Guarantee Collateralized by Properties	Guarantee to Net Equity Per Latest Financial Statements	Guarantee Amount Allowable
0	Chunghwa Telecom Co., Ltd.	Donghwa Telecom Co., Ltd.	b	$3,654,424 (Note 3)	$1,031,923	$315,680 (Note 4)	$—	0.09%	$14,617,696 (Note 6)
25	Yao Yong Real Property Co., Ltd.	Light Era Development Co., Ltd.	d	3,665,887 (Note 7)	2,150,000	1,650,000 (Note 5)	1,650,000 (Note 5)	0.5%	3,665,887 (Note 7)

Note 1:	Significant transactions between the Company and its subsidiaries or among subsidiaries are numbered as follows:
a. “0” for the Company.
b. Subsidiaries are numbered from “1”.
Note 2:	Relationships between the endorsement/guarantee provider and the guaranteed party:
a. Trading partner.
b. Majority owned subsidiary.
c. The Company and subsidiary owns over 50% ownership of the investee company.
d. A subsidiary jointly owned by the Company and the Company’s directly-owned subsidiary.
e. Guaranteed by the Company according to the construction contract.
f. An investee company. The guarantees were provided based on the Company’s proportionate share in the investee company.
Note 3:	The maximum amount of endorsement or guarantee is up to 1% of the total stockholders’ equity of the latest financial statements of the Company.
Note 4:	The actual amount used by guaranteed party is $315,680 thousand.
Note 5:	The actual amount used by guaranteed party is $1,650,000 thousand.
Note 6:	The maximum amount of endorsement or guarantee is up to 4% of the total stockholders’ equity of the latest financial statements of the Company.
Note 7:	The maximum amount of endorsement or guarantee is up to 200% of the asset value of the latest financial statements of Yao Yong Real Property Co., Ltd.

TABLE 2

CHUNGHWA TELECOM CO., LTD.

MARKETABLE SECURITIES HELD

DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, Unless Otherwise Specified)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
0	Chunghwa Telecom Co., Ltd.	Stocks
		Senao International Co., Ltd.	Subsidiary	Investments accounted for using equity method	71,773	$1,623,305 (Note 10)	28	$6,825,627	Note 4
		Light Era Development Co., Ltd.	Subsidiary	Investments accounted for using equity method	300,000	3,785,310 (Note 10)	100	3,790,828	Note 1
		Donghwa Telecom Co., Ltd.	Subsidiary	Investments accounted for using equity method	305,090	1,168,032 (Note 10)	100	1,168,032	Note 1
		Chunghwa Telecom Singapore Pte., Ltd.	Subsidiary	Investments accounted for using equity method	26,383	746,122 (Note 10)	100	746,122	Note 1
		Chunghwa System Integration Co., Ltd.	Subsidiary	Investments accounted for using equity method	60,000	707,250 (Note 10)	100	690,341	Note 1
		Chunghwa Investment Co., Ltd.	Subsidiary	Investments accounted for using equity method	80,100	614,217 (Note 10)	89	672,509	Note 1
		CHIEF Telecom Inc.	Subsidiary	Investments accounted for using equity method	37,942	591,706 (Note 10)	69	534,053	Note 1
		International Integrated System, Inc.	Equity- method investee	Investments accounted for using equity method	22,498	277,592	33	253,259	Note 1
		Viettel-CHT Co., Ltd.	Equity- method investee	Investments accounted for using equity method	—	265,052	30	265,052	Note 1
		Huada Digital Corporation	Equity- method investee	Investments accounted for using equity method	25,000	241,309	50	241,309	Note 1
		Taiwan International Standard Electronics Co., Ltd.	Equity- method investee	Investments accounted for using equity method	1,760	224,099	40	523,348	Note 1
		Chunghwa International Yellow Pages Co., Ltd.	Subsidiary	Investments accounted for using equity method	15,000	188,738 (Note 10)	100	188,738	Note 1
		Prime Asia Investments Group Ltd. (B.V.I.)	Subsidiary	Investments accounted for using equity method	7,270	155,357 (Note 10)	100	155,479	Note 1
		Skysoft Co., Ltd.	Equity- method investee	Investments accounted for using equity method	4,438	127,686	30	91,144	Note 1
		Spring House Entertainment Tech. Inc.	Subsidiary	Investments accounted for using equity method	7,015	125,929 (Note 10)	56	112,642	Note 1
		Chunghwa Telecom Global, Inc.	Subsidiary	Investments accounted for using equity method	6,000	96,614 (Note 10)	100	109,643	Note 1
		Kingwaytek Technology Co., Ltd.	Equity- method investee	Investments accounted for using equity method	2,214	77,449	33	43,691	Note 1
		Chunghwa Telecom Vietnam Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	55,448 (Note 10)	100	55,448	Note 1

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012								Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)			Percentage of Ownership	Market Value or Net Asset Value
		Smartfun Digital Co., Ltd.	Subsidiary	Investments accounted for using equity method	6,500		$44,549 (Note 10)		65		$44,657		Note 1
		So-net Entertainment Taiwan Co., Ltd.	Equity- method investee	Investments accounted for using equity method	3,429		31,152		30		13,670		Note 1
		Chunghwa Telecom Japan Co., Ltd.	Subsidiary	Investments accounted for using equity method	1		25,689 (Note 10)		100		25,689		Note 1
		Dian Zuan Integrating Marketing Co., Ltd.	Equity- method investee	Investments accounted for using equity method	6,450		20,902		33		20,902		Note 1
		Chunghwa Sochamp Technology Inc.	Subsidiary	Investments accounted for using equity method	2,040		17,414 (Note 10)		51		21,076		Note 1
		New Prospect Investments Holdings Ltd. (B.V.I.)	Subsidiary	Investments accounted for using equity method	—	(US$	— 1 dollar (Note 10	) )	100	(US$	— 1 dollar	)	Note 8
		Taipei Financial Center Corp.	—	Financial assets carried at cost—noncurrent	172,927		1,789,530		12		1,679,386		Note 2
		Industrial Bank of Taiwan II Venture Capital Co., Ltd. (IBT II)	—	Financial assets carried at cost—noncurrent	18,000		180,000		17		164,111		Note 2
		Innovation Works Development Fund, L.P.	—	Financial assets carried at cost—noncurrent	—		108,476		4		105,242		Note 2
		Global Mobile Corp.	—	Financial assets carried at cost—noncurrent	7,617		77,018		3		48,555		Note 2
		iD Branding Ventures	—	Financial assets carried at cost—noncurrent	5,625		56,250		8		49,067		Note 2
		Innovation Works Limited	—	Financial assets carried at cost—noncurrent	1,000		31,391		2		36,403		Note 2
		CQi Energy Infocom Inc.	—	Financial assets carried at cost—noncurrent	2,000		—		18		—		Note 2
		RPTI Intergroup International Ltd.	—	Financial assets carried at cost—noncurrent	4,765		—		10		—		Note 2
		Essence Technology Solution, Inc.	—	Financial assets carried at cost—noncurrent	200		—		7		450		Note 2

		Beneficiary certificates (mutual fund)
		PIMCO GIS Total Return Bond Fund—H Institutional Class (Acc)	—	Available-for-sale financial assets	770		534,453		—		581,193		Note 3
		PIMCO Global Investment Grade Credit—Ins H Acc	—	Available-for-sale financial assets	1,071		456,118		—		507,266		Note 3
		PIMCO GIS Diversified Bond Fund—H Institutional Class (Acc)	—	Available-for-sale financial assets	984		347,452		—		406,507		Note 3
		Fidelity Funds—US Dollar Bond Fund Y-ACC-USD	—	Available-for-sale financial assets	778		297,283		—		302,047		Note 3
		Janus Flexible Income Bond Fund	—	Available-for-sale financial assets	671		230,472		—		245,103		Note 3
		Eastpring Investments—US Corporation Bond Fund	—	Available-for-sale financial assets	433		149,190		—		148,276		Note 3

		Stocks
		China Airlines Ltd.	—	Available-for-sale financial assets—noncurrent	263,622		3,092,287		5		3,163,465		Note 4

		Bond
		Taiwan Power Co. 2nd Unsecured Bond-EB Issue in 2005	—	Held-to-maturity financial assets	—		305,673		—		305,673		Note 6
		Taiwan Power Co. 2nd Unsecured Bond-EB Issue in 2005	—	Held-to-maturity financial assets	—		203,455		—		203,455		Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-B Issue in 2006	—	Held-to-maturity financial assets	—		151,457		—		151,457		Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-B Issue in 2006	—	Held-to-maturity financial assets	—	$201,943	—	$201,943	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	103,417	—	103,417	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	206,970	—	206,970	Note 6
		Taiwan Power Co. 2nd Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	208,143	—	208,143	Note 6
		Taiwan Power Co. 3rd Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	209,091	—	209,091	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-A Issue in 2008	—	Held-to-maturity financial assets	—	100,953	—	100,953	Note 6
		China Steel Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	50,512	—	50,512	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-A Issue in 2008	—	Held-to-maturity financial assets	—	50,005	—	50,005	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-A Issue in 2008	—	Held-to-maturity financial assets	—	50,502	—	50,502	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-B Issue in 2008	—	Held-to-maturity financial assets	—	204,379	—	204,379	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-B Issue in 2008	—	Held-to-maturity financial assets	—	307,722	—	307,722	Note 6
		Taiwan Power Co. 2nd Unsecured Corporate Bonds-B Issue in 2008	—	Held-to-maturity financial assets	—	151,002	—	151,002	Note 6
		Taiwan Power Co. 3rd Unsecured Corporate Bond-B Issue in 2008	—	Held-to-maturity financial assets	—	25,179	—	25,179	Note 6
		Taiwan Power Co. 4th Unsecured Corporate Bond-B Issue in 2008	—	Held-to-maturity financial assets	—	202,005	—	202,005	Note 6
		Taiwan Power Co. 7th Unsecured Corporate Bond-A Issue in 2008	—	Held-to-maturity financial assets	—	151,636	—	151,636	Note 6
		NAN YA Company 2nd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	200,990	—	200,990	Note 6
		NAN YA Company 3rd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	100,654	—	100,654	Note 6
		China Development Financial Holding Corporation 1st Unsecured Corporate Bonds-A Issue in 2008	—	Held-to-maturity financial assets	—	100,496	—	100,496	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	49,985	—	49,985	Note 6
		Formosa Petrochemical Corporation 2nd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	50,335	—	50,335	Note 6
		Formosa Petrochemical Corporation 2nd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	201,740	—	201,740	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	24,991	—	24,991	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	101,100	—	101,100	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
		Chinese Petroleum Corporation 1st Unsecured Corporate Bonds-A Issue in 2009	—	Held-to-maturity financial assets	—	$200,415	—	$200,415	Note 6
		FCFC 1st Unsecured Corporate Bonds Issue in 2009	—	Held-to-maturity financial assets	—	250,789	—	250,789	Note 6
		Taiwan Power Co. 1st Secured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	200,434	—	200,434	Note 6
		Taiwan Power Co. 1st Secured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	40,198	—	40,198	Note 6
		Taiwan Power Co. 2nd Secured Corporate Bond-B Issue in 2009	—	Held-to-maturity financial assets	—	100,170	—	100,170	Note 6
		Taiwan Power Company 4th Secured Corporate Bond-B Issue in 2009	—	Held-to-maturity financial assets	—	349,472	—	349,472	Note 6
		Taiwan Power Company 5th Secured Corporate Bond-B Issue in 2009	—	Held-to-maturity financial assets	—	100,324	—	100,324	Note 6
		NAN YA Company 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	99,978	—	99,978	Note 6
		NAN YA Company 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	201,009	—	201,009	Note 6
		NAN YA Company 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	301,415	—	301,415	Note 6
		NAN YA Company 3rd Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	200,275	—	200,275	Note 6
		NAN YA Company 3rd Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	50,157	—	50,157	Note 6
		NAN YA Company 4th Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	199,846	—	199,846	Note 6
		NAN YA Company 4th Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	301,462	—	301,462	Note 6
		MLPC 1st Unsecured Corporate Bond Issue in 2008	—	Held-to-maturity financial assets	—	99,965	—	99,965	Note 6
		MLPC 1st Unsecured Corporate Bond Issue in 2008	—	Held-to-maturity financial assets	—	99,965	—	99,965	Note 6
		MLPC 1st Unsecured Corporate Bond Issue in 2009	—	Held-to-maturity financial assets	—	301,780	—	301,780	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	200,188	—	200,188	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	200,673	—	200,673	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	301,389	—	301,389	Note 6
		Hon Hai Precision Industry Co., Ltd. First Debenture Issuing of 2009	—	Held-to-maturity financial assets	—	175,911	—	175,911	Note 6
		Hon Hai Precision Industry Co., Ltd. First Debenture Issuing of 2009	—	Held-to-maturity financial assets	—	100,458	—	100,458	Note 6
		Hon Hai Precision Industry Co., Ltd. First Debenture Issuing of 2009	—	Held-to-maturity financial assets	—	100,546	—	100,546	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
		FCFC 2nd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	$200,686	—	$200,686	Note 6
		FCFC 2nd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	100,241	—	100,241	Note 6
		TaipeiFubon Bank 5th Financial Debenturees-A Issue in 2010	—	Held-to-maturity financial assets	—	302,444	—	302,444	Note 6
		TaipeiFubon Bank 5th Financial Debenturees-A Issue in 2010	—	Held-to-maturity financial assets	—	201,160	—	201,160	Note 6
		TaipeiFubon Bank 5th Financial Debenturees-A Issue in 2010	—	Held-to-maturity financial assets	—	100,463	—	100,463	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	301,704	—	301,704	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	100,287	—	100,287	Note 6
		Taiwan Power Company 2nd Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	100,148	—	100,148	Note 6
		Taiwan Power Co 3rd Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	200,964	—	200,964	Note 6
		Taiwan Power Co. 4th Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	199,912	—	199,912	Note 6
		Taiwan Power Co. 4th Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	99,956	—	99,956	Note 6
		Taiwan Power Co. 4th Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	300,433	—	300,433	Note 6
		Mega Securities Co., Ltd. 1st Unsecured Corporate Bond Issue in 2009	—	Held-to-maturity financial assets	—	300,000	—	300,000	Note 6
		NAN YA Company 2nd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	50,327	—	50,327	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	201,904	—	201,904	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	299,752	—	299,752	Note 6
		Yuanta FHC 1st Unsecured Corporate Bonds-A Issue in 2011	—	Held-to-maturity financial assets	—	300,000	—	300,000	Note 6
		China Steel Corporation 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	100,352	—	100,352	Note 6
		China Steel Corporation 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	302,024	—	302,024	Note 6
		FCFC 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	299,564	—	299,564	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2011	—	Held-to-maturity financial assets	—	299,777	—	299,777	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2011	—	Held-to-maturity financial assets	—	100,726	—	100,726	Note 6
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bond issued in 2011	—	Held-to-maturity financial assets	—	301,689	—	301,689	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012							Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)			Percentage of Ownership	Market Value or Net Asset Value
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bond issued in 2011	—	Held-to-maturity financial assets	—		$100,525		—		$100,525	Note 6
		HSBC Bank (Taiwan) Limited 1st Financial Debenture-C Issue in 2011	—	Held-to-maturity financial assets	—		201,072		—		201,072	Note 6
		HSBC Bank (Taiwan) Limited 1st Financial Debenture-D Issue in 2011	—	Held-to-maturity financial assets	—		300,000		—		300,000	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—		149,792		—		149,792	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—		199,697		—		199,697	Note 6
		Chinese Petroleum Corporation 2nd Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		199,815		—		199,815	Note 6
		Taiwan Power Co. 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		99,915		—		99,915	Note 6
		Taiwan Power Co. 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		39,966		—		39,966	Note 6
		Taiwan Power Co. 1st Unsecured Corporate Bond-2A Issue in 2012	—	Held-to-maturity financial assets	—		99,912		—		99,912	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		99,922		—		99,922	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		199,843		—		199,843	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		200,312		—		200,312	Note 6
		TSMC 2nd Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		199,819		—		199,819	Note 6
		TSMC 3rd Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		199,814		—		199,814	Note 6
		KGI Securities Co., Ltd. 1st Unsecured Corporate Bonds in 2012	—	Held-to-maturity financial assets	—		300,000		—		300,000	Note 6
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		300,000		—		300,000	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		150,059		—		150,059	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		100,080		—		100,080	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		100,080		—		100,080	Note 6
		Eximbank 19-2nd Unsecured Financial Debentures	—	Held-to-maturity financial assets	—		150,000		—		150,000	Note 6
1	Senao International Co., Ltd.	Stocks
		Senao Networks, Inc.	Equity- method investee	Investments accounted for using equity method	16,824		412,666		40		412,666	Note 1
		Senao International (Samoa) Holding Ltd.	Subsidiary	Investments accounted for using equity method	33,475	(US$	544,489 18,688 (Note 10	) )	100	(US$	545,062 18,708)	Note 1
		N.T.U. Innovation Incubation Corporation	—	Financial assets carried at cost	1,200		12,000		9		12,000	Note 2

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012							Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)			Percentage of Ownership	Market Value or Net Asset Value
2	CHIEF Telecom Inc.	Stocks
		Unigate Telecom Inc.	Subsidiary	Investments accounted for using equity method	200		$1,669 (Note 10)		100		$1,669	Note 1
		Chief International Corp.	Subsidiary	Investments accounted for using equity method	200	(US$	14,234 490 (Note 10	) )	100	(US$	14,234 490)	Note 1
		3 Link Information Service Co., Ltd.	—	Financial assets carried at cost	374		3,450		10		6,734	Note 2
		21Vianet Group. Inc.	—	Available-for-sale financial assets	208	(US$	9,661 333)		—	(US$	9,661 333)	Note 4
3	Chunghwa System Integration Co., Ltd.	Stocks
		Concord Technology Co., Ltd.	Subsidiary	Investments accounted for using equity method	1,500		19,041 (RMB 4,124 (Note 10	) )	100		19,041 (RMB 4,124)	Note 1
7	Spring House Entertainment Tech. Inc.	Stocks
		Ceylon Innovation Co., Ltd.	Subsidiary	Investments accounted for using equity method	100		913 (Note 10)		100		913	Note 1
8	Light Era Development Co., Ltd.	Stocks
		Yao Yong Real Property Co., Ltd.	Subsidiary	Investments accounted for using equity method	83,290		2,719,688 (Note 10)		100		1,826,292	Note 1
9	Chunghwa Telecom Singapore Pte., Ltd.	Stocks
		ST-2 Satellite Ventures Pte., Ltd.	Equity- method investee	Investments accounted for using equity method	18,102	(SG$	541,672 22,798)		38	(SG$	541,672 22,798)	Note 1
14	Chunghwa Investment Co., Ltd.	Stocks
		Chunghwa Precision Test Tech. Co., Ltd.	Subsidiary	Investments accounted for using equity method	10,317		138,060 (Note 10)		53		138,060	Note 1
		Chunghwa Investment Holding Co., Ltd. (CIHC)	Subsidiary	Investments accounted for using equity method	1,432	(US$	18,835 649 (Note 10	) )	100	(US$	18,835 649)	Note 1
		PandaMonium Company Ltd.	Equity- method investee	Investments accounted for using equity method	602		—		43		—	Note 1
		CHIEF Telecom Inc.	Equity- method investee	Investments accounted for using equity method	2,000		28,181 (Note 10)		4		28,181	Note 1
		Senao International Co., Ltd.	Equity- method investee	Investments accounted for using equity method	1,001		47,016 (Note 10)		—		95,195	Note 4
		Tatung Technology Inc.	—	Financial assets carried at cost	4,571		73,964		11		73,180	Note 2
		Digimax Inc.	—	Financial assets carried at cost	2,000		10,928		3		17,980	Note 2
		iD Branding Ventures	—	Financial assets carried at cost	1,875		18,750		3		16,350	Note 2
		Uni Display Inc.	—	Financial assets carried at cost	2,269		21,974		1		12,659	Note 2
		A2peak Power Co., Ltd.	—	Financial assets carried at cost	990		—		3		—	Note 2
		CoaTronics Inc.	—	Financial assets carried at cost	840		1,168		6		3,083	Note 2
		VisEra Technologies Company Ltd.	—	Financial assets carried at cost	649		29,371		—		12,889	Note 2
		Ultra Fine Optical Technology Co., Ltd.	—	Financial assets carried at cost	1,800		18,000		8		14,418	Note 2
		Procrystal Technology Co., Ltd.	—	Financial assets carried at cost	1,350		16,200		2		16,268	Note 2
		Tons Lightology Inc.	—	Financial assets carried at cost	1,113		66,150		4		34,080	Note 7

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012							Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)			Percentage of Ownership	Market Value or Net Asset Value
		Alder Optomechanical Corp.	—	Financial assets carried at cost	666		$23,310		2		$11,139	Note 2
		Aide Energy (Cayman) Holding Co., Ltd.	—	Financial assets carried at cost	800		2,550		1		6,149	Note 2
		Mediapro Technology Ltd.	—	Financial assets carried at cost	55		8,177		—		5,816	Note 2
		Fashion Guide Co., Ltd.	—	Financial assets carried at cost	200		2,000		2		638	Note 2
		PChome Store Inc.	—	Available-for-sale financial assets—noncurrent	325		14,073		2		32,500	Note 4

		Bond
		Hua Nan Financial Holdings Company 1st Unsecured Subordinate Corporate Bonds Issue in 2006	—	Available-for-sale financial assets	50,000		50,203		—		50,471	Note 9
18	Concord Technology Co., Ltd.	Stocks
		Glory Network System Service (Shanghai) Co., Ltd.	Subsidiary	Investments accounted for using equity method	1,500		19,041 (RMB 4,124 (Note 10	) )	100		19,041 (RMB 4,124)	Note 1
20	Chunghwa Precision Test Tech. Co., Ltd.	Stocks
		Chunghwa Precision Test Tech. USA Corporation	Subsidiary	Investments accounted for using equity method	400	(US$	10,513 362 (Note 10	) )	100	(US$	10,513 362)	Note 1
22	Senao International (Samoa) Holding Ltd.	Stocks
		Senao International HK Limited	Subsidiary	Investments accounted for using equity method	32,760	(US$	521,718 17,906 (Note 10	) )	100	(US$	521,718 17,906)	Note 1
		HopeTech Technologies Limited	Equity- method investee	Investments accounted for using equity method	5,240	(US$	22,315 766)		45	(US$	22,315 766)	Note 1
23	Senao International HK Limited	Stocks
		Senao Trading (Fujian) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	184,251 6,324 (Note 10	) )	100	(US$	184,251 6,324)	Note 1
		Senao International Trading (Shanghai) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	125,656 4,313 (Note 10	) )	100	(US$	125,656 4,313)	Note 1
		Senao International Trading (Shanghai) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	52,704 1,809 (Note 10	) )	100	(US$	52,704 1,809)	Note 1 and 11
		Senao International Trading (Jiangsu) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	156,241 5,362 (Note 10	) )	100	(US$	156,241 5,362)	Note 1
24	Chunghwa Investment Holding Co., Ltd.	Stocks
		CHI One Investment Co., Limited	Subsidiary	Investments accounted for using equity method	6,520	(HK$	9,101 2,429 (Note 10	) )	100	(HK$	9,101 2,429)	Note 1

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012					Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)		Percentage of Ownership	Market Value or Net Asset Value
26	CHI One Investment Co., Limited	Stocks
		Xiamen Sertec Business Technology Co., Ltd.	Equity- method investee	Investments accounted for using equity method	—	$8,634 (RMB 1,853)		49	$8,634 (RMB 1,853)	Note 1
27	Prime Asia Investments Group, Ltd. (B.V.I.)	Stocks
		Chunghwa Hsingta Company Ltd.	Subsidiary	Investments accounted for using equity method	—	155,476 (RMB 33,360 (Note 10	) )	100	155,476 (RMB 33,360)	Note 1
29	Chunghwa Hsingta Company Ltd.	Stocks
		Chunghwa Telecom (China) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	122,628 (RMB 26,315 (Note 10	) )	100	122,628 (RMB 26,315)	Note 1
		Jiangsu Zhenhua Information Technology Company, LLC	Subsidiary	Investments accounted for using equity method	—	24,218 (RMB 5,197 (Note 10	) )	75	24,218 (RMB 5,197)	Note 1
		Hua-Xiong Information Technology Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	8,630 (RMB 1,852 (Note 10	) )	51	8,630 (RMB 1,852)	Note 1

Note 1:	The net asset values of investees were based on audited financial statements.
Note 2:	The net asset values of investees were based on unaudited financial statements.
Note 3:	The net asset values of beneficiary certificates (mutual fund) were based on the net asset values on December 31, 2012.
Note 4:	Market value was based on the closing price of December 31, 2012.
Note 5:	Showing at their original carrying amounts without adjustments for fair values, except for held-to-maturity financial assets.
Note 6:	The net asset values of investees were based on amortized cost.
Note 7:	Market value of emerging stock was based on the average trading price on December 31, 2012.
Note 8:	New Prospect Investments Holdings Ltd. (B.V.I.) was incorporated in March 2006, but not yet begun operation as of December 31, 2012.
Note 9:	The market value is determined by the hundred price of transaction market on December 31, 2012.
Note 10:	The amount was eliminated upon consolidation.
Note 11:	The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

(Concluded)

TABLE 3

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

MARKETABLE SECURITIES ACQUIRED AND DISPOSED OF AT COSTS OR PRICES OF AT LEAST NT$100 MILLION OR 20% OF

THE PAID-IN CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

No.	Company Name	Marketable Securities Type and Name	Financial Statement Account	Counter- party	Nature of Relationship	Beginning Balance		Acquisition			Disposal				Ending Balance
						Shares (Thousands/ Thousand Units)	Amount (Note 1)	Shares (Thousands/ Thousand Units)	Amount		Shares (Thousands/ Thousand Units)	Amount	Carrying Value (Note 1)	Gain (Loss) on Disposal	Shares (Thousands/ Thousand Units)	Amount (Note 1)

0	Chunghwa Telecom Co., Ltd.	Stocks
		Donghwa Telecom Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	223,190	$891,526 (Note 3)	81,900	$ (HK$	313,299 81,900)	—	$—	$—	$—	305,090	$1,168,032 (Notes 3 and 5)
		Chunghwa Investment Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	178,000	1,742,779 (Note 3)	—		—	97,900	979,000	979,000 (Note 4)	—	80,100	614,217 (Notes 3 and 5)
		China Airlines Ltd.	Available-for-sale financial assets—noncurrent	—	—	—	—	263,622		3,092,287	—	—	—	—	263,622	3,092,287
		Beneficiary certificates (mutual fund)
		HSBC Glbl Emerging Markets Bd A Inc.	Available-for-sale financial assets	—	—	304	172,231	—		—	304	181,011	172,231	8,780	—	—
		Templeton Global Bond A (ACC)	Available-for-sale financial assets	—	—	418	307,114	—		—	418	308,560	307,114	1,446	—	—
		PIMCO Global Investment Grade Credit—Ins H Acc	Available-for-sale financial assets	—	—	751	307,245	320		148,873	—	—	—	—	1,071	456,118
		Fidelity Funds—US Dollar Bond Fund Y-ACC-USD	Available-for-sale financial assets	—	—	—	—	778		297,283	—	—	—	—	778	297,283
		HSBC Global Investment Funds—Global Emerging Markets Bond ID	Available-for-sale financial assets	—	—	—	—	273		177,180	273	172,956	177,180	(4,224)	—	—
		Eastpring Investment—US Corporate Bond Fund	Available-for-sale financial assets	—	—	—	—	433		149,190	—	—	—	—	433	149,190
		Bonds
		NAN YA Company 2nd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	400,000 (Note 2)	—		—	—	—	200,000 (Note 2)	—	—	200,000 (Note 2)
		NAN YA Company 3rd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	200,000 (Note 2)	—		—	—	—	100,000 (Note 2)	—	—	100,000 (Note 2)
		TSMC 1st Unsecured Corporate Bond-C Issue in 2002	Held-to-maturity financial assets	—	—	—	300,000 (Note 2)	—		—	—	—	300,000 (Note 2)	—	—	—
		TSMC 1st Unsecured Corporate Bond-C Issue in 2002	Held-to-maturity financial assets	—	—	—	300,000 (Note 2)	—		—	—	—	300,000 (Note 2)	—	—	—
		TSMC 1st Unsecured Corporate Bond-A Issue in 2011	Held-to-maturity financial assets	—	—	—	300,000 (Note 2)	—		100,000 (Note 2)	—	—	—	—	—	400,000 (Note 2)
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—	—	—		500,000 (Note 2)	—	—	—	—	—	500,000 (Note 2)
		TSMC 2nd Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—	—	—		200,000 (Note 2)	—	—	—	—	—	200,000 (Note 2)
		TSMC 3rd Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—	—	—		200,000 (Note 2)	—	—	—	—	—	200,000 (Note 2)
		Formosa Petrochemical Corporation 2nd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	500,000 (Note 2)	—		—	—	—	250,000 (Note 2)	—	—	250,000 (Note 2)
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	250,000 (Note 2)	—		—	—	—	125,000 (Note 2)	—	—	125,000 (Note 2)

(Continued)

No.	Company Name	Marketable Securities Type and Name	Financial Statement Account	Counter- party	Nature of Relationship	Beginning Balance			Acquisition			Disposal				Ending Balance
						Shares (Thousands/ Thousand Units)	Amount (Note 1)		Shares (Thousands/ Thousand Units)	Amount		Shares (Thousands/ Thousand Units)	Amount	Carrying Value (Note 1)	Gain (Loss) on Disposal	Shares (Thousands/ Thousand Units)	Amount (Note 1)

		Chinese Petroleum Corporation 1st Unsecured Corporate Bonds-B Issue in 2006	Held-to-maturity financial assets	—	—	—		$700,000 (Note 2)	—		$—	—	$—	$350,000 (Note 2)	$—	—		$350,000 (Note 2)
		Chinese Petroleum Corporation 1st Unsecured Corporate Bonds-C Issue in 2006	Held-to-maturity financial assets	—	—	—		100,000 (Note 2)	—		200,000 (Note 2)	—	—	—	—	—		300,000 (Note 2)
		Chinese Petroleum Corporation 2st Unsecured Corporate Bonds-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		200,000 (Note 2)	—	—	—	—	—		200,000 (Note 2)
		China Steel Corporation 2nd Unsecured Corporate Bonds-A Issue in 2008	Held-to-maturity financial assets	—	—	—		200,000 (Note 2)	—		—	—	—	100,000 (Note 2)	—	—		100,000 (Note 2)
		China Steel Corporation 1nd Unsecured Corporate Bonds-A Issue in 2011	Held-to-maturity financial assets	—	—	—		100,000 (Note 2)	—		300,000 (Note 2)	—	—	—	—	—		400,000 (Note 2)
		Taiwan Power Co. 3rd Unsecured Corporate Bond-C Issue in 2006	Held-to-maturity financial assets	—	—	—		—	—		200,000 (Note 2)	—	—	—	—	—		200,000 (Note 2)
		Taiwan Power Co. 1st Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		140,000 (Note 2)	—	—	—	—	—		140,000 (Note 2)
		Taiwan Power Co. 2nd Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		100,000 (Note 2)	—	—	—	—	—		100,000 (Note 2)
		Yuanta Securities Co., Ltd. 1st Unsecured Corporate Bonds-B Issue in 2007	Held-to-maturity financial assets	—	—	—		200,000 (Note 2)	—		—	—	—	200,000 (Note 2)	—	—		—
		KGI Securities Co., Ltd. 1st Unsecured Corporate Bonds in 2011	Held-to-maturity financial assets	—	—	—		—	—		300,000 (Note 2)	—	—	—	—	—		300,000 (Note 2)
		China Development Holding Corporation 1st Unsecured Corporate Bonds Issue in 2007	Held-to-maturity financial assets	—	—	—		400,000 (Note 2)	—		—	—	—	400,000 (Note 2)	—	—		—
		China Development Holding Corporation 1st Unsecured Corporate Bonds-A Issue in 2011	Held-to-maturity financial assets	—	—	—		—	—		350,000 (Note 2)	—	—	—	—	—		350,000 (Note 2)
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bonds Issue in 2011	Held-to-maturity financial assets	—	—	—		—	—		400,000 (Note 2)	—	—	—	—	—		400,000 (Note 2)
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bonds-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		300,000 (Note 2)	—	—	—	—	—		300,000 (Note 2)
		HSBC Bank (Taiwan) Limited 1st Financial Debenture—C Issue in 2011	Held-to-maturity financial assets	—	—	—		—	—		200,000 (Note 2)	—	—	—	—	—		200,000 (Note 2)
		Eximoank 19-2nd Unsecured Financial Debenture	Held-to-maturity financial assets	—	—	—		—	—		150,000 (Note 2)	—	—	—	—	—		150,000 (Note 2)
1	Senao International Co., Ltd.	Stocks
		Senao International (Samoa) Holding Ltd.	Investments accounted for using equity method	—	Subsidiary	15,875	(US$	466,517 15,875)	17,600	(US$	522,080 17,600)	—	—	—	—	33,475	(US$	988,597 33,475) (Notes 3 and 5)
22	Senao International (Samoa) Holding Ltd.	Stocks Senao International HK Limited	Investments accounted for using equity method	—	Subsidiary	15,180		444,712 (US$15,180)	17,580		521,474 (US$17,580)	—	—	—	—	32,760		966,186 (US$32,760) (Notes 3 and 5)

(Continued)

No.	Company Name	Marketable Securities Type and Name	Financial Statement Account	Counter- party	Nature of Relationship	Beginning Balance			Acquisition			Disposal				Ending Balance
						Shares (Thousands/ Thousand Units)	Amount (Note 1)		Shares (Thousands/ Thousand Units)	Amount		Shares (Thousands/ Thousand Units)	Amount	Carrying Value (Note 1)	Gain (Loss) on Disposal	Shares (Thousands/ Thousand Units)	Amount (Note 1)
23	Senao International HK Limited	Stocks
		Senao International Trading (Jiangsu) Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	—	$ (US$	115,971 4,000)	—	$ (US$	147,765 5,000)	—	$—	$—	$—	—	$263,736 (US$ 9,000) (Notes 3 and 5)
		Senao International Trading (Fujian) Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	—	(US$	116,821 4,000)	—	(US$	221,972 7,500)	—	—	—	—	—	338,793 (US$11,500) (Notes 3 and 5)
		Senao International Trading (Shanghai) Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	—	(US$	148,413 5,000)	—	(US$	149,313 5,000)	—	—	—	—	—	297,726 (US$10,000) (Notes 3 and 5)

Note 1:	Showing at their original carrying amounts without adjustments for fair values.
Note 2:	Stated at its nominal amounts.
Note 3:	The ending balance includes equity in earnings or losses of equity method investees and cumulative transaction adjustments.
Note 4:	The amount decrease was because of capital reduction.
Note 5:	The amount was eliminated upon consolidation.

(Concluded)

TABLE 4

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

ACQUISITION OF REAL ESTATE AMOUNTING AT COST OF AT LEAST NT$100 MILLION OR 20% OF THE PAID-IN CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

Company Name	Type of Property	Transactions Date	Transaction Amount	Payment Term	Counter- party	Nature of Relationship	Prior Transaction made by Related Counter-party				Price Reference	Purpose of Acquisition	Other Terms
							Owner	Relationship	Transfer Date	Amount

Light Era Development Co., Ltd.	Land	2012.10.04	$1,977,932	Paid	5 people (Mr. Shen, etc.)	None	—	—	—	$—	In accordance with land appraisal report and mutual agreement	Investment and development	None

TABLE 5

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

TOTAL PURCHASES FROM OR SALES TO RELATED PARTIES AMOUNTING TO AT LEAST NT$100 MILLION OR

20% OF THE PAID-IN CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

No.	Company Name	Related Party	Nature of Relationship	Transaction Details				Abnormal Transaction (Note 3)		Notes/Accounts Payable or Receivable
				Purchase/Sale	Amount (Note 1)	% to Total	Payment Terms	Units Price	Payment Terms	Ending Balance (Note 2)		% to Total
0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	Subsidiary	Purchase	$9,832,009 (Note 4)	7	30-90 days	$—	—	$(1,305,378 (Note 4	) )	(9)
				Sales	713,394 (Note 4)	1	30 days	—	—	534,784 (Note 4)		6
		Chunghwa System Integration Co., Ltd.	Subsidiary	Purchase	803,102 (Note 4)	1	30 days	—	—	(525,183 (Note 4	) )	(4)
		CHIEF Telecom Inc.	Subsidiary	Purchase	334,152 (Note 4)	—	30 days	—	—	(60,209 (Note 4	) )	—
				Sales	260,808 (Note 4)	—	60 days	—	—	27,952 (Note 4)		—
		Taiwan International Standard Electronics Co., Ltd.	Equity-method investee	Purchase	572,878	—	30-90 days	—	—	(594,340)		(4)
		Chunghwa Telecom Global Inc.	Subsidiary	Purchase	270,069 (Note 4)	—	90 days	—	—	(69,735 (Note 4	) )	—
		Skysoft Co., Ltd.	Equity-method investee	Purchase	108,182	—	30 days	—	—	(32,951)		—
		So-net Entertainment Taiwan	Equity-method investee	Sales	336,470	—	60 days	—	—	20,606		—
		Donghwa Telecom Co., Ltd.	Subsidiary	Purchase	109,516 (Note 4)	—	30 days	—	—	(81,964 (Note 4	) )	(1)
				Sales	123,151 (Note 4)	—	30 days	—	—	39,865 (Note 4)		—
		InforExplorer Co., Ltd.	Equity-method investee	Purchase	274,008	—	90 days	—	—	(112,161)		(1)
		ST-Satellite Ventures Pte. Ltd.	Equity-method investee	Purchase	405,680	—	30 days	—	—	(19,041)		—
1	Senao International Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	Purchase	639,532 (Note 4)	2	30 days	—	—	(531,018 (Note 4	) )	(21)
				Sales	9,865,446 (Note 4)	28	30-90 days	—	—	1,327,409 (Note 4)		55
2	CHIEF Telecom Inc.	Chunghwa Telecom Co., Ltd.	Parent company	Purchase	260,379 (Note 4)	26	60 days	—	—	(27,324 (Note 4	) )	(34)
				Sales	334,152 (Note 4)	24	30 days	—	—	62,392 (Note 4)		40

(Continued)

No.	Company Name	Related Party	Nature of Relationship	Transaction Details				Abnormal Transaction (Note 3)		Notes/Accounts Payable or Receivable
				Purchase/Sale	Amount (Note 1)	% to Total	Payment Terms	Units Price	Payment Terms	Ending Balance (Note 2)		% to Total
3	Chunghwa System Integration Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	Sales	$2,517,203 (Note 4)	90	30 days	—	—	$549,584 (Note 4)		90
5	Chunghwa Telecom Global Inc.	Chunghwa Telecom Co., Ltd.	Parent company	Sales	270,069 (Note 4)	57	90 days	—	—	69,735 (Note 4)		82
6	Dongwa Telecom Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	Purchase	123,151 (Note 4)	31	30 days	—	—	(39,865 (Note 4	) )	49
				Sales	109,516 (Note 4)	24	30 days	—	—	81,964 (Note 4)		83

Note 1:	The differences were because Chunghwa Telecom Co., Ltd. and subsidiaries classified the amount as inventories, property, plant and equipment, intangible assets, and operating expenses.
Note 2:	Notes and accounts receivable did not include the amount as amounts collected for others and other receivables.
Note 3:	Transaction terms with the related parties were determined in accordance with mutual agreements when there were no similar transactions with third parties. Other transactions with related parties were not significantly different from those with third parties.
Note 4:	The amount was eliminated upon consolidation.

(Concluded)

TABLE 6

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

RECEIVABLES FROM RELATED PARTIES AMOUNTING TO AT LEAST NT$100 MILLION OR 20% OF THE PAID-IN CAPITAL

DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

No.	Company Name	Related Party	Nature of Relationship	Ending Balance	Turnover Rate (Note 1)	Overdue		Amounts Received in Subsequent Period	Allowance for Bad Debts
						Amounts	Action Taken
0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	Subsidiary	$1,443,395 (Note 2)	12.44	$—	—	$1,443,395	$—
1	Senao International Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	1,779,706 (Note 2)	7.64	—	—	1,558,720	—
3	Chunghwa System Integration Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	549,584 (Note 2)	4.27	—	—	536,890	—
4	Chunghwa International Yellow Pages Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	153,887 (Note 2)	7.40	—	—	136,247	—

Note 1:	Payments and receipts collected in trust for others are excluded from the accounts receivable for calculating the turnover rate.
Note 2:	The amount was eliminated upon consolidation.

TABLE 7

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

NAMES, LOCATIONS, AND OTHER INFORMATION OF INVESTEES IN WHICH THE COMPANY EXERCISES SIGNIFICANT INFLUENCE

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, Unless Otherwise Specified)

No.	Investor Company	Investee Company	Location	Main Businesses and Products	Original Investment Amount				Balance as of December 31, 2012					Net Income (Loss) of the Investee			Recognized Gain (Loss) (Notes 1 and 2)			Note
					December 31, 2012		December 31, 2011		Shares (Thousands)	Percentage of Ownership (%)	Carrying Value
0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	Taiwan	Selling and maintaining mobile phones and its peripheral products		$1,065,813		$1,065,813	71,773	28		$1,623,305 (Note 4)			$1,492,099			$410,617 (Note 4)		Subsidiary
		Light Era Development Co., Ltd.	Taiwan	Housing, office building development, rent and sale services		3,000,000		3,000,000	300,000	100		3,785,310 (Note 4)			667,951			664,064 (Note 4)		Subsidiary
		Donghwa Telecom Co., Ltd.	Hong Kong	International telecommunications IP fictitious internet and internet transfer services		1,195,518		882,219	305,090	100		1,168,032 (Note 4)			4,007			4,007 (Note 4)		Subsidiary
		Chunghwa Telecom Singapore Pte., Ltd.	Singapore	Telecommunication wholesale, internet transfer services international data and long distance call wholesales to carriers		574,112		574,112	26,383	100		746,122 (Note 4)			73,988			73,988 (Note 4)		Subsidiary
		Chunghwa System Integration Co., Ltd.	Taiwan	Providing communication and information aggregative services		838,506		838,506	60,000	100		707,250 (Note 4)			61,507			46,084 (Note 4)		Subsidiary
		Chunghwa Investment Co., Ltd.	Taiwan	Telecommunications, telecommunications value-added services and other related professional investment		759,709		1,738,709	80,100	89		614,217 (Note 4)			(165,530)			(148,528 (Note 4	) )	Subsidiary
		CHIEF Telecom Inc.	Taiwan	Internet communication and internet data center (“IDC”) service		482,165		482,165	37,942	69		591,706 (Note 4)			161,291			113,354 (Note 4)		Subsidiary
		InfoExplorer Co., Ltd.	Taiwan	IT solution provider, IT application consultation, system integration and package solution		283,500		283,500	22,498	33		277,592			48,242			20,605		Equity-method investee
		Viettel-CHT Co., Ltd.	Vietnam	IDC services		288,327		288,327	—	30		265,052			64,217			19,274		Equity-method investee
		Huada Digital Corporation	Taiwan	Providing software service		250,000		250,000	25,000	50		241,309			(18,761)			(9,380)		Equity-method investee
		Taiwan International Standard Electronics Co., Ltd.	Taiwan	Manufacturing, selling, designing, and maintaining of telecommunications systems and equipment		164,000		164,000	1,760	40		224,099			775,038			301,024		Equity-method investee
		Chunghwa International Yellow Pages Co., Ltd.	Taiwan	Yellow pages sales and advertisement services		150,000		150,000	15,000	100		188,738 (Note 4)			29,151			29,151 (Note 4)		Subsidiary
		Prime Asia Investments Group Ltd. (B.V.I.)	British Virgin Islands	Investment		215,020		206,089	7,270	100		155,357 (Note 4)			(35,832)			(35,813 (Note 4	) )	Subsidiary
		Skysoft Co., Ltd.	Taiwan	Providing of music on-line, software, electronic information, and advertisement services		67,025		67,025	4,438	30		127,686			139,988			41,031		Equity-method investee
		Spring House Entertainment Tech. Inc.	Taiwan	Network services, producing digital entertainment contents and broadband visual sound terrace development		62,209		62,209	7,015	56		125,929 (Note 4)			69,532			39,922 (Note 4)		Subsidiary
		Chunghwa Telecom Global, Inc.	United States	International data and internet services and long distance call wholesales to carriers		70,429		70,429	6,000	100		96,614 (Note 4)			12,257			14,510 (Note 4)		Subsidiary
		KingWay Technology Co., Ltd.	Taiwan	Publishing books, data processing and software services		71,770		71,770	2,214	33		77,449			54,879			12,300		Equity-method investee
		Chunghwa Telecom Vietnam Co., Ltd.	Vietnam	Information and communications technology, international circuit, and intelligent energy network service		73,157		43,847	—	100		55,448 (Note 4)			(9,287)			(9,287 (Note 4	) )	Subsidiary
		Smartfun Digital Co., Ltd.	Taiwan	Software retail		65,000		65,000	6,500	65		44,549 (Note 4)			(23,870)			(15,576 (Note 4	) )	Subsidiary
		So-net Entertainment Taiwan	Taiwan	Online service and sale of computer hardware		60,008		60,008	3,429	30		31,152			(11,517)			(3,393)		Equity-method investee
		Chunghwa Telecom Japan Co., Ltd.	Japan	Telecom business, information process and information provide service, development and sale of software and consulting services in telecommunication		17,291		17,291	1	100		25,689 (Note 4)			7,020			7,020 (Note 4)		Subsidiary
		Dian Zuan Integrating Marketing Co., Ltd.	Taiwan	Information technology service and general advertisement service		64,500		114,640	6,450	33		20,902			(118,646)			(39,854)		Equity-method investee
		Chunghwa Sochamp Technology Inc.	Taiwan	License plate recognition system		20,400		20,400	2,040	51		17,414 (Note 4)			1,107			(2,937 (Note 4	) )	Subsidiary
		New Prospect Investments Holdings Ltd. (B.V.I.)	British Virgin Islands	Investment		— (Note 3)		— (Note 3)	—	100		— (Notes 3 and 4)			—			— (Notes 3 and 4)		Subsidiary
1	Senao International Co., Ltd.	Senao Networks, Inc.	Taiwan	Telecommunication facilities manufactures and sales		206,190		206,190	16,824	40		412,666			293,650			118,946		Equity-method investee
		Senao International (Samoa) Holding Ltd.	Samoa Islands	International investment.	(US$	988,597 33,475)	(US$	466,517 15,875)	33,475	100	(US$	544,489 18,688 (Note 4	) )	(US$	(280,990 (9,494	) ))	(US$	(281,022 (9,495 (Note 4	) )) )	Subsidiary

(Continued)

No.	Investor Company	Investee Company	Location	Main Businesses and Products	Original Investment Amount				Balance as of December 31, 2012					Net Income (Loss) of the Investee			Recognized Gain (Loss) (Notes 1 and 2)			Note
					December 31, 2012		December 31, 2011		Shares (Thousands)	Percentage of Ownership (%)	Carrying Value
2	CHIEF Telecom Inc.	Unigate Telecom Inc.	Taiwan	Telecommunication and internet service.		$2,000		$2,000	200	100		$1,669 (Note 4)			$(135)			$(135 (Note 4	) )	Subsidiary
		Chief International Corp.	Samoa Islands	Network communication and engine room hiring	(US$	6,068 200)	(US$	6,068 200)	200	100	(US$	14,234 490 (Note 4	) )	(US$	4,521 153)		(US$	4,521 153 (Note 4	) )	Subsidiary
3	Chunghwa System Integrated Co., Ltd.	Concord Technology Co., Ltd.	Brunei	Providing advanced business solutions to telecommunications	(US$	47,321 1,500)	(US$	31,973 1,010)	1,500	100	(RMB	19,041 4,124 (Note 4	) )	(RMB	(1,799) (384))		(RMB	(1,799) (384)) (Note 4)		Subsidiary
7	Spring House Entertainment Tech. Inc.	Ceylon Innovation Co., Ltd.	Taiwan	International trading, general advertisement and book publishment service		1,000		1,000	100	100		913 (Note 4)			(41)			(41 (Note 4	) )	Subsidiary
8	Light Era Development Co., Ltd.	Yao Yong Real Property Co., Ltd.	Taiwan	Real estate leasing business		2,793,667		2,793,667	83,290	100		2,719,688 (Note 4)			51,958			35,718 (Note 4)		Subsidiary
9	Chunghwa Telecom Singapore Pte., Ltd.	ST-2 Satellite Ventures Pte., Ltd.	Singapore	Operation of ST-2 telecommunication satellite	(SG$	409,061 18,102)	(SG$	409,061 18,102)	18,102	38	(SG$	541,672 22,798)		(SG$	184,427 7,792)		(SG$	70,324 2,971)		Equity- method investee
14	Chunghwa Investment Co., Ltd.	Chunghwa Precision Test Tech Co., Ltd.	Taiwan	Semiconductor testing components and printed circuit board industry production and marketing of electronic products		91,875		91,875	10,317	53		138,060 (Note 4)			39,940			21,306 (Note 4)		Subsidiary
		Chunghwa Investment Holding Co., Ltd.	Brunei	General investment	(US$	46,035 1,432)	(US$	34,483 1,043)	1,432	100	(US$	18,835 649 (Note 4	) )	(US$	(3,530 (119	) ))	(US$	(3,530 (119 (Note 4	) )) )	Subsidiary
		Panda Monium Company Ltd.	Cayman	The production of animation	(US$	20,000 602)	(US$	20,000 602)	602	43		—			—			—		Equity- method investee
		CHIEF Telecom Inc.	Taiwan	Telecommunication and internet service		20,000		20,000	2,000	4		28,181 (Note 4)			161,291			6,272 (Note 4)		Equity- method investee
		Senao International Co., Ltd.	Taiwan	Selling and maintaining mobile phones and its peripheral products		49,731		49,731	1,001	—		47,016 (Note 4)			1,492,099			2,895 (Note 4)		Equity- method investee
18	Concord Technology Co., Ltd.	Glory Network System Service (Shanghai) Co., Ltd.	China	Providing advanced business solutions to telecommunications	(US$	47,321 1,500)	(US$	31,973 1,010)	1,500	100	(RMB	19,041 4,124 (Note 4	) )	(RMB	(1,799 (384	) ))	(RMB	(1,799 (384 (Note 4	) )) )	Subsidiary
20	Chunghwa Precision Test Tech. Co., Ltd.	Chunghwa Precision Test Tech. USA Corporation	United States	Semiconductor testing components and printed circuit board industry production and marketing of electronic products	(US$	12,504 400)	(US$	12,504 400)	400	100	(US$	10,513 362 (Note 4	) )	(US$	2,552 86)		(US$	2,552 86 (Note 4	) )	Subsidiary
22	Senao International (Samoa) Holding Ltd.	Senao International HK Limited.	Hong Kong	International investment.	(US$	966,186 32,760)	(US$	444,712 15,180)	32,760	100	(US$	521,718 17,906 (Note 4	) )	(US$	(282,550 (9,547	) ))	(US$	(282,550 (9,547 (Note 4	) )) )	Subsidiary
		HopeTech Technologies Limited	Hong Kong	Information technology and telecommunication products sales.	(US$	21,177 675)	(US$	21,177 675)	5,240	45	(US$	22,315 766)		(US$	3,556 120)		(US$	1,600 54)		Equity- method investee
24	Chunghwa Investment Holding Co., Ltd.	CHI One Investment Co., Limited	Hong Kong	General investment	(HK$	26,035 6,520)	(HK$	14,483 3,924)	6,520	100	(HK$	9,101 2,429 (Note 4	) )	(HK$	(3,499 (918	) ))	(HK$	(3,499 (918 (Note 4	) )) )	Subsidiary
26	CHI One Investment Co., Limited	Xiamen Sertec Business Technology Co., Ltd.	China	Customer Services and platform rental activities		25,414 (RMB 5,390)		13,862 (RMB 2,963)	—	49	(RMB	8,634 1,853)		(RMB	(7,092 (1,514	) ))	(RMB	(3,475) (742))		Equity- method investee
23	Senao International HK Limited	Senao Trading (Fujian) Co., Ltd.	China	Information technology services and sale of communication products	(US$	338,793 11,500)	(US$	116,821 4,000)	—	100	(US$	184,251 6,324 (Note 4	) )	(US$	(109,697 (3,706	) ))	(US$	(109,697 (3,706 (Note 4	) )) )	Subsidiary
		Senao International Trading (Shanghai) Co., Ltd.	China	Information technology services and sale of communication products	(US$	297,726 10,000)	(US$	148,413 5,000)	—	100	(US$	125,656 4,313 (Note 4	) )	(US$	(100,209 (3,386	) ))	(US$	(100,209 (3,386 (Note 4	) )) )	Subsidiary
		Senao International Trading (Shanghai) Co., Ltd.	China	Information technology services and sale of communication products	(US$	57,860 2,000)	(US$	57,860 2,000)	—	100	(US$	52,704 1,809 (Note 4	) )	(US$	(5,127 (173	) ))	(US$	(5,127 (173 (Note 4	) )) )	Subsidiary (Note 5)
		Senao International Trading (Jiangsu) Co., Ltd.	China	Information technology services and sale of communication products	(US$	263,736 9,000)	(US$	115,971 4,000)	—	100	(US$	156,241 5,362 (Note 4	) )	(US$	(67,454 (2,279	) ))	(US$	(67,454 (2,279 (Note 4	) )) )	Subsidiary
27	Prime Asia Investments Group, Ltd. (B.V.I.)	Chunghwa Hsingta Co., Ltd.	Hong Kong	Investment		215,019 (RMB 47,373)		206,089 (RMB 45,448)	—	100	(RMB	155,476 33,364 (Note 4	) )	(RMB	(35,835 (7,649	) ))	(RMB	(35,835 (7,649 (Note 4	) )) )	Subsidiary

(Continued)

No.	Investor Company	Investee Company		Location	Main Businesses and Products	Original Investment Amount				Balance as of December 31, 2012					Net Income (Loss) of the Investee			Recognized Gain (Loss) (Notes 1 and 2)			Note
						December 31, 2012		December 31, 2011		Shares (Thousands)	Percentage of Ownership (%)	Carrying Value
29	Chunghwa Hsingta Company Ltd.	Chunghwa Telecom	(China) Co., Ltd.	China	Planning and design of energy conservation and software and hardware system services, and integration of information system	$ (RMB	177,176 39,376)	$ (RMB	177,176 39,376)	—	100	$ (RMB	122,628 26,315 (Note 4	) )	$ (RMB	(31,394 (6,701	) ))	$ (RMB	(31,394 (6,701 (Note 4	) )) )	Subsidiary
		Jiangsu Zhenhua Information Technology Company, LLC		China	Intelligent energy conserving and intelligent building services	(RMB	28,912 6,072)		—	—	75		24,218 (RMB 5,197 (Note 4	) )	(RMB	(5,463 (1,166	) ))	(RMB	(4,097) (875 (Note 4	) ) )	Subsidiary
		Hua-Xiong Information Technology Co., Ltd.		China	Intelligent system and energy saving system services in buildings	(RMB	8,931 1,925)		—	—	51		8,630 (RMB 1,852 (Note 4	) )	(RMB	(665) (142))		(RMB	(342 (73 (Note 4	) )) )	Subsidiary

Note 1:	The equity in net income (loss) of investees was based on audited financial statements.
Note 2:	The equity in net income (loss) of investees includes amortization of differences between the investment cost and net value and elimination of unrealized transactions.
Note 3:	New Prospect Investments Holdings Ltd. (B.V.I.) was incorporated in March 2006, but have not yet begun operation as of December 31, 2012.
Note 4:	The amount was eliminated upon consolidation.
Note 5:	The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

(Concluded)

TABLE 8

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

INVESTMENT IN MAINLAND CHINA

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, in Thousands of U.S. Dollars)

	Main Businesses and	Total Amount of Paid-in	Investment	Accumulated Outflow of Investment from Taiwan as of January 1,	Investment Flows		Accumulated Outflow of Investment from Taiwan as of December 31,	% Ownership of Direct or Indirect	Investment Gain (Loss)		Carrying Value as of December 31,	Accumulated Inward Remittance of Earnings as of December 31,
Investee	Products	Capital	Type	2012	Outflow	Inflow	2012	Investment	(Note 2)		2012	2012
Glory Network System Service (Shanghai) Co., Ltd.	Providing advanced business solutions to telecommunications	$47,321	Note 1	$31,973	$15,348	$—	$47,321	100%	$(1,799 (Note 7	) )	$19,041 (Note 7)	$—
Xiamen Sertec Business Technology Co., Ltd.	Customer services and platform rental activities	51,552	Note 1	13,862	11,552	—	25,414	49%	(3,475)		8,634	—
Senao Trading (Fujian) Co., Ltd.	Information technology services and sale of communication products	338,793	Note 1	116,821	221,972	—	338,793	100%	(109,697 (Note 7	) )	184,251 (Note 7)	—
Senao International Trading (Shanghai) Co., Ltd.	Information technology services and sale of communication products	297,726	Note 1	148,413	149,313	—	297,726	100%	(100,209 (Note 7	) )	125,656 (Note 7)	—
Senao International Trading (Shanghai) Co., Ltd. (Note 8)	Information technology services and sale of communication products	57,860	Note 1	57,860	—	—	57,860	100%	(5,127 (Note 7	) )	52,704 (Note 7)	—
Senao International Trading (Jiangsu) Co., Ltd.	Information technology services and sale of communication products	263,736	Note 1	115,971	147,765	—	263,736	100%	(67,454 (Note 7	) )	156,241 (Note 7)	—
Chunghwa Telecom (China) Co., Ltd.	Energy conserving and providing installation, design and maintenance services	177,176	Note 1	177,176	—	—	177,176	100%	(31,394 (Note 7	) )	122,628 (Note 7)	—
Jiangsu Zhenghua Information Technology Company, LLC	Intelligent energy serving and intelligent building services	38,549	Note 1	28,912	—	—	28,912	75%	(4,099 (Note 7	) )	24,218 (Note 7)	—
Hua-Xiong Information Technology Co., Ltd.	Intelligent system and energy saving system services in buildings	17,511	Note 1	—	8,931	—	8,931	51%	(342 (Note 7	) )	8,630 (Note 7)	—

(Continued)

Accumulated Investment in Mainland China as of December 31, 2012		Investment Amounts Authorized by Investment Commission, MOEA		Upper Limit on Investment Stipulated by Investment Commission, MOEA
$ (US$	47,321 1,500)	$ (US$	47,321 1,500)	$414,205 (Note 3)
(US$	25,414 820)	(US$	79,882 2,500)	526,247 (Note 4)
(US$	958,115 32,500)	(US$	958,115 32,500)	3,293,687 (Note 5)
(US$	177,176 6,000)	(US$	177,176 6,000)	221,946,128 (Note 6)
(US$	28,912 960)	(US$	141,077 4,800)	221,946,128 (Note 6)
(US$	8,931 306)	(US$	44,653 1,530)	221,946,128 (Note 6)

Note 1:	Investments were through an holding company registered in a third region.
Note 2:	Recognition of investment gains (losses) was calculated based on the investee’s audited financial statements.
Note 3:	The amount was calculated based on the net assets value of Chunghwa System Integration Co., Ltd.
Note 4:	The amount was calculated based on the consolidated net assets value of Chunghwa Investment Co., Ltd.
Note 5:	The amount was calculated based on the consolidated net assets value of Senao International Co., Ltd.
Note 6:	The amount was calculated based on the consolidated net assets value of Chunghwa Telecom Co., Ltd.
Note 7:	The amount was eliminated upon consolidation.
Note 8:	The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

(Concluded)

TABLE 9

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

INTERCOMPANY RELATIONSHIPS AND SIGNIFICANT TRANSACTIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amount in Thousands of New Taiwan Dollars)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
2012	0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	a	Accounts receivable	$534,789	—	—
					Accounts payable	1,305,378	—	—
					Accrued custodial receipts	908,606	—	—
					Amounts collected for others	474,581	—	—
					Revenues	713,394	—	—
					Non-operating income and gains	499	—	—
					Operating costs and expenses	9,832,009	—	4
					Property, plant and equipment	25,779	—	—
					Customer’s deposits	1,181	—	—
			CHIEF Telecom Inc.	a	Accounts receivable	27,952	—	—
					Accounts payable	60,209	—	—
					Amounts collected for others	3,468	—	—
					Revenues	260,808	—	—
					Operating costs and expenses	334,152	—	—
					Property, plant and equipment	1,497	—	—
					Customer’s deposits	333	—	—
			Chunghwa Precision Test Tech. Co., Ltd.	a	Accounts receivable	68	—	—
					Accounts payable	969	—	—
					Revenues	2,495	—	—
					Non-operating income and gains	405	—	—
			Chunghwa International Yellow Pages Co., Ltd.	a	Accounts receivable	13,897	—	—
					Accounts payable	55,296	—	—
					Amounts collected for others	98,591	—	—
					Revenues	23,025	—	—
					Operating costs and expenses	70,209	—	—
			Chunghwa System Integration Co., Ltd.	a	Accounts receivable	23,294	—	—
					Accrued custodial receipts	4,621	—	—
					Accounts payable	525,183	—	—
					Payables to contractors	26,650	—	—
					Revenues	8,853	—	—
					Non-operating income and gains	650	—	—
					Operating costs and expenses	803,102	—	—
					Property, plant and equipment	1,161,098	—	—
					Office supplies	2,189	—	—
					Work in process	24,108	—	—
					Spare parts	19,411	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
					Intangible assets	$327,875	—	—
					Other deferred expenses	18,796	—	—
					Customer’s deposits	64,465	—	—
			Chunghwa Telecom Global Inc.	a	Accounts receivable	15,249	—	—
					Accounts payable	69,735	—	—
					Revenues	55,425	—	—
					Operating costs and expenses	270,069	—	—
					Property, plant and equipment	23,815	—	—
					Customer’s deposits	14,257	—	—
			Donghwa Telecom Co., Ltd.	a	Accounts receivable	39,865	—	—
					Accounts payable	81,964	—	—
					Revenues	123,151	—	—
					Operating costs and expenses	109,516	—	—
					Property, plant and equipment	188,697	—	—
			Spring House Entertainment Inc.	a	Accounts receivable	3,904	—	—
					Accounts payable	4,254	—	—
					Amounts collected for others	46,251	—	—
					Revenues	27,938	—	—
					Non-operating income and gains	51	—	—
					Operating costs and expenses	32,292	—	—
					Customer’s deposits	5	—	—
					Intangible assets	2,628	—	—
			Chunghwa Telecom Japan Co., Ltd.	a	Accounts receivable	5,171	—	—
					Accounts payable	5,946	—	—
					Revenues	31,803	—	—
					Operating costs and expenses	66,220	—	—
			Light Era Development Co., Ltd.	a	Accounts receivable	1,088	—	—
					Accounts payable	16,996	—	—
					Amounts collected for others	1,869	—	—
					Revenues	10,904	—	—
					Operating costs and expenses	7,434	—	—
					Property, plant and equipment	10,571	—	—
					Work in process	507	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	a	Accounts receivable	4,631	—	—
					Accounts payable	9,330	—	—
					Revenues	48,395	—	—
					Operating costs and expenses	50,182	—	—
			Chunghwa Investment Co., Ltd.	a	Revenues	538	—	—
			Chunghwa Telecom (China) Co., Ltd.	a	Accounts receivable	436	—	—
					Accounts payable	777	—	—
					Revenues	436	—	—
					Operating costs and expenses	9,675	—	—
			Smartfun Digital Co., Ltd.	a	Accounts payable	342	—	—
					Revenues	2,226	—	—
					Operating costs and expenses	135	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
			Chunghwa Telecom Vietnam Co., Ltd.	a	Accounts receivable	$2,179	—	—
.					Accounts payable	1,195	—	—
					Revenues	20	—	—
					Operating costs and expenses	1,782	—	—
			Chunghwa Sochamp Technology Inc.	a	Accounts receivable	35,238	—	—
					Accounts payable	173,206	—	—
					Revenues	227	—	—
					Operating costs and expenses	94,212	—	—
					Work in process	71,603	—	—
					Refundable deposits	28	—	—
			Ceylon Innovation Co., Ltd.	a	Revenues	1	—	—
			Chief International Corp.	a	Accounts receivable	4,358	—	—
					Accounts payable	4,019	—	—
	1	Senao International Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	1,327,409	—	—
					Other receivables	452,297	—	—
					Prepaid expenses	253	—	—
					Accounts payable	531,018	—	—
					Other payables	912,377	—	—
					Revenues	9,857,768	—	4
					Non-operating income and gains	20	—	—
					Purchase	639,532	—	—
					Operating expenses	73,862	—	—
					Non-operating costs and expenses	499	—	—
					Refundable deposits	1,181	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts receivable	59	—	—
					Other deferred expenses	7,671	—	—
					Revenues	77	—	—
			Spring House Entertainment Inc.	c	Accounts receivable	299	—	—
					Revenues	1,291	—	—
			Chunghwa International Yellow Pages Co., Ltd.	c	Revenues	90	—	—
					Operating costs and expenses	10	—	—
			Light Era Development Co., Ltd.	c	Revenues	129	—	—
			Smartfun Digital Co., Ltd.	c	Revenues	45	—	—
	2	CHIEF Telecom Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	62,392	—	—
					Prepaid expenses	12	—	—
					Other deferred expenses	1,273	—	—
					Accounts payable	27,324	—	—
					Advances from customers	628	—	—
					Revenues	334,152	—	—
					Non-operating income and gains	1,497	—	—
					Operating costs and expenses	260,808	—	—
					Refundable deposits	333	—	—
			Chunghwa System Integration Co., Ltd.	c	Revenues	91	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
			Chunghwa Telecom Singapore Pte., Ltd.	c	Accounts receivable	$1,831	—	—
					Accounts payable	1,326	—	—
					Revenues	13,798	—	—
					Operating costs and expenses	14,097	—	—
			Donghwa Telecom Co., Ltd.	c	Accounts receivable	68	—	—
					Revenues	792	—	—
			Chunghwa Telecom Japan Co., Ltd.	c	Accounts payable	1	—	—
					Revenues	107	—	—
					Operating costs and expenses	882	—	—
			Spring House Entertainment Inc.	c	Revenues	216	—	—
			Yao Yong Real Property Co., Ltd.	c	Operating costs and expenses	86,667	—	—
	3	Chunghwa System Integration Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	549,583	—	—
					Accounts payable	6,448	—	—
					Advances from customers	19,217	—	—
					Deferred revenue	23,607	—	—
					Revenues	2,332,972	—	1
					Operating costs and expenses	9,503	—	—
					Refundable deposits	64,465	—	—
			Senao International Co., Ltd.	c	Accounts payable	59	—	—
					Revenues	7,671	—	—
					Operating costs and expenses	77	—	—
			CHIEF Telecom Inc.	c	Operating costs and expenses	91	—	—
			Chunghwa International Yellow Pages Co., Ltd.	c	Accounts payable	94	—	—
					Revenues	1,217	—	—
					Operating costs and expenses	90	—	—
			Spring House Entertainment Inc.	c	Revenues	1,178	—	—
			Light Era Development Co., Ltd.	c	Accounts receivable	37	—	—
					Revenues	675	—	—
			Chunghwa Precision Test Tech. Co., Ltd.	c	Accounts receivable	964	—	—
					Revenues	1,938	—	—
			Chunghwa Investment Co., Ltd.	c	Accounts receivable	21	—	—
					Revenues	20	—	—
			Smartfun Digital Co., Ltd.	c	Revenues	36	—	—
	4	Chunghwa International Yellow Pages Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	79,203	—	—
					Accrued custodial receipts	72,067	—	—
					Accrued custodial payments	1,093	—	—
					Prepaid expenses	1,524	—	—
					Accounts payable	9,995	—	—
					Amounts collected for others	1,945	—	—
					Advances from customers	1,957	—	—
					Revenues	70,209	—	—
					Operating costs and expenses	23,025	—	—
			Senao International Co., Ltd.	c	Revenues	10	—	—
					Operating costs and expenses	90	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
			Chunghwa System Integration Co., Ltd.	c	Accounts receivable	$94	—	—
					Revenues	90	—	—
					Property, plant and equipment	357	—	—
					Intangible assets	860	—	—
			Light Era Development Co., Ltd.	c	Revenues	67	—	—
			Chunghwa Telecom Global Inc.	c	Revenues	129	—	—
	5	Chunghwa Telecom Global, Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	69,726	—	—
					Prepaid expenses	9	—	—
					Advances from customers	1,527	—	—
					Accounts payable	13,722	—	—
					Revenues	293,884	—	—
					Operating costs and expenses	55,425	—	—
					Refundable deposits	14,257	—	—
			Donghwa Telecom Co., Ltd.	c	Revenues	3,418	—	—
			Chunghwa Precision Test Tech. Co., Ltd.	c	Accounts receivable	134	—	—
					Revenues	453	—	—
			Chunghwa International Yellow Pages Co., Ltd.	c	Operating costs and expenses	129	—	—
	7	Spring House Entertainment Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	4,254	—	—
					Accrued custodial receipts	46,251	—	—
					Accounts payable	3,904	—	—
					Revenues	34,920	—	—
					Operating costs and expenses	27,989	—	—
					Refundable deposits	5	—	—
			Senao International Co., Ltd.	c	Accounts payable	299	—	—
					Operating costs and expenses	1,260	—	—
					Property, plant and equipment	31	—	—
			Smartfun Digital Co., Ltd.	c	Prepaid expenses	1,012	—	—
					Operating costs and expenses	227	—	—
			CHIEF Telecom Inc.	c	Operating costs and expenses	216	—	—
			Chunghwa System Integration Co., Ltd.	c	Operating costs and expenses	40	—	—
					Property, plant and equipment	234	—	—
					Other assets	904	—	—
	6	Donghwa Telecom Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	24,359	—	—
					Prepaid expenses	57,605	—	—
					Accounts payable	39,865	—	—
					Advances from customers	188,697	—	—
					Revenues	109,516	—	—
					Operating costs and expenses	123,151	—	—
			CHIEF Telecom Inc.	c	Accounts payable	68	—	—
					Operating costs and expenses	792	—	—
			Chunghwa Telecom Global, Inc.	c	Operating costs and expenses	3,418	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	c	Accounts payable	171	—	—
					Prepaid expenses	23,763	—	—
					Operating costs and expenses	12,242	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
	8	Light Era Development Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	$18,587	—	—
					Prepaid expenses	278	—	—
					Accounts payable	1,088	—	—
					Advances from customers	507	—	—
					Revenues	18,005	—	—
					Operating costs and expenses	4,398	—	—
					Property, plant and equipment	476	—	—
					Work in process	6,030	—	—
			Senao International Co., Ltd.	c	Operating costs and expenses	47	—	—
					Property, plant and equipment	82	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts payable	37	—	—
					Operating costs and expenses	3	—	—
					Property, plant and equipment	530	—	—
					Intangible assets	107	—	—
					Work in process	35	—	—
			Chunghwa International Yellow Pages Co., Ltd.	c	Operating costs and expenses	67	—	—
	9	Chunghwa Telecom Singapore Pte., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	9,330	—	—
					Accounts payable	4,631	—	—
					Revenues	50,182	—	—
					Operating costs and expenses	48,395	—	—
			CHIEF Telecom Inc.	c	Accounts receivable	1,326	—	—
					Accounts payable	1,831	—	—
					Revenues	14,097	—	—
					Operating costs and expenses	13,798	—	—
			Donghwa Telecom Co., Ltd.	c	Accounts receivable	171	—	—
					Advances from customers	23,763	—	—
					Revenues	12,242	—	—
			Chunghwa Telecom Japan Co., Ltd.	c	Accounts receivable	442	—	—
					Revenues	928	—	—
	10	Chunghwa Telecom Japan Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	5,946	—	—
					Accounts payable	4,467	—	—
					Advances from customers	704	—	—
					Revenues	66,220	—	—
					Operating costs and expenses	31,803	—	—
			CHIEF Telecom Inc.	c	Accounts receivable	1	—	—
					Revenues	882	—	—
					Operating costs and expenses	107	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	c	Accounts payable	442	—	—
					Operating costs and expenses	928	—	—

	14	Chunghwa Investment Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Operating costs and expenses	538	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts payable	21	—	—
					Operating costs and expenses	20	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
	20	Chunghwa Precision Test Tech. Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Prepaid expenses	$969	—	—
					Accounts payable	68	—	—
					Operating costs and expenses	2,900	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts payable	964	—	—
					Operating costs and expenses	1,938	—	—
			Chunghwa Telecom Global, Inc.	c	Accounts payable	134	—	—
					Operating costs and expenses	453	—	—
	25	Yao Yong Real Property Co., Ltd.	CHIEF Telecom Inc.	c	Revenues	86,667	—	—
	30	Chunghwa Telecom (China) Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	777	—	—
					Accounts payable	436	—	—
					Revenues	9,675	—	—
					Operating costs and expenses	436	—	—
	31	Smartfun Digital Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	342	—	—
					Revenues	135	—	—
					Operating costs and expenses	2,226	—	—
			Senao International Co., Ltd.	c	Operating costs and expenses	45	—	—
			Chunghwa System Integration Co., Ltd.	c	Operating costs and expenses	33	—	—
					Prepaid expenses	3	—	—
			Spring House Entertainment Inc.	c	Advances from customers	1,012	—	—
					Revenues	227	—	—
	32	Chunghwa Telecom Vietnam Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	1,195	—	—
					Accounts payable	2,179	—	—
					Revenues	1,782	—	—
					Operating costs and expenses	20	—	—
	33	Chunghwa Sochamp Technology Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	173,206	—	—
					Advances from customers	35,238	—	—
					Revenues	165,815	—	—
					Operating costs and expenses	227	—	—
					Customer’s deposits	28	—	—
	36	Ceylon Innovation Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Operating costs and expenses	1	—	—
	16	Chief International Corp.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	4,019	—	—
					Accounts payable	4,358	—	—
2011	0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	a	Accounts receivable	45,189	—	—
					Accrued custodial receipts	680,862	—	—
					Accounts payable	1,222,386	—	—
					Amounts collected for others	366,211	—	—
					Revenues	831,109	—	—
					Non-operating income and gains	9	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
					Operating costs and expenses	$7,385,083	—	3
					Property, plant and equipment	15,223	—	—
					Work in process	266	—	—
					Customer’s deposits	1,328	—	—
			CHIEF Telecom Inc.	a	Accounts receivable	30,852	—	—
					Accounts payable	46,849	—	—
					Amounts collected for others	3,759	—	—
					Revenues	272,276	—	—
					Operating costs and expenses	307,458	—	—
					Customer’s deposits	333	—	—
			Chunghwa System Integration Co., Ltd.	a	Accounts receivable	1,494	—	—
					Accrued custodial receipts	11,883	—	—
					Accounts payable	704,538	—	—
					Revenues	10,141	—	—
					Non-operating income and gains	1,028	—	—
					Operating costs and expenses	499,937	—	—
					Office supplies	1,429	—	—
					Work in process	371,103	—	—
					Spare parts	28,718	—	—
					Property, plant and equipment	1,209,201	—	—
					Intangible assets	252,740	—	—
					Other deferred expenses	12,325	—	—
					Customer’s deposits	21,474	—	—
			Chunghwa Telecom Global, Inc.	a	Accounts receivable	19,817	—	—
					Accounts payable	74,240	—	—
					Revenues	96,404	—	—
					Operating costs and expenses	243,584	—	—
					Property, plant and equipment	49,418	—	—
					Customer’s deposits	14,846	—	—
			Spring House Entertainment Tech. Inc.	a	Accounts receivable	731	—	—
					Accounts payable	4,001	—	—
					Amounts collected for others	31,867	—	—
					Revenues	10,775	—	—
					Operating costs and expenses	36,641	—	—
					Intangible assets	20,810	—	—
					Customer’s deposits	5	—	—
			Chunghwa International Yellow Pages Co., Ltd.	a	Accounts receivable	2,413	—	—
					Accrued custodial receipts	11,569	—	—
					Accounts payable	21,323	—	—
					Amounts collected for others	104,363	—	—
					Revenues	15,570	—	—
					Operating costs and expenses	45,732	—	—
					Work in process	1,204	—	—
			Donghwa Telecom Co., Ltd.	a	Accounts receivable	32,472	—	—
					Accounts payable	78,845	—	—
					Revenues	112,821	—	—
					Operating costs and expenses	106,327	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
			Light Era Development Co., Ltd.	a	Advances from customers	$249	—	—
					Amounts collected for others	17,070	—	—
					Revenues	107,343	—	—
					Operating costs and expenses	274	—	—
			Chunghwa Telecom Japan Co., Ltd.	a	Accounts receivable	7,619	—	—
					Accounts payable	6,463	—	—
					Revenues	38,544	—	—
					Operating costs and expenses	65,501	—	—
					Property, plant and equipment	37,591	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	a	Accounts receivable	6,571	—	—
					Accounts payable	3,924	—	—
					Revenues	45,163	—	—
					Operating costs and expenses	36,479	—	—
					Property, plant and equipment	53,588	—	—
			Chunghwa Precision Test Tech Co., Ltd.	a	Accounts receivable	52	—	—
					Revenues	2,214	—	—
					Non-operating income and gains	283	—	—
					Operating costs and expenses	1	—	—
			Chunghwa Investment Co., Ltd.	a	Revenues	3	—	—
			Chunghwa Telecom (China) Co., Ltd.	a	Accounts payable	934	—	—
					Operating costs and expenses	6,808	—	—
			Smartfun Digital Co., Ltd.	a	Revenues	334	—	—
					Customer’s deposits	8	—	—
			Chunghwa Telecom Vietnam Co., Ltd.	a	Accounts payable	150	—	—
					Operating costs and expenses	1,081	—	—
			Chunghwa Sochamp Technology Inc.	a	Accounts payable	1,841	—	—
					Revenues	64	—	—
					Operating costs and expenses	1,249	—	—
			InfoExplorer Co., Ltd.	a	Revenues	4,085	—	—
					Operating costs and expenses	76,494	—	—
	1	Senao International Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	1,253,842	—	—
					Other receivables	334,501	—	—
					Prepaid expenses	254	—	—
					Accounts payable	44,874	—	—
					Other payables	681,177	—	—
					Advances from customers	27,261	—	—
					Revenues	7,427,731	—	3
					Non-operating income and gains	102	—	—
					Operating costs and expenses	831,109	—	—
					Non-operating costs and expenses	9	—	—
					Refundable deposits	1,328	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts receivable	2,294	—	—
					Revenues	2,328	—	—
			Spring House Entertainment Tech. Inc.	c	Accounts receivable	62	—	—
					Revenues	397	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
			Chunghwa International Yellow Pages Co., Ltd.	c	Revenues	$73	—	—
					Operating costs and expenses	10	—	—
			CHIEF Telecom Inc.	c	Revenues	1	—	—
			Light Era Development Co., Ltd.	c	Revenues	199	—	—

	2	CHIEF Telecom Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	48,728	—	—
					Prepaid expenses	1,880	—	—
					Accounts payable	30,223	—	—
					Advances from customers	629	—	—
					Revenues	307,458	—	—
					Operating costs and expenses	271,759	—	—
					Property, plant and equipment	517	—	—
					Refundable deposits	333	—	—
			Senao International Co., Ltd.	c	Operating costs and expenses	1	—	—
			Chunghwa System Integration Co., Ltd.	c	Revenues	91	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	c	Accounts receivable	439	—	—
					Accounts payable	1,137	—	—
					Revenues	6,632	—	—
					Operating costs and expenses	6,111	—	—
			Donghwa Telecom Co., Ltd.	c	Accounts receivable	71	—	—
					Revenues	849	—	—
			Chunghwa Telecom Japan Co., Ltd.	c	Accounts payable	135	—	—
					Operating costs and expenses	7,571	—	—
			Chunghwa Telecom Global, Inc.	c	Operating costs and expenses	24	—	—
			Yao Yong Real Property Co., Ltd.	c	Operating costs and expenses	86,667	—	—

	3	Chunghwa System Integration Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	704,538	—	—
					Accounts payable	13,377	—	—
					Deferred revenue	207,593	—	—
					Revenues	2,167,860	—	1
					Operating costs and expenses	11,169	—	—
					Refundable deposits	21,474	—	—
			Senao International Co., Ltd.	c	Accounts payable	2,294	—	—
					Operating costs and expenses	2,328	—	—
			CHIEF Telecom Inc.	c	Operating costs and expenses	91	—	—
			Chunghwa International Yellow Pages Co., Ltd.	c	Accounts payable	147	—	—
					Revenues	1,255	—	—
					Operating costs and expenses	217	—	—
			Chunghwa Telecom Global, Inc.	c	Revenues	354	—	—
			Spring House Entertainment Tech. Inc.	c	Accounts receivable	356	—	—
					Revenues	1,229	—	—
			Chunghwa Precision Test Tech Co., Ltd.	c	Accounts receivable	347	—	—
					Revenues	330	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
	4	Chunghwa International Yellow Pages Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	$19,892	—	—
					Accrued custodial receipts	104,363	—	—
					Prepaid expenses	1,431	—	—
					Accounts payable	379	—	—
					Amounts collected for others	11,569	—	—
					Advances from customers	2,034	—	—
					Revenues	47,012	—	—
					Operating costs and expenses	15,646	—	—
			Senao International Co., Ltd.	c	Revenues	10	—	—
					Operating costs and expenses	73	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts receivable	147	—	—
					Revenues	217	—	—
					Operating costs and expenses	1,255	—	—
			Chunghwa Telecom (China) Co., Ltd.	c	Revenues	59	—	—

	5	Chunghwa Telecom Global, Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	74,233	—	—
					Prepaid expenses	7	—	—
					Accounts payable	18,606	—	—
					Advances from customers	1,211	—	—
					Revenues	293,002	—	—
					Operating costs and expenses	96,404	—	—
					Refundable deposits	14,846	—	—
			CHIEF Telecom Inc.	c	Revenues	24	—	—
			Chunghwa System Integration Co., Ltd.	c	Operating costs and expenses	354	—	—
			Chunghwa Precision Test Tech Co., Ltd.	c	Accounts receivable	140	—	—
					Revenues	1,625	—	—

	7	Spring House Entertainment Tech. Inc.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	35,868	—	—
					Accounts payable	731	—	—
					Revenues	57,451	—	—
					Operating costs and expenses	10,775	—	—
					Refundable deposits	5	—	—
			Senao International Co., Ltd.	c	Accounts payable	62	—	—
					Operating costs and expenses	397	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts payable	356	—	—
					Operating costs and expenses	1,229	—	—

	6	Donghwa Telecom Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	15,351	—	—
					Prepaid expenses	63,494	—	—
					Accounts payable	9,044	—	—
					Advances from customers	23,428	—	—
					Revenues	106,327	—	—
					Operating costs and expenses	112,821	—	—
			CHIEF Telecom Inc.	c	Accounts payable	71	—	—
					Operating costs and expenses	849	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	c	Accounts payable	6,227	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
	8	Light Era Development Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	$17,070	—	—
					Prepaid expenses	249	—	—
					Revenues	274	—	—
					Operating costs and expenses	101,246	—	—
					Inventories	5,888	—	—
					Intangible assets	209	—	—
			Senao International Co., Ltd.	c	Operating costs and expenses	199	—	—
	9	Chunghwa Telecom Singapore Pte., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	3,924	—	—
					Accounts payable	6,571	—	—
					Revenues	36,479	—	—
					Operating costs and expenses	45,163	—	—
					Advances from customers	53,588	—	—
			CHIEF Telecom Inc.	c	Accounts receivable	1,137	—	—
					Accounts payable	439	—	—
					Revenues	6,111	—	—
					Operating costs and expenses	6,632	—	—
			Donghwa Telecom Co., Ltd.	c	Revenues	6,227	—	—
			Chunghwa Telecom Japan Co., Ltd.	c	Accounts receivable	556	—	—
	10	Chunghwa Telecom Japan Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	6,463	—	—
					Accounts payable	6,990	—	—
					Advances from customers	629	—	—
					Revenues	103,092	—	—
					Operating costs and expenses	38,544	—	—
			CHIEF Telecom Inc.	c	Accounts receivable	135	—	—
					Revenues	7,571	—	—
			Chunghwa Telecom Singapore Pte., Ltd.	c	Accounts payable	556	—	—
	14	Chunghwa Investment Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Operating costs and expenses	3	—	—
	20	Chunghwa Precision Test Tech Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts payable	52	—	—
					Operating costs and expenses	2,497	—	—
					Non-operating income and gains	1	—	—
			Chunghwa System Integration Co., Ltd.	c	Accounts payable	347	—	—
					Operating costs and expenses	330	—	—
			Chunghwa Telecom Global, Inc.	c	Accounts payable	140	—	—
					Operating costs and expenses	1,625	—	—
	25	Yao Yong Real Property Co., Ltd.	CHIEF Telecom Inc.	c	Revenues	86,667	—	—
	30	Chunghwa Telecom (China) Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	934	—	—
					Revenues	6,808	—	—
			Chunghwa International Yellow Pages Co., Ltd.	c	Operating costs and expenses	59	—	—
	31	Smartfun Digital Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Operating costs and expenses	334	—	—
					Refundable deposits	8	—	—

(Continued)

Year	No. (Note 1)	Company Name	Related Party	Nature of Relationship (Note 2)	Transaction Details
					Financial Statement Account	Amount (Note 5)	Payment Terms (Note 3)	% to Total Sales or Assets (Note 4)
	32	Chunghwa Telecom Vietnam Co., Ltd.	Chunghwa Telecom Co., Ltd.	b	Accounts receivable	$150	—	—
					Revenues	1,081	—	—
	31	Chunghwa Sochamp Technology Inc.	Chunghwa Telecom Co., Ltd.	b	Operating costs and expenses	64	—	—
					Revenues	1,249	—	—
					Accounts receivable	1,841	—	—

Note 1:	Significant transactions between the Company and its subsidiaries or among subsidiaries are numbered as follows:
a.	“0” for the Company.
b.	Subsidiaries are numbered from “1”.
Note 2:	Related party transactions are divided into three categories as follows:
a.	The Company to subsidiaries.
b.	Subsidiaries to the Company.
c.	Subsidiaries to subsidiaries.
Note 3:	Transaction terms were determined in accordance with mutual agreements.
Note 4:	For assets and liabilities, amount is shown as a percentage to consolidated total assets as of December 31, 2012, while revenues, costs and expenses are shown as a percentage to consolidated total operating revenues for the year ended December 31, 2012.
Note 5:	The amount was eliminated upon consolidation.

(Concluded)

TABLE 10

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

SEGMENT INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amount in Thousands of New Taiwan Dollars)

	Domestic Fixed Communications Business	Mobile Communications Business	Internet Business	International Fixed Communications Business	Others	Adjustment	Total
Year ended December 31, 2012
Revenues from external customers	$75,550,173	$100,793,998	$24,757,192	$15,318,567	$3,710,958	$—	$220,130,888
Intersegment revenues (Note 2)	16,990,921	6,580,870	2,876,919	2,231,235	1,035,324	(29,715,269)	—
Interest income	6,045	11,543	2,056	3,993	718,300	—	741,937
Other income	164,793	279,103	13,126	69,020	819,205	(229,952)	1,115,295

	$92,711,932	$107,665,514	$27,649,293	$17,622,815	$6,283,787	$(29,945,221)	$221,988,120

Interest expense	$—	$44	$2,251	$—	$19,738	$—	$22,033

Depreciation and amortization	$19,394,985	$8,665,806	$2,691,696	$1,436,694	$336,129	$—	$32,525,310

Other expense	$1,309,275	$367,504	$7,085	$313,424	$62,417	$(229,952)	$1,829,753

Segment income before tax	$15,023,200	$25,830,495	$8,581,693	$1,316,426	$(1,855,651)	$—	$48,896,163

Total assets	$229,246,121	$67,002,756	$23,961,114	$24,412,693	$94,824,137	$—	$439,446,821

Capital expenditures for segment assets	$19,550,852	$7,232,110	$3,441,150	$2,379,225	$676,941	$—	$33,280,278

Year ended December 31, 2011
Revenues from external customers	$79,350,966	$92,998,024	$24,833,873	$15,217,551	$5,092,653	$—	$217,493,067
Intersegment revenues (Note 2)	15,354,542	6,994,224	1,917,221	2,619,540	725,192	(27,610,719)	—
Interest income	4,401	8,439	1,352	2,760	664,903	—	681,855
Other income	465,000	129,399	10,039	40,787	562,353	(9,069)	1,198,509

	$95,174,909	$100,130,086	$26,762,485	$17,880,638	$7,045,101	$(27,619,788)	$219,373,431

Interest expense	$169	$45	$4,366	$1	$26,132	$—	$30,713

Depreciation and amortization	$20,138,758	$8,287,976	$2,277,687	$1,282,204	$319,723	$—	$32,306,348

Other expense	$14,863	$7,381	$5,865	$2,464	$196,511	$(9,069)	$218,015

Segment income before tax	$18,481,679	$27,839,522	$9,561,788	$2,040,654	$(1,225,076)	$—	$56,698,567

Total assets	$227,822,041	$64,742,522	$20,322,906	$24,769,820	$105,262,993	$—	$442,920,282

Capital expenditures for segment assets	$16,569,480	$4,333,592	$3,745,832	$1,529,460	$698,072	$—	$26,876,436

(Continued)

Note 1:	The Company organizes its reporting segments based on types of organizational business. The five reporting segments are segregated as below: Domestic fixed communications business, mobile communications business, internet business, international fixed communications business and others.

¡	Domestic fixed communications business—the provision of local telephone services, domestic long distance telephone services, broadband access, and related services;

¡	Mobile communications business—the provision of mobile services, sales of mobile handsets and data cards, and related services;

¡	Internet business—the provision of HiNet services and related services;

¡	International fixed communications business—the provision of international long distance telephone services and related services;

¡	Others—the provision of non-Telecom Services, and the corporate related items not allocated to reportable segments.

Note 2:	Represents intersegment revenues from goods and services.

(Concluded)

TABLE 11

CHUNGHWA TELECOM CO., LTD. AND SUBSIDIARIES

PRODUCTS AND SERVICE REVENUES FROM EXTERNAL CUSTOMER INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

	Year Ended December 31
	2012	2011
Mobile services revenue	$72,356,021	$70,773,384
Local telephone services revenue	41,819,346	42,950,591
Sales revenue	28,419,575	22,065,776
Leased line services revenue	25,855,650	27,067,868
Internet services revenue	21,341,416	21,949,338
International long distance telephone services revenue	12,067,624	12,421,792
Domestic long distance telephone services revenue	3,770,052	5,792,664
Others	14,501,204	14,471,654

	$220,130,888	$217,493,067